As filed with the Securities and Exchange Commission on  September 15, 1997
                                                       Registration No. 333-5098


                       SECURITIES AND EXCHANGE COMMISSION
                               Washington DC 20549


                         POST EFFECTIVE AMENDMENT NO. 2
                                  TO FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           HOLLYWOOD PRODUCTIONS, INC.
        (Exact name of Small Business Issuer as specified in its Charter)

Delaware                    5130                             13-3871821
(State or Jurisdiction      (Primary standard Industrial     I.R.S. Employer
of Incorporation)           Classification Code)             Identification No.

                         14 East 60th Street, Suite 402
                            New York, New York 10022
                                 (212) 466-6794
               (Address and telephone number of principal offices)

                    Harold Rashbaum, Chief Executive Officer
                         14 East 60th Street, Suite 402
                            New York, New York 10022
                                 (212) 466-6794
            (Name, address and telephone number of agent for service)

                                   Copies To:
                              David S. Klarman, Esq
                              Klarman & Associates
                                2694 Bishop Drive
                               San Ramon, CA 94583
                                 (510) 830-8801
                              (510) 830-8821 (Fax)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X]

     If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Cross Reference Sheet Pursuant to Rule 404 (a)
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2




     Item in Form SB-2                                                          Prospectus Caption

 1.  Front of Registration
     Statement and Outside Front
     Cover Page of Prospectus                                                   Cover Page and Cover Page of Registration Statement

 2.  Inside Front and Outside
     Back Cover Pages of
     Prospectus                                                                 Continued Cover Page, Table of Contents

 3.  Summary Information and
     Risk Factors                                                               Prospectus Summary, Risk Factors, Summary
                                                                                Financial Information

 4.  Use of Proceeds                                                            Use of Proceeds

 5.  Determination of Offering
     Price                                                                      Not Applicable

 6.  Dilution                                                                   Risk Factors

 7.  Selling Securityholders                                                    Principal Securityholders

 8.  Plan of Distribution                                                       Cover Page, Plan of Distribution

 9.  Legal Proceedings                                                          Business

10.  Directors, Executive Officers,
     Promoters and Certain Control
     Persons                                                                    Management

11.  Security Ownership of
     Certain Beneficial Owners                                                  Principal Securityholders
     and Management

12.  Description of Securities                                                  Description of Securities


                                      -ii-







13.  Interest of Named Experts
     and Counsel                                                                Legal Opinions, Experts


14.  Disclosure of Commission Position                                          Management and Item 24. Indemnification
     on Securities Act Liabilities                                              Officers and Directors

15.  Organization Within Five Years                                             Prospectus Summary, Business, Principal
                                                                                Securityholders, Certain Relationships and Related
                                                                                Transactions, Risk Factors

16.  Description of Business                                                    Business

17.  Management's Discussion
     and Analysis or Plan of Operation                                          Management's Discussion and Analysis of Financial
                                                                                Condition and Results of Operations

18.  Description of Property                                                    Business

19.  Certain Relationships and Related
     Transactions                                                               Certain Relationships and Related Transactions

20.  Market for Common Equity                                                   Not Applicable
     and Related Stockholder
     Matters

21.  Executive Compensation                                                     Management

22.  Financial Statements                                                       Financial Statements

23.  Changes in and Disagreements                                               Not Applicable
     with Accountants and Financial
     Disclosure

                                      -iii-

         Preliminary prospectus subject to completion, dated September __ , 1997


PROSPECTUS

                           HOLLYWOOD PRODUCTIONS, INC.

                      4,301,000 shares of Common Stock and
                   1,154,000 Redeemable Common Stock Warrants


         The Company consummated a public offering of 800,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of Hollywood Productions, Inc. (the "Company") and 1,600,000 redeemable Common Stock purchase warrants (the "Warrants") in September 1996. Of the securities offered hereby, 3,600,000 shares of common stock, par value $.01 per share are deliverable by the Company from time to time upon the exercise of the Warrants. In addition the Selling Securityholder is offering 746,000 shares of Common Stock and 1,154,000 Warrants, which may be sold from time to time by the Selling Securityholder. Initially the Selling Securityholder registered the resale of 1,400,000 shares of Common Stock and 2,000,000 Warrants, of which it sold 654,000 shares and 846,000 Warrants. The Company will not receive any of the proceeds from the sale of any securities sold by the Selling Securityholder.

         Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $3.00 for a period of four years commencing one year from the date hereof, until September 9, 2001. On June 23, 1997, the board of directors of the Company voted to decrease the exercise price of the Warrants from $6.50 to $3.00. See "Description of Securities - Warrants." The Warrants are redeemable by the Company at any time commencing one year from the date hereof upon 30 days' prior notice at a redemption price of $.05 each, provided that the closing bid quotation of the Common Stock for at least 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice has been at least 170% of the exercise price of the Warrants being redeemed. The Warrants will remain exercisable during the 30 day notice period

         The Company's securities are quoted on the Nasdaq SmallCap Stock Market ("Nasdaq") under the symbols "FILM" and "FILMW", for the Shares and Warrants, respectively. Quotation on Nasdaq does not imply that a meaningful sustained market for the Company's Securities has or will develop or if developed, that it will be sustained for any period of time. In the absence of a listing on Nasdaq, the Company's Securities will be available for trading in the over-the-counter market on the OTC Bulletin Board. See "Risk Factors."


         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
                  IMMEDIATE SUBSTANTIAL DILUTION TO INVESTORS.

                 SEE "RISK FACTORS on Page No.7" AND "DILUTION."


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

              The date of this Prospectus is _______________, 1997

                              AVAILABLE INFORMATION


         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act, with respect to the shares of Common Stock and Warrants to which this Prospectus relates. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be copied and inspected at the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information which is filed electronically through the Commission's Edgar system, all of which may be viewed through accessing the Commission's Web site located at http://www.sec.gov.


         The Company's fiscal year end is December 31. The Company is subject to the informational reporting requirements of the Exchange Act, and in accordance therewith, files periodic reports, proxy statements and other information with the Commission. In the event the Company's obligation to file such periodic reports, proxy statements and other information is suspended, the Company will voluntarily continue to file such information with the Commission. The Company will distribute to its stockholders annual reports containing audited financial statements, together with an opinion by its auditing accountants. In addition, the Company may, in its discretion, furnish quarterly reports to stockholders containing unaudited financial information for the first three quarters of each year.

                               PROSPECTUS SUMMARY

         The following summary is intended to set forth certain pertinent facts and highlights from material contained in the body of this Prospectus. The summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus gives effect to the 50,000-for-1 forward stock split in June 1996.

         Hollywood Productions, Inc. (the "Company") is a Delaware Corporation which was organized in December, 1995. The Company was formed for (i) the purpose of acquiring screen plays and producing independent motion pictures with budgets ranging between $1,000,000 to $3,000,000, using named talent and (ii) to acquire Breaking Waves, Inc., a New York corporation ("Breaking Waves"). The Company consummated a public offering of its securities in September 1996 at which time it sold 800,000 shares of Common Stock and 1,600,000 Warrants. Unless the context otherwise requires, all references to the "Company" include its wholly owned subsidiaries, Breaking Waves and DL Production, Inc.

     DL Production was formed by the Company in April 1996 to finance, produce and distribute a motion picture based on the "Dirty Laundry" screen play. In March 1995, the Company entered into a property acquisition agreement and a co-production agreement with Rogue Features, Inc., an unaffiliated entity, to acquire the rights to and co-produce a motion picture (the "Motion Picture") of the Dirty Laundry screenplay. Pursuant to the terms of the purchase agreement and production agreement, the Company provided all but $100,000 of the financing for the production of the Motion Picture. The Company completed the filming of the Motion Picture in June, 1996 and completed the editing in December, 1996. The Company is presently seeking to obtain distribution for the Motion Picture and has entered into an agreement with Trident Licensing Inc., with respect to its distribution abroad.

         In June 1997 the Company entered into an option agreement to purchase the screenplay "Cyclone" written by Frank Tumminia. Cyclone is a stylized mystery involving the Russian crime syndicate and the theft and sale of human organs, set in Brooklyn and Long Island. The Company has engaged John Andrew Gallagher to collaborate with Mr. Tumminia on a re-write of the screenplay. In addition, the Company has contacted film director Armand Mastroianni who has orally agreed to direct Cyclone, subject to his availability, and to seek named talent for the film.


         Simultaneously with the closing of the Company=s initial public offering in September 1996 the Company acquired Breaking Waves. Pursuant to a stock purchase agreement, dated May 31, 1996 (the "Agreement") entered into between Hollywood Productions, Inc. and the prior stockholders of Breaking Waves, the prior stockholders delivered to the Company all of the issued and outstanding shares of Breaking Wave's common stock for 150,000 shares of Common Stock of the Company. In addition the prior stockholders of Breaking Waves received an aggregate of 5,600 shares Breaking Waves' Series A Preferred Stock, each share of which is redeemable at $100.00, one half being redeemable on each of January 1, 1997 and 1998. In January 1997 2,800 shares of the Series A Preferred Stock were redeemed by the Company. In addition, the Company replaced the personal guarantees of the prior stockholders of Breaking Waves issued to its prior financing institution, Nationsbank, in accordance with the Company's line of credit. The Company also contributed $100,000 to the capital of

     Breaking Waves which repaid outstanding loans by prior stockholders of Breaking Waves in the aggregate amount of $100,000. See "Business-Acquisition of Breaking Waves, Inc."

         Breaking Waves designs, manufactures and distributes a line of private label, including "Breaking Waves," "All Waves," "Making Waves," "Small Waves" and "Huk-A-Poo" and a line of a brand name label called "Daffy Waterwear", girls swimwear and accessory items. The Daffy Waterwear label is used pursuant to a licensing agreement between the Company and Beach Patrol, Inc. The Company sells its swimwear and accessory items through its showroom sales staff and through independent sales representatives. The Company's customers include the Dillard and Federated department store groups as well as Kids R Us, Sears, Wal-Mart, T.J.

Maxx and Marshalls.


         The Company's executive offices are located at 14 East 60th Street, Suite 402, New York, New York 10022. Breaking Waves has a showroom is located at 112 West 34th Street, New York, New York 10016 and leases an office at 8410 N.W. 53rd Terrace, Miami, Florida 33166. The Company's telephone number at its principal office is (212) 688-9223.

                                The Offering (1)
Securities  Offered (2):

                    746,000 shares of Common Stock
                    and 1,154,000 ------- Warrants being offered by the Selling Securityholder. Upon the exercise of the Warrants the Company will issue up to an aggregate of 3,600,000 shares of Common Stock.

Common Stock and Warrants
Outstanding (1):

  Prior to the Exercise
  of the Warrants:

         Common Stock ...........                             6,092,500
         Warrants (2)..YYYY..                                 3,600,000

  After the Exercise of
  the Warrants:

         Common Stock ..........                              9,692,500

Use Of Proceeds .........
                         The Company will not receive any of the  proceeds  from
                    the sale of any of the shares or Warrants by the Selling Securityholder. The net proceeds from the exercise of any Warrants will be used by the Company for working capital. All the expenses of this Offering will be paid by the Company. See "Use of Proceeds."

Terms of the Warrants

                         Each Warrant  entitles  the holder  thereof to purchase
                    one share of Common Stock at $3.00 for a period of four years, commencing one year from the date hereof, until 09/09/01.TheWarrants are redeemable by the Company at any time commencing 09/09/97, upon 30 days prior notice at a price of $.05 per Warrant, provided that the closing bid quotation of the Common Stock for at least 20 consecutive trading days ending on the third day prior to the day on which the Company gives notice has been at least 170% of the then effective exercise price of the Warrants. The Warrants will remain exercisable during the 30 day notice period. Any holder who does not exercise his Warrants prior to their expiration or redemption, as the case may be, will forfeit his right to exercise his Warrants.

Risk Factors

                         An  investment  in the  Securities  offered  hereby  is
                    highly speculative and involves immediate substantial dilution. The statements contained in this Prospectus which are not historical facts contain forward looking information with respect to plans, projections or future performances of the Company, the occurrences of which involve certain risks and uncertainties as detailed herein. See "Risk Factors" and "Dilution."

NASDAQ Symbol(3)                    Common Stock.............FILM
                                    Warrants.....................FILMW


     (1) Unless otherwise indicated, no effect is given in this Prospectus to the issuance of (i) 3,600,000 shares of Common Stock reserved for issuance upon the exercise of the Warrants and (ii) 250,000 shares of Common Stock reserved for issuance under the Company's 1996 Senior Management Incentive Plan, except for 75,000 shares which have been issued, subject to certain vesting schedules and 150,000 shares are reserved for issuance pursuant to options granted. See "Management - Senior Management Incentive Plan."

     (2) Includes 1,600,000 Warrants sold by the Company in its initial public offering and 2,000,000 Warrants owned by the Selling Securityholder of which 854,000 have been sold and the remaining 1,154,000 are being offered herein. See "Principal and Selling Securityholders" -- "Plan of Distribution."

     (3) The Company securities are listed on the Nasdaq SmallCap Stock Market ("NASDAQ"). Quotation on NASDAQ does not imply that a meaningful, sustained market for the Shares or Warrants has or will develop. In addition, continued inclusion in NASDAQ is subject to certain maintenance criteria. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Company's Shares and Warrants on NASDAQ, which may have an adverse effect on the market for the Company's Securities. See "Risk Factors."

         Summary Financial Data:

     The Company was incorporated on December 1, 1995 in the State of Delaware. The Company=s fiscal year end is December 31. The Company was formed for the purpose of acquiring screen plays and producing motion pictures. During September 1996, simultaneously with the completion of its initial public offering (AIPO@) the Company acquired the capital stock of Breaking Waves. The Company=s Financial Statements as of December 31, 1996 and for the year then ended and as of December 31, 1995 and from December 1, 1995 (date of inception) to December 31, 1995 have been audited in each case by Scarano & Lipton, P.C., Independent Certified Public Accountants. In July 1997 Scarano & Tomaro, P.C. was formed and is considered a successor firm for auditing. All of the Summary Financial Data should be read in conjunction with the detailed historical financial statements and notes thereto included elsewhere in this Prospectus.

Summary Balance Sheet Data:


                                                                    ^June 30       December 31    December 31

                                                                    1997           1996           1995
                                                                    ------------------ ------------------------ -----------

Total assetsYYYYYYYYY ...........................................   $ 5,614,692    $ 7,643,082    $ 1,100,000
Total current assetsYYYYYY ......................................     4,433,308      6,276,697           --
Total current liabilitiesYYYY ...................................      ^142,525      1,647,256           --
Working CapitalYYY ..............................................     4,290,783      4,629,441           --
Redeemable preferred stockYY ....................................       280,000        560,000           --
 Accumulated deficitYYYYYY ......................................      (403,141)      (221,982)          --
Stockholders equityYYYYYY .......................................   $ 5,192,167    $ 5,435,826    $ 1,100,000

Summary Operations Data:

                                                                    ^For the Six   From 12/01/95
                                                                    Months Ended   Year Ended    (Date of Inception)
                                                                    6/30/97 ....   12/31/96 (1)   to 12/31/95
Total revenuesYYYYYYYY ..........................................   $ 3,372,285    $ 1,217,152    $      --
Cost of salesYYYYYYYYY ..........................................     2,157,607        667,722           --
Operating expensesYYYYYY ........................................     1,245,923        675,416           --
Interest expenses/Loan Acquisition ..............................       164,125         85,099
^Loss before taxesYYYYYYY .......................................      (141,382)      (172,699)          --
Income taxYYYYYYYYYY ............................................        39,777         49,283
Net lossYYYYYYYYYYYY ............................................   $  (181,159)   $  (221,982)   $      --
                                                                                   -----------    ===========
Loss per shareYYYYYYYYY .........................................   $      (.03)   $      (.04)   $      --
                                                                    ===========    ===========    ===========
Weighted average number of
  Common shares outstandingYY ...................................     6,092,500      5,331,877      5,000,000

                                                                    ===========    ===========    ===========

(1) Includes the operation of Breaking Waves for the period from 9/24/96 (Date of Acquisition) to 12/31/96.

                                  RISK FACTORS

         The Securities offered hereby are speculative and involve a high degree of risk. In addition to the other information contained in this Prospectus, the following factors regarding "Risks Associated with the Motion Picture Industry," "Risks Associated with the Company's Swimwear Business" and "Risk Related to the Offering" should be carefully considered before purchasing the Securities offered by this Prospectus. The purchase of Securities should not be considered by anyone who cannot afford the risk of loss of his entire investment. The statements contained in this Prospectus which are not historical facts contain forward looking information with respect to plans, projections or future performances of the Company, the occurrences of which involve certain risks and uncertainties as detailed herein.

Risks Associated with the Motion Picture Industry


         1. No Significant Operating History; Accumulated Deficit; Limited Experience of Management. Prior to the acquisition and production of the Motion Picture Dirty Laundry and the acquisition of Breaking Waves the Company, had limited operations, consisting primarily of its formation and the consummation of its initial public offering. The Company's officers had limited experience, prior to the production of the Motion Picture of assessing the potential of a screenplay, producing a motion picture, or in distributing and marketing a motion picture. The lack of experience of management may adversely affect the operations of the Company and ultimately, the value of an investment in the Company. In addition, the likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a business with a limited operating history and the competitive environment in which the Company operates. Further, there can be no assurances that the Company's management will be able to successfully implement its business plan or that unanticipated result in increased costs, material delays in its implementation or ability to implement such plan. As of June 30, 1997 the Company had an accumulated deficit of $403,141, which could adversely affect the Company's ability to conduct its operations. See "Management."


         2. No Guarantee of Return of Initial Investment; No Assurances of the Receipt of Revenues; Need for Additional Capital. The Purchase Agreement and Production Agreement provide that the Company and the co-producer shall have the right to recover 100% of their investment with respect to the production costs of the Motion Picture from revenues, if any, from the release, distribution and exploitation of the film, after the payment of $50,000 to each of Jay Thomas and Tess Harper pursuant to their participation agreements. Additional proceeds received shall be distributed pursuant to the terms of the agreements.

         The production release of a motion picture is subject to numerous uncertainties, and there can be no assurance that the Company's strategy will be successful, that its release schedule will be met or that it will achieve its financial goals. There can be no assurance that any revenues will be realized from the distribution of the Motion Picture, or any motion picture produced by the Company, therefore, there can be no assurances that an investment in the production of a motion picture will be repaid. Even in the event revenues are generated from the distribution of a film, there can be no assurances that the Company will receive any of such revenues, due to revenue sharing rights of artists and creative personnel in additional to arrangements with other investors. In addition, in the event that the Company receives revenues from the distribution of a film, there can be no assurances that such revenues will be sufficient to return to the Company the full amount of its investment in the Motion Picture or that future motion pictures acquired, produced and released by the Company will earn sufficient revenues to repay any investment or cost incurred in their production. Though aggregate revenues in the film industry from all markets are substantial, the costs of producing films are also substantial. The combination of these and other factors has caused a large portion of films produced to be unprofitable. See "Business - Division of Dirty Laundry Revenues."

         The Company estimates that between 36 and 52 weeks will elapse between the commencement of expenditures by the Company in the acquisition of a screenplay, the production of a motion picture and the release of such film. Additionally, it is anticipated that no revenues will be received from the exploitation of such film for an additional period of between 16 weeks and 36 weeks thereafter, if at all. Therefore, the Company may not have the capital needed, at times, for production or distribution costs of additional films due to the delay in the receipt of revenues from its prior investments. See "Business - Production of Motion Picture."

         3. High Costs of Motion Picture Production; Likelihood of going over Budget. The Company anticipates that the motion pictures it produces will cost between $1,000,000 and $3,000,000, depending on the film. The likelihood of the success of each film and the Company's ability to stay on budget and on schedule for each film must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the production of a motion picture. Currently, the Motion Picture is approximately $250,000 over budget and an additional $300,000 has been used for the costs of distribution. Due to unforeseen problems and delays including; illness, weather, technical difficulty and human error, most films go over budget. In addition, the lack of experience of management in this industry, the limited operating history and capital of the Company, and the competitive environment in which the Company operates, may cause increased expenses due to mistakes and delays in the production of the films. See "-- No Significant Operating History; Limited Experience of Management."

         4. Inability to Obtain Distribution of the Films; Consumer Preferences. The success of a film in theatrical distribution, television, home video and other ancillary markets is dependent upon public taste which is unpredictable and susceptible to change. The theatrical success of a film may also be significantly affected by the number and popularity of other films then being distributed. Accordingly, it is impossible for anyone to predict accurately the success of any film at the time it enters production. The production of a motion picture requires the expenditure of funds based largely on a pre-production evaluation of the commercial potential of the proposed project.

         There is intense competition within the film industry for exhibition time at theaters, as well as for distribution in other media, and for the attention of the movie-going public and other viewing audiences. Competition for distribution in other media is as intense as the competition for theatrical distribution and not all films are licensed in other media. There are numerous production companies and numerous motion pictures produced, all of which are seeking full distribution and exploitation. Despite the large number of films produced, only a small number of films receive widespread consumer acceptance, and thereby account for a large percentage of total box office receipts. See "Business - Competition in Film Industry."

     5. Labor disputes in Film Industry. Most screenwriters, performers, directors and technical personnel who will be involved in the films are members of guilds or unions which bargain collectively with producers on an industry-wide basis from time to time. Any work stoppages or other labor difficulties could delay the production of the films, resulting in increased production costs and delayed return of investments. See "Business - Employees."

         6. Competition in Film Industry. The Company will be in competition with other which produce, distribute and exploit and finance films, some of which have substantial financial and personnel resources, which are greater and more extensive than the Company's. These companies include the major film studios, including Disney, Universal, MGM, and Sony as well as the television networks. There is substantial competition in the industry for a limited number of producers, directors, actors and properties which are able to attract major distribution in all media and all markets throughout the world. See "Business - Competition in Film Industry."

Risks Associated with the Company's Swimwear Business

         7. Cyclical Apparel Industry; Dependence on Single Product Line. The apparel industry is a cyclical industry, with consumer purchases of swimwear and accessory items and related goods tending to decline during recessionary periods when disposable income is low. Accordingly, a prolonged recession would in all likelihood have an adverse effect on the operations of the Company. Some of the Company's customers, including large retail department store chains, have recently experienced financial difficulties and some have filed for protection under Chapter XI of the federal bankruptcy laws. The Company is unable to predict what effect, if any, the financial difficulties encountered by such retailers and other customers will have on the Company's future business. Additionally, the Company operates in only one segment of the apparel industry, specifically girls swimwear and is therefore dependent on the demand for such goods. Decreases in the demand for swimwear products would have a material adverse affect on the Company's business. See- Marketing and Sales."

         8. Uncertain Fashion Trends; Inability to Keep Pace with Consumer's Changing Preferences. The Company believes that its success depends in substantial part on its ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. The Company designs its swimwear lines during the months from January to March each year for delivery of products between November and May of the following year. The Company is anticipating in advance consumer preferences for the following year. There can be no assurance, however, that the Company will be successful in this regard. If the Company misjudges the market for any of its products, it may be faced with unsold finished goods, inventory and work in process, which could have an adverse effect on the Company's operations.
See "Business - Products and Design."


     9. Dependence on Suppliers. The swimwear designs are principally sent to a manufacturer, Zone Company, Ltd., in Korea, which Company provides the knitting and printing for approximately 65% of the fabrics ordered by the Company. Previously during fiscal 1996 and 1995 this company provided approximately 95% knitting and printing. Once the fabrics are produced, they are principally shipped to P.T. Kizone International, Inc., a company in Indonesia which company sews the garments into finished products. This company provided^ 100% of the Company's sewing needs for the six months ended June 30, 1997. Previously during fiscal 1996 and 1995 this company provided approximately 91% and 95% respectively, of the Company=s sewing needs. Although the management of Breaking Waves is of the opinion that there are numerous manufacturers of fabrics and companies which provide sewing on similar terms and prices, there can be no assurances that management is correct in such belief. The unavailability of fabrics or the sewing thereof at current price levels could adversely affect the operations of the Company. See "Business - Manufacturing and Suppliers."

        10. Risks Associated with Concentration of Customers. For the years ended December 31, 1996 and 1995 the Company had one customer, Dillards Department Stores, which accounted for approximately 16% and 20%, respectively, of total revenues. For the six months ended June 30, 1997, the Company had two customers, Dillards Department Stores and Wal-Mart Department Stores which accounted for 14% and 23%, respectively, of revenues. The loss of either customer or any group of customers could have a material adverse affect on the Company's results of operations. See "Business - Marketing and Sales".

         11. Seasonality of Business Operations. The Company believes that its business may be considered seasonal with a large portion of its revenues and profits being derived between December and June for shipments being made between November and May. Each year from June to November the Company engages in the process of designing and manufacturing the following seasons swimwear lines, during which time the Company incurs the majority of its expenses, with limited revenues. There can be no assurances that revenues received during December to June will support the Company's operations for the rest of the year. See "Business - Seasonality."

         12. Competition in Swinwear Industry. The Company's business is highly competitive, with relatively insignificant barriers to entry and with numerous firms competing for the same customers. The Company is in direct competition with local, regional, national and international swimwear manufacturers, many of which have greater resources and more extensive distribution and marketing capabilities than the Company. Competitive factors include quality, price, style, design, creativity, originality and service at the wholesale level. In addition, many large retailers have recently commenced sales of "store brand" products which compete with those sold by the Company. Management believes that the Company's market share is insignificant in the markets in which it sells. See "Business - Competition."


         13. Protection of Intellectual Property. The Company relies on common law trademarks for use of its private label swimwear lines. In addition, the Company has entered into a licensing agreement with Beach Patrol, Inc., to use the trademark "Daffys Waterwear." In the event the Company or Beach Patrol, Inc., breaches the licensing agreement and the Company is unable to continue to use the Daffy's label, the loss thereof may adversely affect the Company's operations. The Company has also filed to register additional trademarks in the United States, which applications are currently pending. There can be no assurance that such additional trademarks will be registered or if registered, that such marks, as well as the Company's registered mark or marks licensed by the Company will be adequately protect against infringement. In addition, there can be no assurance that the Company will not be found to be infringing on another company's trademark. In the event the Company finds another party infringing upon its trademark, if registered, or is found by another company to be infringing upon such company's trademark, there can be no assurances that the Company will have the financial means to litigate such matters. See "Business - Trademarks."

Risks Relating to the Offering

         14. Non-U.S. Residence of Principal Stockholder May Result in Special Risks. Ilan Arbel, is the sole officer and director of European Ventures Corp. ("EVC"), a British Virgin Island corporation, the Selling Securityholder and majority stockholder of the Company. Substantially all of the assets of EVC are or may be located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon any of such persons or affiliates, or to enforce against any of them any judgments that may be obtained in the United States courts predicated upon the civil liability provisions of the Act, or the Exchange Act. In addition, there can be no assurance that foreign courts would enforce such judgments, either predicated upon the civil liability provisions of the federal securities laws or otherwise.

         15. Indemnification of Officers and Directors. As permitted under the Delaware General Corporation Law, the Company's Certificate of Incorporation provides for the indemnification and elimination of the personal liability of the directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, shareholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of shareholder litigation. See "Management."

            16. Limited Public Market for Securities. At present there is a limited public market for the Company's Securities. There is no assurance that a regular trading market will develop, or if one does develop, that it will be sustained for any period of time. Therefore, purchasers of the Company=s securities may be unable to resell such securities at or near their original offering price or at any price. Furthermore, it is unlikely that a lending institution will accept the Company's securities as pledged collateral for loans even if a regular trading market develops. The underwriter of the Company's public offering, was a dominant influence in the market for the Company's securities until February 1997. In February 1997, Euro-Atlantic=s clearing firm WS Clearing Corp., ceased operations, which froze all the accounts of Euro-Atlantic including its client=s accounts and firm trading account. Euro-Atlantic ceased operations immediately thereafter. The market for the Company's securities have been significantly affected and may continue to be affected by the loss of Euro-Atlantic's participation in the market. The loss of Euro-Atlantic's market making activities of the Company's securities has decreased significantly the liquidity of an investment in such securities. Since the ceasing of operations by the Underwriter, the Company considers the Underwriting Agreement and Underwriter's Warrant Agreement terminated.

         17. No Dividends and None Anticipated. The Company has not paid any dividends nor, because of its present financial status and its contemplated financial requirements, does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.
 See "Dividend Policy."

     18. Liquidation Preference; Restriction on Breaking Waves Paying of Dividends.

Pursuant to the terms of the Breaking Waves Series A Preferred Stock, the holders of such shares have a liquidation right and the right to have such shares redeemed by Breaking Waves. The shares of the Series A Preferred Stock have the right to redemption on January 1, 1998. On January 1, 1997 one half of the outstanding shares of the Series A Preferred Stock were redeemed at a redemption price of $100.00 per share. The Series A Preferred Stock shall have no dividend, conversion or voting rights, but shall have a preference on liquidation equal to $100 per share. The shares of Series A Preferred Stock were issued to the prior stockholders of Breaking Waves upon the consummation of the acquisition thereof. The shares of the Series A Preferred Stock do not affect the Company's right to own or operate Breaking Waves, except, that Breaking Waves will not be able to issue any dividend until all the shares of the Series A Preferred Stock are redeemed. See "Business - Acquisition of Breaking Waves, Inc."


         19. Increase Public Float Through Shares Available for Resale. A total of 6,092,500 shares of Common Stock have been issued by the Company of which 4,588,500 shares may be deemed "restricted securities" (as such term is defined in Rule 144 issued under the Act) and, in the future, may be publicly sold only if registered under the Act or pursuant to an exemption from registration. Any such sales under Rule 144 would, in all likelihood, have a depressive effect on the market price for the Company's Common Stock and Warrants. See "Shares Eligible for Future Sale."


         20. Possible Future Dilution. The Company has authorized capital stock of 20,000,000 shares of Common Stock, par value $.001 per share. Inasmuch as the Company may use authorized but unissued shares of Common Stock without stockholder approval in order to acquire businesses, to obtain additional financing or for other corporate purposes, there may be further dilution of the stockholders' interests.

         21. Restrictions on Exercise of Warrants; Necessity for Updating Registration Statement. The Warrants offered hereby are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. The Company is filing this post-effective amendment and must have same declared effective before the Warrants may be exercised. The Company has undertaken to use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there is no assurance that it will be able to do so. The Company will notify all Warrantholders and its transfer agent that the Warrants may not be exercised in the event there is no current.

         Although the Warrants will not knowingly be sold to purchasers in jurisdictions in which the Warrants are not registered or otherwise qualified for sale, purchasers may buy Warrants in the after-market or may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be qualified for sale in the jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions, and Warrantholders would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities - Warrants."

         22. Possible delisting of Securities from NASDAQ System; Risks of Low Priced Stocks. In August 1997 Nasdaq increased its maintenance whereby in order to continue to be listed on Nasdaq, the Company is required to maintain (i) net tangible assets of at least $2,000,000, (ii) a minimum bid price of $1.00, (iii) two market makers, (v) 300 stockholders, (vi) at least 500,000 shares in the public float and (vii) a minimum market value for the public float of $200,000. In the event the Company's Securities are delisted from Nasdaq, trading, if any, in the Securities would thereafter be conducted in the over-the-counter market on the OTC Bulletin Board. Consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's Securities. The Company has applied for a listing on Nasdaq of the Securities being offered hereby. Quotation on Nasdaq does not imply that a meaningful, sustained market for the Company's Securities will develop or if developed, that it will be sustained for any period of time.

         23. Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

         24. Potential Adverse Effect of Redemption of Warrants. The Warrants may be redeemed by the Company at any time during the period they are exercisable upon notice of not less than 30 days, at a price of $.05 per Warrant, provided the closing bid quotation of the Common Stock for at least 20 consecutive trading days ending on the third day prior to the day on which the Company gives notice has been at least 170% of the then effective exercise price of the Warrants. Redemption of the Warrants could cause the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to continue to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. The Company will not redeem the Warrants at any time in which its registration statement is not current, so that investors will be able to exercise their Warrants during the 30-day notice period in the event of a Warrant redemption by the Company. See "Description of Securities - Warrants."

                                 DIVIDEND POLICY

         The Company has not paid cash dividends and intends to retain earnings, if any, in the foreseeable future for use in its activities. Payment of cash dividends on the Company's Common Stock in the future will be wholly dependent upon the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the Board of Directors. It is not likely that cash dividends will be paid on the Company's Common Stock in the foreseeable future.

                                 USE OF PROCEEDS

            In September 1996, the Company consummated a public offering of 800,000 shares of its Common Stock and 1,600,000 warrants at purchase prices of $5.00 per share and $.25 per warrant, respectively, through Euro-Atlantic Securities, Inc. ("Euro-Atlantic"). The Company received net proceeds of $3,813,294 from the offering. The proceeds from the Company's offering have been apportioned as follows: (i) $1,700,000 as security for the issuance of a letter of credit to replace the personal guarantees provided to Nationsbank (ii) $50,000 was paid to Daniel Stone pursuant to his consulting agreement (iii) $100,000 capital contribution to Breaking Waves pursuant to the acquisition thereof and (iv) $1,963,294 was used for the Company's working capital needs.

         The Company will not receive any of the proceeds from the sales made by the Selling Securityholder. The net proceeds to the Company with respect to the exercise of any of the Warrants will be used for general working capital, in order to pay administrative costs of operating the Company, including salaries, rent, legal and accounting fees and expenses. The maximum net proceeds to be received if all the Warrants are exercised is $10,800,000. However, there can be no assurances that any or any portion of the Warrants will be exercised and due to the current bid price of the Common Stock the Company does not expect any of the Warrants to be exercised at this time. The expenses of this offering will be paid solely by the Company, estimated at $50,000.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS

Market Information.

         The Company's Common Stock is quoted on the SmallCap Market of the Nasdaq Stock Market. The following table sets forth representative high and low closing bid quotes as reported by a market maker for the Company's Common Stock and Warrants, during the period from September 23, 1996 through June 25, 1997. Bid quotations reflect prices between dealers, do not include resale mark-ups, mark-downs or other fees or commissions, and do not necessarily represent actual transactions.



                                    Common Stock              Warrants

Calendar Period               Low           High        Low           High


09/23/96 - 12/31/96           6           11 1/2         3 3          6 3/4
01/01/97 - 03/31/97           4 3         7 1/2          1            4 3/4
04/01/97 - 06/30/97^          1 1/16      4 5/8             1/8       1 1/8
07/01/97 - 08/31/97           1           1 3/4             1/2         7/8



         Each warrant entitles the holders thereof to purchase one share of the Company's Common Stock at an exercise price of $3.00 per share, until September 9, 2001. The Warrants and the underlying shares of Common Stock are in registered form, pursuant to the terms of a warrant agreement between the Company and Continental Stock Transfer & Co., as warrant agent, so that the holders of the warrants will receive upon their exercise and payment therefor, unrestricted shares of Common Stock. See "Description of Securities."


         As of June 30, 1997, the number of shares of Common Stock outstanding of the Company was 6,092,500, which takes into account the return of shares pursuant to consulting and employment arrangements which did not vest.


         The Company has paid no dividends and has no present plan to pay dividends. Payment of future dividends will be determined from time to time by its board of directors, based upon its future earnings, if any, financial condition, capital requirements and other factors. The Company is not presently subject to any contractual or similar restriction on its present or future ability to pay such dividends.

                                    BUSINESS

General

         Hollywood Productions, Inc. (the "Company") is a Delaware Corporation which was organized in December, 1995, by European Ventures Corp. ("EVC"). EVC invested $1,100,000 for 5,000,000 shares of the Company's Common Stock. The Company was formed for the purpose of acquiring screen plays and producing independent motion pictures with budgets ranging between $1,000,000 and $3,000,000, using named talent. The Company acquired all the capital stock of Breaking Waves, Inc., a New York corporation ("Breaking Waves"), which acquisition was consummated simultaneously with the closing of the Company=s initial public offering in September 1996. Unless the context otherwise requires, all references to the "Company" include its wholly owned subsidiaries, Breaking Waves and D.L.
Productions, Inc.


         The Company is not presently involved in any merger or acquisition of the assets of another company and presently has no plans, commitments, arrangements, understandings or agreements and is not currently involved in any discussions with regards to any acquisition or merger. Any transactions between the Company and any related party will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the independent disinterested directors of the Company. See "Certain Relationships and Related Transactions."

 Initial Public Offering


         In September 1996, the Company consummated a public offering of 800,000 shares of its Common Stock and 1,600,000 warrants at purchase prices of $5.00 per share and $.25 per warrant, respectively, through Euro-Atlantic Securities, Inc. ("Euro-Atlantic"). The Company received net proceeds of $3,813,294 from the offering. The proceeds from the Company's offering have been apportioned as follows: (i) $1,700,000 as security for the issuance of a letter of credit to replace the personal guarantees provided to Nationsbank (ii) $50,000 was paid to Daniel Stone pursuant to his consulting agreement (iii) $100,000 capital contribution to Breaking Waves pursuant to the acquisition thereof and (iv) $1,963,294 was used for the Company's working capital needs.

         Included in the Company=s registration statement referenced above were 1,400,000 shares and 2,000,000 warrants registered for resale by the EVC, the majority stockholder of the Company. Pursuant thereto between September 1996 and February 1997. EVC sold an aggregate of 549,000 shares of Common Stock and 832,000 warrants.

     Euro-Atlantic Securities, Inc., the underwriter of the Company's public offering, was a dominant influence in the market for the Company's securities until February 1997. In February 1997, Euro-Atlantic=s clearing firm WS Clearing Corp., ceased operations, which froze all the accounts of Euro-Atlantic including its client=s accounts and firm trading account. Euro-Atlantic ceased operations immediately thereafter. The market for the Company's securities have been significantly affected and may continue to be affected by the loss of Euro-Atlantic's participation in the market. The loss of Euro-Atlantic's market making activities of the Company's securities has decreased significantly the liquidity of an investment in such securities.

Formation of D.L. Productions, Inc.; Production of "Dirty Laundry" Film.

         In March 1996, the Company entered into a property acquisition agreement (the "Purchase Agreement") and a co-production agreement (the "Production Agreement") with Rogue Features, Inc., an unaffiliated entity, to acquire the rights to and co-produce a motion picture of the screenplay entitled "Dirty Laundry". In April 1996, the Company formed D.L. Productions, Inc., a New York corporation, as a wholly-owned subsidiary, for the purpose of producing and arranging for the distribution of Dirty Laundry. In addition the Company and Rogue entered into a right of first refusal agreement with respect to the two next products of Rogue and/or its principals.

         The Purchase Agreement conveyed all rights to the screenplay and the Motion Picture to Hollywood Production, Inc., in return Rogue directed the Motion Picture and has the right to 25% of the profits of the Motion Picture as described in the co-production agreement. Rogue retained the right to produce a live comedy or musical after five years of the Motion Picture's release or upon the earlier approval of the Company. In addition, Michael Normand, a principal of Rogue, retained the right to produce a novel of the Motion Picture as long as the Company agrees to its compensation. The co-production agreement provided for the principals of Rogue to direct and retain creative control of the production of the film, with the Company retaining final approval.

         Pursuant  to  the  terms  of  the  Purchase  Agreement  and  Production
Agreement, the Company financed all but $100,000, which was invested by the co-producer, for the production of the Motion Picture. Pursuant to such agreements as well as the terms of the participation agreements entered into with the two stars of the Motion Picture, each of Jay Thomas and Tess Harper shall have the right to receive $50,000 against a 5% participation fee from the first revenues received by the Company. This $100,000 will be paid out of the first proceeds received from the distribution of the Motion Picture by the Company. Thereafter, the Company and the co-producer shall have the right to all subsequent revenues, pro rata, until their initial investment is repaid.

         The next proceeds received by the Company after the talent had been paid $50,000 each and the co-producers have each received their investment back, shall be distributed as follows; (i) 5% of revenues to each of the stars up to a maximum of $250,000, at which time their distribution decreases to 2% thereafter; (ii) the Company and the co-producer shall each receive 25% and 35%, respectively, of each parties investment, from revenues generated, as payment of an investment premium for their financing of the Motion Picture and (iii) all revenues above (i) and (ii) shall be first used to repay any distribution costs incurred and then distributed 2% to each of the two stars with the remainder to the Company and the co-producer at the rate of 75% and 25%, respectively.


         The filming of the Motion Picture commenced in May 1996 and took approximately five weeks to complete. After completion of the filming of the Motion Picture the Company undertook the process of editing, adding sound, special effects and music, which took an additional 20 weeks. Upon completion of the Motion Picture, the Company made arrangements for private showings of the Motion Picture in order to obtain both a foreign and domestic distributor for the film. The Company has entered into a licensing agreement with Trident

Licensing, Inc. for the foreign distribution of the Motion Picture. As a result of the private showings of the Motion Picture by the Company, the Company is currently involved in negotiations with several entities who have expressed an interest in obtaining domestic distribution rights in the Motion Picture, though no agreements or arrangements have been entered into.

         The Motion Picture is a romantic comedy which was shot in the New York tri-state area, stars Jay Thomas as Joey Green, a dry cleaner going through a mid-life crises and Tess Harper as his wife, Beth, of 15 years, who is a sex advice columnist for a woman's magazine. Mr. Thomas has most recently co-starred in the motion picture "Mr. Holland's Opus" is known for his television work in "Love & War", "Cheers", "Murphy Brown" and "Mork & Mindy". Ms. Harper earned a Golden Globe nomination for her performance in the film "Tender Mercies" and an Oscar nomination for her role in the film "Crimes of the Heart". Joey owns a dry cleaning business which is doing poorly and is convinced that he is aging prematurely. Do to their lack of intimacy, Beth tells Joey to seek counseling, which he does unbeknownst to Beth, who herself has become attracted to her chiropractor. Throughout the Motion Picture there are a variety of bizarre mishaps which occur causing the couple to go from separation to back in love.

Acquisition of Breaking Waves, Inc.

         Pursuant to a stock purchase agreement, dated May 31, 1996 (the "Agreement") entered into between Hollywood Productions, Inc. and the prior stockholders of the Company, the prior stockholders delivered to the Company all of the issued and outstanding shares of Breaking Wave's common stock for 150,000 shares of common stock in the Company. The consummation of the acquisition took place contemporaneously with the closing of the Company=s initial public offering.

         Pursuant to the terms of the Agreement, on the closing date of the acquisition, Breaking Waves performed a recapitalization and exchange of all of its common stock for new common stock and for a series of Preferred Stock, whereby for each share of Breaking Wave's common stock exchanged the holder received one share of new common stock and 28 shares of the Series A Preferred Stock. In connection therewith Breaking Waves amended its certificate of incorporation to authorize 5,600 shares of Preferred Stock, par value $.01 per share, designated as the "Series A Preferred Stock". The shares of the Series A Preferred Stock have the right to redemption, whereby, on each of January 1, 1997 and 1998, Breaking Waves shall redeem one half of the outstanding shares of the Series A Preferred Stock, at a redemption price of $100.00 per share on a pro rata basis, from legally available funds. The Series A Preferred Stock shall have no dividend, conversion or voting rights, but shall have a preference on liquidation equal to $100 per share. The shares of Series A Preferred Stock issued to the stockholders of Breaking Waves does not affect the Company's rights to control, own or operate Breaking Waves, except, that Breaking Waves will not be able to issue dividends or other distributions to the Company until all the shares of the Series A Preferred Stock are redeemed. In January 1997 2,800 shares of the Series A Preferred Stock were redeemed by the Company.

     Pursuant to the terms of the Agreement, the Company replaced the personal guarantees of the prior stockholders of Breaking Waves issued to Nationsbank, in accordance with the Company's line of credit. The Company replaced the guarantees with letters of credit secured by bank deposits. The Company contributed $100,000 of the proceeds to the capital of Breaking Waves and simultaneously therewith, Breaking Waves repaid loans made by Daniel Stone and Susan Stone in the aggregate amount of $100,000. Immediately preceding the consummation of the Acquisition, Breaking Waves distributed to its stockholders an amount equal to 45% of the net income before taxes of Breaking Waves for the period from January 1, 1996 to the closing date, in order to pay taxes owed by such stockholders due to Breaking Waves being a subchapter S corporation.

Film Business

General

         The Company anticipates that in general it will seek to acquire screenplays and produce motion pictures which have budgets in the range of between $1,000,000 and $3,000,000. However, projects will be reviewed on a case by case basis by the Company, whereby, the Company may invest in the production of motion pictures where it does not receive total ownership of either the screenplay, the motion picture or certain ancillary rights thereto. The Company acquired the rights to the screenplay "Dirty Laundry", and formed D.L. Productions, Inc., as its production and distribution arm to produce and market the Motion Picture. The Company will retain all distribution and ancillary rights to the screenplay and the Motion Picture.

         The distribution of proceeds received by the Company from the distribution of future films will most likely be different then the distribution of Dirty Laundry, as when there are different partners involved, there will be different agreements and terms negotiated. As in the case of Dirty Laundry, the distribution of the proceeds from other films will be made pursuant to negotiated agreements between the Company, the co-producers, if any, and the hired talent.

Production of Motion Pictures

         The Company has been actively soliciting and reviewing screenplays for the production of motion pictures. The Company shall attempt to acquire the rights to screenplays for the production of motion picture, which it anticipates either producing or co-producing. After the screenplay is acquired; a budget will be prepared; revisions to the screenplay made; the talent, production crews and all ancillary items required for the filming of the motion picture obtained; and a filming scheduled set. Once the filming of the motion picture is complete, the film will be edited, sound and special effects added and a final print produced. Upon completion, the Company will arrange for private showings of the film as well as other arrangements made for the purpose of finding both foreign and domestic distribution for the film.

         The Company estimates that the production of each motion picture will take between 5 and 8 weeks to film, with an additional 14 weeks to edit, add sound and special effects. Upon completion of the print the Company estimates that it will take between 8 and 12 weeks to obtain a distributor for the film, if one is obtained and between 8 to 24 weeks thereafter until the film is released to the theaters.

Distribution Methods; Billings

         Distribution of a film may be performed either by one of the motion picture studios, an independent distributor or by the Company itself through an agent. The distributors or agent, in the event the Company self-distributes its films, have agreements with the theaters to provide the theaters with films to show the public. Most theaters have multiple screens and can show multiple movies at the same time. There is continuously a demand for new films. In negotiating with a distributor to sign on to a project, the Company and the distributor determine who will incur what portion of the costs of marketing a film, at which time a budget is prepared and the extent of the release of the film is determined. For most high budget, top name talent pictures, there is a wide release of the film typically between 1,500 to 2,500 theaters nationwide. For films which the Company anticipates producing, including Dirty Laundry, the release may be done in platforming stages. Initially the film will be released in one or two markets in several theaters in each market, in which advertising and marketing will be done. A screening will be held and critics invited to the film in anticipation of a review. If the film receives a favorable response from either the critics and/or the audience, the film's distribution will expand gradually into additionally markets and theaters.

         Once a film has been distributed throughout theaters in the United States, it may be distributed in markets throughout the world. In addition, the film may be further distributed through cable television including pay-per-view, premium channels and standard channels, public television and through the sale of video tapes. There are many avenues for the distribution of a film and the exploitation of all ancillary rights thereto. The Company may enter into agreements with different distributors for different markets or sell all the rights to one distributor. Revenues generated are distributed to all parties involved, including the distributor, the producers, the owners and the talent pursuant to extensive formulas previously agreed upon.

         Distribution rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, which provide substantial civil and criminal sanctions for unauthorized duplication and exhibition of motion pictures. The Company plans to take all appropriate and reasonable measures to secure, protect and maintain or obtain agreements from licenses to secure, protect and maintain copyright protection for all of the motion pictures distributed by the Company under the laws of all applicable jurisdictions.

         The Company anticipates that the films it produces will be distributed and shown at movie theaters, including Dirty Laundry. Due to the type of films and budgets the Company anticipates that the releases may be done in platforming stages. Initially, such films will be released in one or two major markets in several theaters in each market. Advertising and marketing will be done in such markets. The Company will invite film critics to the film screenings, in anticipation of their revues. If the film receives favorable revues from either the critics and/or the audiences, the film's distribution may expand gradually into additional markets and theaters.

Regulations

         The Code and Ratings Administration of the Motion Picture Association of America, an industry trade association, assigns ratings for age-group suitability for viewing of motion pictures. The Company will follow the practice of submitting most of its motion pictures for such ratings. However, the Company may review this policy from time to time.

         United Stated television stations and networks, as well as foreign governments, impose restrictions on the content of motion pictures which may restrict in whole or in part exhibition on television or in a particular territory. There can be no assurance that current and future restrictions on motion pictures released by the Company may not limit or affect the Company's ability to exhibit such motion pictures.

         The Company estimates that between 36 weeks and 58 weeks will elapse between the commencement of expenditures by the Company in the acquisition of a screenplay, the production of a motion picture and the release of such film. Additionally, it is anticipated that no revenues will be received from the exploitation of such film for an additional period of between 24 and 36 weeks after release. Billing in the industry is done quarterly, therefore, the theaters pay the distributors on a quarterly basis and then the Company is paid the following quarter. However, in the event a distributor desires to distribute one of the Company's films, such distributor may either offer an initial payment to the Company against or in addition to future royalties or purchase the film outright.

Competition in the Film Industry.

         The Company is and will continue to be in competition with other institutions which produce, distribute and exploit and finance films, some of which have substantial financial and personnel resources, which are greater with and more extensive than the Company's. These institutions include the major film studios, including Disney, Universal, MGM, and Sony as well as the television networks. There is substantial competition in the industry for a limited number of producers, directors, actors and properties which are able to attract major distribution in all media and all markets throughout the world.

         The motion picture business is highly competitive and extremely high profile in terms of name recognition, with relatively insignificant barriers to entry and with numerous firms competing for the same directors, producers, actors/actresses, distributors and theaters, among other items. There is intense competition within the film industry for exhibition times at theaters, as well as for distribution in other media, and for the attention of the movie-going public and other viewing audiences. Competition for distribution in other media is as intense as the competition for theatrical distribution and not all films are licensed in other media. There are numerous production companies and numerous motion pictures produced, all of which are seeking full distribution and exploitation. Despite the increase in the number of films, a small number of films which receive widespread consumer acceptance, account for a large percentage of total box office receipts.

         There is intense competition within the film industry for exhibition time at theaters, as well as for distribution in other media, and for the attention of the movie-going public and other viewing audiences. Competition for distribution in other media is as intense as the competition for theatrical distribution and not all films are licensed in other media. There are numerous production companies and numerous motion pictures produced, all of which are seeking full distribution and exploitation. Despite the large number of films produced, only a small number of films receive widespread consumer acceptance, account for a large percentage of total box office receipts.

Swimwear Business

General

         The Company is a designer, manufacturer and distributor of girls swimwear sold throughout the United States. In addition to swimwear, the Company also makes beach cover ups and accessories to coordinate with its swimwear. Swimwear is made in children's sizes from 2-16 and pre-teen sizes.

         The Company markets swimwear under its private brand labels, including "Breaking Waves," "All Waves," "Making Waves," "Small Waves" and "Huk-A-Poo." Under its license agreement with Beach Patrol, Inc., markets and manufactures a line of swimwear under the name "Daffy Waterwear."

Products and Design

         Through the Company=s wholly owned subsidiary, Breaking Waves, Inc., the Company designs, manufactures, and sells both private-label and name brand girls swimwear and accessories. The designs are sent to a clothing manufacturer in Korea for prototyping, and the knitting and printing of fabrics, whereafter they are sent to Indonesia for sewing. Finished goods are then shipped to a public warehouse in the City of Industry, California. The Company has found that this process is its most cost-effective means of operating its business. The Company anticipates, continuing its operations in this manner in the future, though the Company may use other manufacturers and suppliers in the future in different countries.

         The Company has an office in Miami, Florida where it designs its swimwear lines and accessory items. Prints and styles are developed for each line. Each season approximately 12- 15 prints and fabrics are developed for the "Breaking Waves" line, and 10-12 prints and fabrics are developed for the "All Waves" line, which lines comprised approximately 33% and 38% of the Company sales for the year ended December 31, 1996. The Company has a licensing agreement with "Beach Patrol, Inc.," which gives Breaking Waves access to the complete "Daffy" woman's line, which line comprised approximately 29% of the Company's sales for the year ended December 31, 1996. The Company select prints and styles from this line that they feel are appropriate for the children=s market and produces such line under its "Daffy's Waterwear" label. Anywhere from 6-12 prints and styles are usually marketed under the Daffy Waterwear label. The Company is under no obligation to adapt all or any of the prints and styles used in the "Daffy" woman=s line. Of each fabric or prints chosen, the Company usually manufacturers two swimsuits, a one piece model and a two piece model.

         The Company produces swimwear in basically two blended fabrics, one is a blend of nylon and lycra spandex ("NL"), and the other a blend of cotton, polyester and lycra spandex ("CPL"). Each product line manufactured by the Company uses different designs and emphasizes different fabric blends. The All Waves line is approximately 80% CPL and 20% NL. The Breaking Waves line is 90% NL and 10% CPL. The Daffy's line is 60% CPL and 40% NL.

Supplies and Inventory


         The swimwear designs are sent to a manufacturer in Korea, Zone Company, Ltd. where prototype samples of the designs and prints are delivered to the Company for approval. The Company typically approves between 35-50 prints and fabrics for all its lines. Once the lines are approved, the manufacturer in Korea knits and prints and fabrics. The fabrics are then sent to a company in Indonesia, P.T. Kizone International, Inc., for sewing. Approximately 65% of its piece goods are purchased from one manufacturer in Korea and approximately 65% of the sewing is performed by one Company in Indonesia. Although the management of Breaking Waves is of the opinion that the fabrics and non-fabric sub-materials it uses are readily available and that there are numerous manufactures for such piece goods on similar terms and prices, there can be no assurances that management is correct in such belief. The unavailability of fabrics or the sewing thereof at current prices could adversely affect the operations of the Company.


         Since the Company purchases finished garments from overseas contractors, it doesn't buy or maintain an inventory of any sub-materials. Letters of credit are opened to foreign suppliers for finished garments by Nationsbank, pursuant to its line of credit, which line is presently, guaranteed by the Company. The Company has not experienced difficulty in satisfying finished garment requirements and considers its sources of supply adequate. The Company's inventory of garments varies depending upon its backlog of purchase orders and its financial position.

Marketing and Sales

         The "Daffy"  label is sold to  department  and  specialty  stores.  The
"Breaking Waves" label is also distributed through better department and specialty stores. The "All Waves" label is sold to mass merchants and also as promotional goods in department stores. Private label programs are supplied to several major chains and department store groups. For the year ended December 31, 1996 the "Breaking Waves" label accounted from approximately 33% of the Company's volume, the "All Waves" label 38%, the "Daffy" label 29%, private labels 0% and the "Huk A Poo" label 0%.


         The Company sells its swimwear and accessory items through its showroom sales staff and through independent representatives. The Company's customers include the Dillard and Federated department store groups, as well as Kids R Us, Sears, Wal-Mart, T.J. Maxx and Marshalls. For the years ended December 31, 1996 and 1995 the Company had one customer, Dillards Department Stores, which accounted for approximately 16% and 20%, respectively, of total revenues. For the ^six months ended ^June 30, 1997, the Company had two customers, Dillards Department Stores and WAL-MART Department Stores which accounted for14% and 23% of revenues, respectively. The loss of either customer or any group of customers could have a material adverse affect on the Company's results of operations. Some of the Company's customers, including large retail department store chains, have recently experienced financial difficulties and some have filed for protection under the federal bankruptcy laws. The Company is unable to predict what effect, if any, the financial difficulties encountered by such retailers and other customers will have on the Company's future business.

         The Company does not have any written or oral agreements with its customers. All orders are shipped pursuant to purchase orders received by the Company. Shipments are sent F.O.B. shipping point (freight on board, which means that the Company is not responsible for the goods during shipment or for the delivery charge) and payment is due 30 days thereafter. No goods are shipped on consignment, therefore, except for non-conforming or damaged goods, all goods shipped are considered sold.


         In addition to its in-house sales and showroom personnel, the Company's lines are sold by approximately ten independent sales representatives throughout the United States. These representatives service department stores and smaller specialty retailers. The "Daffy Waterwear" line is sold by separate independent representatives. None of these representatives are under contract to the Company, nor do they receive a salary from the Company. They are paid a commission based upon their sales. In addition to showroom sales and sales representatives calling on customers, the Company exhibits its products at major trade shows. End of season and discontinued merchandise is sold to off-price stores.

Work in Progress

         The Company manufactures its lines during the month of June to December based on the Company's knowledge of the market and past sales histories. Customer orders start arriving in June and July, goods are reordered by customers on a continual basis through the following June. The quantity of open purchase orders at any date may be affected by, among other things, the timing and recording of orders. The Company does not sell on consignment and does not accept return of products other than imperfect goods or goods shipped in error.

         The major design work takes place from June to November. Goods are manufactured, printed and sewn overseas from June to December. Finished garments are shipped from the factory to a public warehouse in Los Angeles for shipments to retailers. The majority of shipments to retailers occurs from November to May, with January through March being the peak shipping time.

Trademarks and Licensing

         The Company relies on common law trademarks for use of its private label swimwear lines. In addition, the Company has entered into a licensing agreement with Beach Patrol, Inc., to use the trademark "Daffy's Waterwear." Beach Patrol supplies prints and designs under this agreement which are used for the Daffy's woman=s line. Pursuant to the licensing agreement the Company has the right to use those designs for a children=s line under the Daffy's Waterwear label. The license agreement commenced January 1, 1996, is for an initial period of 30 months, broken up into an initial six month period with two additional 12 month periods the last of which expires on June 30, 1998. In addition, the Company has the right to extend the agreement for three additional one year periods the last of which expires on June 30, 2001. The Company shall pay to Beach Patrol, Inc., the greater of 5% of net sales and the minimum trademark royalty fee. The minimum fee is $75,000 for the first six month term and increases each year to $200,000 in the event all extensions are exercised by the Company.

         The Company has also filed to register additional trademarks in the United States, which applications are currently pending. There can be no assurance that such additional trademarks will be registered or if registered, that such marks, as well as other currently registered marks or marks licensed by the Company will be adequately protect against infringement. In addition, there can be no assurance that the Company will not be found to be infringing on another company's trademark. In the event the Company finds another party infringing upon its trademark, if registered, or is found by another company to be infringing upon such company's trademark, there can be no assurances that the Company will have the financial means to litigate such matters.

Competition

         There is intense competition in the swimwear apparel industry in which the Company participates. The Company competes with many other manufacturers in these markets, many of which are larger and have greater resources than the company. Major competitors in the swimwear industry include "Ocean Pacific," "Gottex" and "Speedo." Also department store and retailer have their own private label programs, which are the major competition in the mass merchant business.

         The Company's business is highly competitive, with relatively insignificant barriers to entry and with numerous firms competing for the same customers. The Company is in direct competition with local, regional and national clothing manufacturers, many of which have greater resources and more extensive distribution and marketing capabilities than the Company. In addition, many large retailers have recently commenced sales of "store brand" garments which compete with those sold by the Company. Management believes that the Company's market share is not significant in its product lines.

         Many of the national clothing manufacturers have extensive advertising campaigns which develop and reinforce brand recognition. In addition, many of such manufacturers have agreements with department stores and national retail clothing chains to jointly advertise and market their products. Since the Company does little advertising and has no agreement with any department store or national retail chain to advertise any of its products, the Company competes with companies which have brand names which are well known to the public. It can be expected that a retail shopper will buy a garment from a "brand name" entity before that of an unknown entity, if all other factors are equal.

Seasonality

         The Company believes that its business may be considered seasonal with a large portion of its revenues and profits being derived between December and June for shipments being made between November and May. Each year from June to November the Company engages in the process of designing and manufacturing the following seasons swimwear lines, during which time the Company incurs the majority of its expenses, with limited revenues. There can be no assurances that revenues received during December to June will support the Company's operations for the rest of the year.

Employees

         The Company has two executive officers which oversees the operations of its subsidiaries, one administrative assistant and no other employees. D.L. Productions, Inc. is a movie production company which hires a production staff and actors/actress per production. Most screenwriters, performers, directors and technical personnel who will be involved in the films are members of guilds or unions which bargain collectively with producers on an industry-wide basis from time to time. Any work stoppages or other labor difficulties could delay the production of the films, resulting in increased production costs and delayed return of investments. Breaking Waves has three executive officers, including two vice-presidents in charge of design, merchandising, marketing and sales, as well as two administrative assistants. Breaking Waves has approximately 20 independent road sales people.

Property

         The Company's executive offices are located at 14 East 60th Street, Suite 402, New York, New York 10022, (212) 688-9223. The Company entered into a Lease Agreement for approximately 2,600 square feet. The lease term is for a period of five years with an option by the Company to terminate after three years, with a current annual rental payment of approximately $68,000. Breaking Waves has its executive offices and showroom located at 112 West 34th Street, New York, New York, which combined is approximately 1,400 square feet. The lease is for a term of 10 years until May 31, 2000 at a current annual rental payment of $46,200, which shall increase to $49,500 for the balance of the term commencing in June 1997. Breaking Waves has a design office in Miami, Florida located at 8410 N.W. 53rd Terrace, where it rents approximately 778 square feet at an annual fee of $9,336 for a period of 12 months until February 1997, which it plans on reviewing on an annual basis.

Legal Proceedings

         The Company is not a party to any material litigation and is not aware of any threatened litigation that would have a material adverse effect on its business.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The Company was organized in December 1995 and acquired Breaking Waves, Inc. on September 24, 1996. The results of operations for the year ended December 31, 1996 are comprised of Breaking Waves from September 24, 1996 (the acquisition date) and general and corporate overhead expenses of the Company. The Company has begun to sell and distribute the Motion Picture in foreign markets and is currently seeking a domestic distribution deal for the Motion Picture. Results of operations for the Company and Breaking Waves have been discussed separately.

Results Of Operations

For the year ended December 31, 1996 as compared to the year ended December 31, 1995

         The consolidated financial statements at December 31, 1996 include the accounts of the Company and its wholly owned subsidiaries, D.L. Productions, Inc. and Breaking Waves after elimination of all significant inter-company transactions and accounts. Additionally, purchase accounting requires the elimination of all operating transactions of the acquired subsidiary from the inception of its fiscal year to the date of acquisition. The consolidated statement of operations and consolidated statement of cash flows for the year ended December 31, 1996 reflects the transactions of the subsidiary, Breaking Waves, for the period from September 24, 1996, the acquisition date, to December 31, 1996.

         Since the Company was incorporated on December 1, 1995, and no operations incurred through December 31, 1995, no discussion is applicable for the year ended December 31, 1995. From September 24, 1996 (the date Hollywood acquired Breaking Waves) to December 31, 1996 the Company=s subsidiary, Breaking Waves, generated sales amounting to $1,217,152 with cost of sales amounting to $667,722. Breaking Waves generated operating profit amounting to approximately $294,908. Operating profit is total revenue less cost of sales and selling, general and administrative expenses. Accordingly, of the total selling, general and administrative expenses amounting to $675,416, $246,654 were incurred by Breaking Waves with the remainder amounting to $428,762, incurred by the Company. The major components of the total selling, general and administrative expenses of the Company are composed of the following: $58,750 of consulting expenses paid to an officer of the Company whereby $40,000 was paid in cash with the remainder in 7,500 shares of common stock at $2.50 per share; $62,500 of consulting expenses paid to two officers of the Company paid in the form of 100,000 shares of common stock at $2.50 per share which vest June 30, 1997 and 1998; and amortization of organization costs and acquisition costs of $42,738. The remainder of expenses amounting to approximately $264,774 is composed of rent amounting to $15,666, officer=s salaries and related payroll taxes amounting to approximately $105,670, legal and professional fees of $85,537 and miscellaneous office expenses of $57,901.

         For  the  year  ended  December  31,  1996,  the  Company   reported  a
consolidated loss amounting to $221,982 which was primarily a result of general and corporate expenses incurred by the Company.


         For the six months ended June 30, 1997 as compared to the six months ended June 30, 1996.

         Since the Company was incorporated on December 1, 1995, and no meaningful operations was incurred through June 30, 1996, no discussion is applicable for the six months ended ^June 30, 1996.

         From January 1, 1997, to June 30, 1997 the Company=s subsidiary, Breaking Waves, generated sales amounting to $3,372,285 with cost of sales amounting to $^2,157,607. Breaking Waves generated net income after an estimated provision for income taxes of $33,833 amounting to approximately $269,493. Of the total selling, general and adminstrative expenses amounting to $1,210,447, $751,439 were incurred by Breaking Waves with the remainder amounting to$459,008, incurred by the Company. The major components of the total selling, general and administrative expenses of the Company are composed of the following: $45,700 of consulting expenses paid to an officer of the Company; $86,668 of consulting and compensation expenses paid to officers of the Company paid in the form of common stock; $30,130 of officer=s compensation by forgiveness of note receivable; and amortization of organization costs of $12,500. The remainder of expenses amounting to approximately $1,035,449 is composed of rent amounting to $77,103; officer=s salaries of $183,032; other salaries and related payroll taxes amounting to approximately $^187,049; legal and professional fees of $69,867; miscellaneous office expenses of $220,097; and miscellaneous selling expenses of $298,301.


         For the six months ended June 30, 1997, the Company reported a consolidated net loss amounting to $^181,159 after an estimated provision for income taxes amounting to approximately $39,777.


Liquidity And Capital Resources

         On September 24, 1996, the Company successfully completed its public offering. As a result, the Company sold 800,000 shares and 1,840,000 Warrants of which 240,000 Warrants were sold pursuant to the underwriter=s over-allotment option. The Company yielded a total net proceeds of $3,813,294 after deducting underwriter discount and non-accountable expense allowance and offering expenses. Simultaneously with the offering, the Company charged all deferred offering costs incurred to additional paid-in capital which totaled $996,182. At March 31, 1997 and at December 31, 1996, the Company has a working capital amounting to $4,551,016 and $4,629,441 respectively. It is not anticipated that the Company will be required to raise any additional capital within the next twelve months, since no material change in the number of employees or any other material events are expected to occur.

         Pursuant to a stock purchase agreement dated May 31, 1996 among the Company, EVC, Breaking Waves and its shareholders, the Company on September 24, 1996 issued 150,000 shares of Common Stock in exchange for all of the issued and outstanding capital stock of Breaking Waves. The transaction has been accounted for using the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of Breaking Waves from the date of acquisition, September 24, 1996. As a result of the transaction, excess of cost over net assets acquired totaling $1,064,283 has been recorded and will be amortized over their useful lives of the related assets of fifteen (15) years. Amortization expense from September 24, 1996 to December 31, 1996 totaled $17,738.

         In conjunction with such Agreement, a previous stockholder of Breaking Waves entered into a two year consulting agreement effective January 1, 1996 with Breaking Waves for an annual consulting fee of $100,000. Additionally, pursuant to the Agreement, the previous stockholders of Breaking Waves agreed not to compete with the Company for a period of four years from the consummation thereof. Prior to the consummation of the Company=s IPO, during September 1996, Breaking Waves performed a re-capitalization and exchanged all its common stock for new common stock, and for a series of preferred stock. Pursuant to the Agreement, Breaking Waves issued 5,600 shares of its newly authorized Series A Preferred Stock to its previous stockholders in proportion to their respective holdings. The holders of the shares of the Series A Preferred Stock shall have the right to redemption whereby, on each of January 1, 1997 and 1998 subject to legally available funds, Breaking Waves shall redeem one half of the outstanding shares of the Series A Preferred Stock, at a redemption price of $100 per share on a pro rata basis. During January 1997, Breaking Waves redeemed 2,800 shares of its Series A preferred stock for a total of $280,000.

         On April 4, 1991, Breaking Waves entered into an accounts receivable financing agreement with NationsBanc Commercial Corp. (ANations@) to sell their interest in all present and future receivables without recourse. Breaking Waves submits all sales orders to Nations for credit approval prior to shipment, and pays Nations .75% of the gross amount of the receivables. Nations retains from amounts payable to Breaking Waves a reserve for possible obligations such as customer disputes and possible credit losses on unapproved receivables. Breaking Waves may take advances of up to 85% of the purchase price on the receivables, with interest charged at the rate of 13/4% over prime. Interest charged to expense totaled approximately $67,173 from September 24, 1996, date of acquisition to December 31, 1996. For the six months ended ^June 30, 1997 interest expense amounted to $^122,014. In August 1997 the Company terminated its financing with Nationsbank and entered into a Factoring and Revolving Inventory Loan and Security Agreement with Heller Financial, Inc.

         Heller Financial, Inc. has agreed to i) purchase all of Breaking Waves accounts receivables; and ii) provide advances against such accounts receivables; and iii) provide a revolving loan, iv) guaranty letters of credit in the amount of $1,500,000 and provide certain other services. The Company is to guaranty all of the obligations of Breaking Waves to Heller Financial, Inc. Breaking Waves may take advances of up to 85% of the purchase price of eligible accounts receivable. At the time Heller Financial, Inc. purchases the accounts receivables, it will charge Breaking Waves a factoring commission of 1% but in no event less than $3.00 per invoice.

     In addition to advances, Heller Financial, Inc. will make revolving loans to Breaking Waves upon Breaking Waves= requests up to 50% of eligible inventory.

         Breaking Waves will pay Heller Financial, Inc. interest on the daily balance of outstanding advances and revolving loans at the Base Rate. ABase Rate@ means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the
Federal  Reserve  System  as the  ABank  Prime  Loan@  rate in  Federal  Reserve
Statistical Release H.15(519) entitled ASelected Interest Rates@ or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent or (b) the Federal Funds effective rate.

         On October 16, 1995, Breaking Waves entered into a license agreement with Beach Patrol, Inc. (ABPI@) for the exclusive use of certain trademarks in the United States. The agreement commenced January 1, 1996 and is for an initial period of thirty (30) months divided into one (1) six month, and two (2) twelve month terms with the option to extend the agreement for an additional three (3) 12 month term periods. In exchange, Breaking Waves will pay BPI the greater of 5% of net sales, as defined, or the guaranteed minimum trademark royalty
(AGMTR@). The GMTR ranges from $75,000 for the first term to $200,000 for the sixth term. In addition, Breaking Waves is obligated to pay BPI 2% of net sales for showroom/advertising expenses, and to spend an additional 1% of net sales for advertising. A minimum guaranteed showroom/advertising expense will be payable for the first three terms. BPI has the option to terminate the agreement if Breaking Wave=s net sales do not reach specified levels, ranging from $1,000,000 for the first term to $4,000,000 for the sixth term. From September 24, 1996 (the date of acquisition) to December 31, 1996, Breaking Waves incurred royalty and advertising expenses amounting to approximately $26,000. For the ^six months ended ^June 30, 1997, royalty and advertising expense amounted to approximately

$71,000.

         During May, 1996, the Company established the 1996 Senior Management Incentive Plan (AIncentive Plan@) pursuant to which 250,000 of common stock are reserved for issuance. The Incentive Plan is designed to serve as an incentive for retaining qualified and competent key employees, officers and directors of the Company. During June 1996, pursuant to such plan the Company issued 50,000 shares to each of two officers of the Company. 50% of such shares issued will vest 12 months from the issuance date and the remaining 50% will vest 24 months from the issuance date. Such shares were valued at 50% of the IPO price of $2.50. Accordingly, the Company recorded a deferred compensation amounting to $250,000 which is being amortized as the shares vest. As of December 31, 1996, $62,500 has been amortized as a compensation expense. Effective January 10, 1997, 25,000 of these shares were canceled and the vesting schedule for the remaining shares terminated whereby the shares became fully vested. For the six months ended June 30, 1997, $62,500 has been amortized as a compensation expense.

         During December 1996, the Company entered into an employment agreement with two of the officer=s of Breaking Waves, whereby 5,000 shares each of common stock of the Company was issued as compensation for services. Accordingly, the Company recorded deferred compensation amounting to $25,000, which is being amortized as the shares vest. For the six months ended June 30, 1997, $16,668 has been amortized as compensation expenses.


         On March 14, 1997, the Company granted to two (2) employees, the Company=s President and an officer, options to purchase 100,000 and 50,000 shares of common stock, respectively. Each option provides for an exercise price equal to the fair market value at the date of grant, or $5.00 per share. The options are exerciseable upon vesting and expires March 14, 2001. Fifty (50%) of the underlying shares to the options vest on March 14, 1998 and the remaining shares vest on March 14, 1999. In accordance with Financial Accounting Standard No. 123, the Company has estimated that the fair market value of the shares at the exercise dates will not exceed the per share option exercise price, hence, no additional compensation expense is recognized by the Company at the date of grant.

         Pursuant to co-production and property purchase agreements dated March 15, 1996, as amended, the Company, through is wholly owned subsidiary, D.L. Productions, Inc., acquired the rights to co-produce a motion picture and has agreed to finance the costs of production and distribution of such motion picture  with the  co-producer  agreeing  to  finance  $100,000  of the costs of production. The Company retains all rights to the motion picture, the screenplay, and all ancillary rights attached thereto. Pursuant to the terms of the agreements with the stars of the motion picture, the two stars each have the right to receive $50,000 against a 5% participation fee based on revenues from the first proceeds received from the distribution of the Motion Picture. Thereafter, the Company shall have the right to all subsequent revenues until the first $990,000 of their initial investment is repaid. The next proceeds received by the Company shall be distributed as follows: (i) 5% of revenues to each of the two stars up to a maximum of $250,000, at which time their distribution decreases to 2%; (ii) the Company and the co-producer shall receive the remainder of their initial investment; (iii) the Company and the co-producer each receives revenues up to 25% and 35%, respectively, of each parties initial investment; (iv) the co-producers shall receive their deferred compensation for writing, production and direction; and
(v) all revenues in excess of (i), (ii) (iii) and (iv) shall first be used to repay any distribution costs incurred, with the remainder to the Company and co-producer at a rate of 75% and 25%, respectively. As of ^June 30, 1997 the Company has invested a total of $^1,549,658 in D.L. Productions, Inc. for the co-production and distribution of such motion picture whereas the co-producers have invested $100,000 of such amount in D.L. Productions, Inc. which has been recorded as a capital contribution by the Company.

         At June 30, 1997, the Company has a consolidated working capital amounting to $4,290,783. It is not anticipated that the Company will be required to raise any additional capital within the next twelve months, since no material change in the number of employees or any other material events are expected to occur.

         For the ^six months ended June 30, 1997 and 1996, the Company used cash for operating activities amounting to $158,390 and $1,097,690, respectively. The major components of such use of cash for the six months ended June 30, 1997 was for the payment of amounts due Breaking Wave=s factor of $1,646,600 and for the six months ended June 30, 1996, the major use of cash was $1,134,480 advanced to D.L. for production of the motion picture. The majority of cash provided for operating activities for the six months ended June 30, 1997 amounting to $1,694,886 was provided from sales of inventory. For the ^six months ended June 30, 1997, the Company used $13,483 of cash for investing purposes which was primarily for the acquisition of furniture and fixtures. For the six months ended June 30, 1997 the Company used $357,026 of cash for financing activities which was primarily for the redemption of preferred stock which amounted to $280,000. For the six months ended June 30, 1996, $1,118,200 of cash was provided by financing activities, primarily from the collection of stock subscriptions receivable an the capital contribution by Rogue.


         For the year ended December 31, 1996, the Company used net cash for operating activities amounting to $1,899,878. The major components of such use of cash was for the acquisition of Breaking Waves inventory and the costs incurred for the production of the motion picture which totaled an aggregate of $3,334,165. The majority of cash for operating activities amounting to $1,434,686 was provided from advances from the factor (NationsBanc). For the year ended December 31, 1996, the Company obtained financing of $4,548,204 of cash which was primarily from the Company=s initial public offering.

                                   MANAGEMENT

Officers and Directors.

         The names, ages and positions of the Company's executive officers and directors are as follows:

         Name                                                          Age              Position

         Harold Rashbaum                                               70               President, CEO and Director

         Robert DiMilia                                                51               Vice President, Secretary and
                                                                                        Director

         Alain A. Le Guillou, M.D.                                     40               Director

         The directors of the Company are elected annually by its stockholders and the officers of the Company are appointed annually by its Board of Directors. Vacancies on the Board of Directors may be filled by the remaining directors. Each current director and officer will hold office until the next annual meeting of stockholders, or until his successor is elected and qualified. All outside directors receive a directors= fee of $1,000 per month, for their participation as a director. The sole outside director is Alain D. Le Guillou, M.D. The Company does not have key man insurance on the life of any of its officers or directors. Harold Rashbaum is the father-in-law of Alain A. Le Guillou, M.D. On January 10, 1997, Robert Melillo and the Company mutually agreed to the resignation of Mr. Melillo as the President, Chief Executive Officer and Director of the Company. At such time, Harold Rashbaum was appointed as President and Chief Executive Officer of the Company. Mr. Melillo remained as a consultant to the Company at a weekly fee of $600 until April 1, 1997.

     Harold Rashbaum has been the President, Chief Executive Officer, and director of the Company since January 1997. Mr. Rashbaum had served as Secretary and Treasurer of the Company since May 1996. When Robert Melillo, former President and Chief Executive Officer, resigned Mr. Rashbaum was elected as President and Chief Executive Officer. Since May 1996, Mr. Rashbaum served as the secretary, treasurer and a director of D.L. Productions, Inc. and became President in January 1997. From January 1991 to March 1992, he was a consultant for National Wholesale Liquidators, Inc., a retailer of household goods and housewares. From February 1996 to present, Mr. Rashbaum has been the president and a director of H.B.R. Consultant Sales Corp., of which his wife is the sole stockholder. From March 1992 to June 1995, Mr. Rashbaum was a consultant to 47th Street Photo, Inc., a retailer of electronics, which position was at the request of the bankruptcy court, during the time it was in Chapter 11. Mr. Rashbaum was a consultant for Play Co. Toys & Entertainment Corp., since June 1995 and became the Chairman of the board in October 1996, which company is a wholesaler and retailer of children=s toys.

     Robert DiMilia, has been a Director, Vice President and Secretary of the Company since January 10, 1997, prior to thereto he was a consultant to the Company with respect to the production of the Motion Picture. From 1991 to 1994 Mr. DiMilia was a vice-president for The Bon Bon Group a national payroll/accounting entertainment service company. From March 1995 to May 1996 Mr. DiMilia was a media and marketing consultant in the film industry working on a variety of projects.

     Alain A. Le Guillou, M.D. has been a director of the Company since May 1996. Since July 1995, Dr. Guillou has been a doctor of Pediatrics at Montefiore Medical Group. From July 1992 to June 1995 Dr. Guillou was a Pediatric resident at the University of Minnesota, Gillette Hospital, St. Paul, Minnesota. From July 1991 to June 1992 Dr. Guillou was an intern at Montefiore Medical Center, Bronx, N.Y. Dr. Guillou is the son-in-law of Harold Rashbaum.

Significant Employees

         Dan Stone, 61, had been the chairman of the board of Breaking Waves since its inception in 1991 until the consummation of the Acquisition in September 1996, at which time he became a consultant Mr. Stone has been the president and a director of D. Stone Industries, Inc., and Dan Stone Industries, Inc. since their inceptions in 1981 and 1991, respectively.

         Malcolm   Becker,   61,   has  been  the   vice-president   of  design,
merchandising and production of Breaking Waves, Inc., since its inception in 1991.

         Michael Friedland, 59, has been the vice-president of design, marketing and sales of Breaking Waves, Inc., since its inception in 1991.

         The Company has agreed to indemnify its officers and directors with respect to certain liabilities including liabilities which may arise under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Executive Compensation

Summary of Cash and Certain Other Compensation

         The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid by the Company during the period ended December 31, 1996 to each of the named executive officers of the Company.

                                                 Summary Compensation Table

                                                                 Securities             Restricted Securities
Name and Principal                                               Underlying             Underlying             All Other
Position                            Year         Salary($)       Options/SARS ($)       Award                  Compensation
--------                            ----         ---------       ---------------        -----                  ------------

Harold Rashbaum                     1996 (1)     26,000          100,000 (2)            50,000 (3)             --
Chief Executive Officer
President

Robert Melillo                      1996 (4)     69,200           --                    25,000 (5)             --
Former Chief Executive Officer

In October 1996, Mr. Rashbaum began receiving a salary of approximately $100,000 per annum. At the closing of the Company=s initial public offering H.B.R. Consulting Sales, Corp., a company controlled by Mr. Rashbaum and owned by his wife received 7,500 shares of Common Stock and a consulting fee of $40,000. Includes options to purchase shares of Common Stock issued in March 1997 under the Company=s Senior Management Incentive Plan. Includes shares issued under the Senior Management Incentive Plan in June 1996, subject to a vesting schedule. See Senior Management Incentive Plan@.

     (1) Mr. Melillo received an annual salary of $104,000 per annum up and through January 10, 1997, when he resigned as an officer and director of the Company. He continued as a consultant until April 1997 and received a consulting fee of $600 per week. See AManagement@.

     Mr. Melillo received 50,000 shares of Common Stock in the Company pursuant to the Company=s Senior Management Incentive Plan, subject to a vesting schedule, whereby 25,000 shares would vest in each of June of 1997 and 1998. Upon the resignation of Mr. Melillo on January 10, 1997, he returned 25,000 shares to the Company and the Company agreed that the remaining shares should be vested.

Employment and Consulting Agreements

     Prior to Harold Rashbaum becoming an officer and director of the Company, he provided consulting to the Company through H.B.R. Consultant Sales Corp., ("HBR"), a Company of which he is an officer and director and of which his wife is the sole stockholder. HBR entered into an oral consulting agreement with the Company whereby, it will receive 5% of the net profits of the Motion Picture received by the Company. In addition, HBR received $40,000 and 7,500 shares of the Company's Common Stock at the closing of the Company=s initial public offering. Mr. Rashbaum receives a salary of $156,000 per annum for being an officer or director of the Company. In addition, Mr. Rashbaum received 50,000 shares of Common Stock under the Company's Senior Management Incentive Plan which shares vest at the rate of 25,000 shares on each of June 1997 and 1998. Pursuant to the restricted share agreement the shares only vest if Mr. Rashbaum continues to provide services to the Company. Shares not vested shall be returned to the Company's treasury. In March 1997, the Company granted Mr. Rashbaum as chief executive officer an option to purchase 100,000 shares at $5 1/8 per share, pursuant to the Company=s Senior Management Incentive Plan.

         Dan Stone entered into a two year consulting agreement with Breaking Waves as of January 1996, pursuant to which he oversees the operation of Breaking Waves in return for a yearly consulting fee of $100,000. Mr. Stone received $50,000 from the proceeds of the Company=s initial public offering, as payment in advance of half of the 1997 consulting fee, the balance of which is being paid in weekly installments.

         In November 1997, Breaking Waves entered into 3 year employment agreements with each of Malcolm Becker and Michael Friedland. The agreements provide for a salary of $110,000 for the term of employment and the receipt of shares of the Company=s Common Stock in each year of the agreements. The number of shares of the Common Stock shall be equal to a Market Value (as hereinafter defined) of $25,000 on the date of issuance, subject to a vesting schedule. The vesting schedule shall be as follows; (i) 2 of the shares received on the date hereof shall vest 90 days from the date hereof with the balance vesting 270 days from the date hereof and (ii) on each subsequent annual issuance commencing November 27, 1997, 2 of the shares shall vest six months from issuance with the balance vesting on the following anniversary. The shares vest pursuant to restricted share agreements. AMarket Value@ shall mean (i) $5.00 per share with respect to the shares issued in November 1996 and (ii) the average of the closing bid and asked prices for a share of Common Stock for a period of 30 days ending five days prior to the date of issuance, as officially reported by the principal securities exchange on which the Common Stock is quoted. The agreements include no-disclosure and non-compete clauses.

Senior Management Incentive Plan

         In May 1996, the Board of Directors adopted the Senior Management Incentive Plan (the "Management Plan"), which was adopted by stockholder consent. The Management Plan provides for the issuance of up to 250,000 shares of the Company's Common Stock in connection with the issuance of stock options and other stock purchase rights to executive officers and other key employees and consultants.

         The Management Plan was adopted to provide the Board of Directors with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal for rewarding executive officers, employees and consultants of the Company or a subsidiary or the Company, who render significant services to personnel equity ownership in the Company through the grant of stock  options  and other  rights  pursuant to the  Management  Plan to
enable  the  Company  to  attract  and  retain   qualified   personnel   without
unnecessarily depleting the Company's cash reserves. The Management Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to offer a personal interest in the Company's growth and success through awards of either shares of Common Stock or rights to acquire shares of Common Stock to individuals who provide significant services to the Company.

         The Management Plan is intended to help the Company attract and retain key executive management personnel whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential by encouraging and assisting those persons to acquire equity in the Company. It is contemplated that only employees who perform services of special importance to the Company will be eligible to participate under the Management Plan. A total of 250,000 shares of Common Stock has been reserved for issuance under the Management Plan. It is anticipated that awards made under the Management Plan will be subject to three-year vesting periods, although the vesting periods are subject to the discretion of the Administrator (as defined below).

         The Management Plan is to be administered by the Board of Directors or a committee of the Board, if one is appointed for this purpose (the Board or such committee, as the case may be, will be referred to in the following description as the "Administrator"). Members of the Board of Directors who are eligible for awards or have been granted awards may not vote on any matters affecting the administration of the Management Plan or the grant of any award thereunder. Subject to the specific provisions of the Management Plan, the Administrator will have the discretion to determine the recipients of the awards, the nature of the awards to be granted, the dates such awards will be granted, the terms and conditions of awards and the interpretation of the Management Plan, except that any award granted to any employee of the Company who is also a director of the Company will also be subject, in the event the persons serving as members of the Administrator of such plan at the time such award is proposed to be granted do not satisfy the requirements regarding the participation of "disinterested persons" set forth in Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the approval of an auxiliary committee consisting of not less than three individuals (all of whom qualify as "disinterested persons" as defined under Rule 16b-3. In the event the Board of Directors deems the formation of an auxiliary committee impractical, the Board is authorized to approve any award under the Management Plan. As of the date hereof, the Company has not yet determined who will serve on such auxiliary committee, if one is required. The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted under the plan will become exercisable in full upon certain "change of control" events as described in the plan.

         If any change is made in respect of the Common Stock subject to the Management Plan or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator will make appropriate adjustments to the Management Plan and the number of shares and price per share of Common Stock subject to outstanding rights or options. Generally, the Management Plan may be amended by action of the Board of Directors, except that any amendment which would change the class of securities subject to the plan, increase the total number of shares subject to such plan, extend the duration of such plan, materially increase the benefits accruing to participants under such plan, or change the category of persons who can be eligible for awards under such plan must be approved by the affirmative vote of the owners of a majority of Common Stock entitled to vote. The Management Plan permits awards to be made thereunder until November 2004.

     Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan. The Management Plan provides for four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted shares. The Management Plan may be either incentive stock options which qualify as such under the Code ("ISOs") or options which do not qualify under the Code as ISOs ("non-ISOs"). ISOs may be granted at an option price of not less than 100% of the fair market value of the Common Stock on the date of grant, except that an ISO granted to any person who owns Common Stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company ("10% Stockholder") must be granted at an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant. The exercise price of non-ISOs may not be less than 85% of the fair market value of the Common Stock on the date of grant. The Administrator will determine the exercise period of the options granted which shall be no less than one year from the date of grant. Non-ISOs may be exercisable for a period of up to 13 years from the date of grant. ISOs granted to persons other than 10% Stockholders may be exercisable for a period of up to 10 years from the date of grant; ISOs granted to 10% Stockholders may be exercisable for a period of up to five years from the date of grant. The aggregate fair market value (determined at the time an ISO is granted) of shares of Common Stock that are subject to ISOs held by a plan participant that may be exercisable for the first time during each calendar year may not exceed $100,000. In March 1997, the Company granted options to purchase 100,000 and 50,000 shares of Common Stock to Harold Rashbaum and Robert DiMilia respectively, at $5.125 per share, 100% of the market price on the date of grant.

         Payment for shares of Common Stock purchased pursuant to exercise of stock options may be paid in full in cash, or by certified check or, at the discretion of the Administrator, (i) by promissory note, (ii) promissory note combined with cash, (iii) by shares of Common Stock having a fair market value equal to the total exercise price or (iv) by a combination of items (i)-(iii) above. The provision that permits the delivery of already owned shares of stock as payment for the exercise of an option may permit "pyramiding". In general, pyramiding enables a holder to use shares of Common Stock owned in order to pay for the exercise of the stock option. This is done by transferring such shares to the Company as payment of the exercise price for the shares purchased pursuant to the exercise of the Option. The value of such shares shall be determined by the market value of the shares at the time of transfer. Thereafter, the shares received upon the exercise of the option could then be used to do the same. Thereby, the holder, may start with as little as one share of Common Stock and, by using the shares of Common Stock acquired in successive, simultaneous exercises of the option, to exercise the entire option, regardless of the number of shares covered thereby, with no additional cash or investment other than the original share of Common Stock used to exercise the option.

         Upon termination of employment, an optionee will be entitled to exercise the vested portion of an option for a period of up to three months after the date of termination, except that if the reason for termination was a discharge for cause, the option shall expire immediately, and if the reason for termination was death or permanent disability of the optionee, the vested portion of the option will remain exerciseable for a period of 12 months thereafter.

Incentive Stock Rights.

         Incentive stock rights consist of incentive stock units each of which is equivalent to one share of Common Stock and may be awarded in consideration for services performed for the Company or any subsidiary. Each incentive stock unit shall entitle the holder thereof to receive, without payment of cash or property to the Company, one share of Common Stock in consideration for services performed for the Company or any subsidiary by the employee, subject to the lapse of the incentive periods, at which time the Company will issue one share of Common Stock for each unit awarded upon the completion of each specified period. If the employment with the Company of the holder of the incentive stock units terminates prior to the end of the incentive period relating to the units awarded, the rights will thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his/her heirs, as the case may be, will be entitled to receive a pro rata portion of the shares represented by the units, based upon that portion of the incentive period which has elapsed prior to the death or disability.

Stock Appreciation Rights (SARs)

         SARs may be granted to recipients of stock options under the Management Plan. In the discretion of the Board of Directors, SARs may be granted simultaneously with, or subsequent to, the grant of a related stock option and may be exercised to the extent that the related option is exercisable, except that no general SAR (as hereinafter defined) may be exercised within a period of six months of the date of grant of such SAR and no SAR granted with respect to an ISO may be exercised unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the ISO. An option holder may be granted general SARs ("general SARs") or limited SARs ("limited SARs"), or both. General SARs permit the holder thereof to receive an amount (in cash, shares of Common Stock or a combination of both) equal to the value of the Common Stock on the exercise date over the exercise price of the related option. Limited SARs are similar to general SARs, except that, unless the Administrator determines otherwise, they may be exercised only during a prescribed period following the occurrence of one or more of the following "change of control" transactions: (i) the approval of the Board of Directors and stockholders of the Company of a consolidation or merger in which the Company is not the surviving corporation, the sale of all or substantially all the assets of the Company, or the liquidation or dissolution of the Company; (ii) the commencement of a tender or exchange offer for the Company's Common Stock (or securities convertible into Common Stock) without the prior consent of the Board; (iii) the acquisition of beneficial ownership by any person or other entity (other than the Company or any employee benefit plan sponsored by the Company) of securities of the Company representing 25% or more of the voting power of the Company's outstanding securities; or (iv) in the event, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election, or the nomination for election, of each new director is approved by at least a majority of the directors then still in office.

         An SAR holder may exercise his or her SAR rights by giving written notice of such exercise to the company which specifies the number of shares of Common Stock involved.

The exercise of any portion of either the related stock option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs. SARs have the same termination provisions as the underlying stock options (as described above) in the event an SAR holder ceases to be an employee of the Company.

Restricted Stock Purchase Agreements.

         Restricted share agreements provide for the issuance of restricted shares of Common Stock to eligible participants under the Management Plan. The Board of Directors may determine the price to be paid by the participant for the shares or that the shares may be issued for no monetary consideration. The shares issued shall be subject to restrictions for a stated restricted period during which the participant must continue employment with the Company in order to retain the shares. Payment can be made in cash, a promissory note or a combination of both. The Company issued an aggregate of 125,000 restricted shares of which (i) each of Mr. Rashbaum and Robert Melillo, former chief executive officer, received 50,000 shares and (ii) Charles Rosen, a former consultant to the Company received 25,000 shares. All such shares were subject to a vesting schedule whereby, 2 of the shares were to vest in each of June 1997 and 1998. Upon the termination of Mr. Rosen=s consulting agreement the 25,000 shares were returned to the Company. In addition, upon the resignation of Mr. Melillo, he returned 25,000 shares to the Company and retained 25,000 shares which became fully vested, pursuant to an agreement.

         Restricted shares awarded under the Management Plan will be subject to a period of time designated by the Administrator (the "restricted period")
during which the recipient vested. The Administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest. Upon the grant of restricted shares, stock certificates registered in the name of the recipient will be issued and such shares will constitute issued and outstanding shares of Common Stock for all corporate purposes. The holder will have the right to vote the restricted shares and to receive all regular cash dividends (and such other distributions as the Administrator may designate, other than distributions made solely with respect to the restricted shares ("retained distributions")), if any, which are paid or distributed on the restricted shares, and generally to exercise all other rights as a holder of Common Stock, except that, until the end of the restricted period: (i) the holder will not be entitled to take possession of the stock certificates representing the restricted shares or receive retained distributions and (ii) the holder will not be entitled to sell, transfer or otherwise dispose of the restricted shares. A breach of any restrictions, terms or conditions established by the Administrator with respect to any restricted shares will cause a forfeiture of such restricted shares.

         Upon expiration of the applicable restricted period(s) and the satisfaction of any other applicable conditions, the restricted shares and any dividends or other distributions not distributed to the holder (the "retained distributions") thereon will become vested. Any restricted shares and any retained distributions thereon which do not so vest will be forfeited to the Company. If prior to the expiration of the restricted period a holder is terminated without cause or because of a total disability (in each case as defined in the Management Plan), or dies, then, (unless otherwise provided in the restricted share agreement providing for the award of restricted shares) the restricted period applicable to each award of restricted shares will thereupon be deemed to have expired. Unless the Administrator determines otherwise, if a holder's employment terminates prior to the expiration of the applicable restricted period for any reason other than as set forth above, all restricted shares and any retained distributions thereon will be forfeited. Upon forfeiture of any restricted shares, the Company will repay to the holder thereof any amount the holder originally paid for such shares.

         Acceleration of all awards under the Management Plan shares shall occur, under the provisions of Section 13 the Management Plan, on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an "Approved Transaction"; (b) a "Control Purchase"; or (c) a "Board Change".

         An "Approved Transaction" is defined as (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

         A "Control Purchase" is defined as circumstances in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities).

         A "Board Change" is defined as circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

                            PRINCIPAL SECURITYHOLDERS

         The following table sets forth certain information at June 30, 1997 and as adjusted to reflect the sale of the 800,000 shares of Common Stock and 1,600,000 Warrants offered by the Company, based upon information obtained by the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of 5% or more of the outstanding shares of Common Stock; (ii) each officer and director; and (iii) all officers and directors as a group.

                                                                                          Percent of                    Percentof
                                                                                          Common Stock                  Common Stock
                                                  Number of                               Owned Before                  Owned After
Name                                              Shares                                  Offering                      Offering (1)

European Ventures Corp. (2)                       5,914,000 (3)                           77.2%                         59.1
(4)
P.O. Box 47
Road Town, Tortolla, British
Virgin Islands

Harold Rashbaum  (2)                              157,500 (5)                             2.5%                          2.5%
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

Alain A. Le Guillou, M.D. (2)                     --                                      -                             --
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

Robert DiMilia                                    50,000 (6)                              *                             *
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

All Officers and Directors                        207,500 (6)                             3.3%                          3.3%
(3 as a Group) (2)-(5)
* Less than 1%

     (1) Does not give effect to the issuance of (i) 4,400,000 shares of Common Stock reserved for issuance upon the exercise of the Warrants, (ii) 240,000 shares of Common Stock reserved for issuance upon the exercise of the underwriter's warrants and the Warrants underlying the underwriter's warrants and (iii) 250,000 shares of Common Stock reserved for issuance under the Company's 1995 Senior Management Incentive Plan, except for the 75,000 shares issued thereunder and the 150,000 shares underlying option grant pursuant thereto.

     (2) Harold Rashbaum is the father-in-law of Ilan Arbel, the sole officer and director of EVC.

     (3) Includes 1,568,000 shares of Common Stock issuable upon the exercise of Warrants owned by EVC.

     (4) Assume sale of 746,000 shares of Common Stock being offered herein. See APlan of Distribution.@

         (footnotes continued from previous page)

(5) Includes (i)50,000 shares of Common Stock under the Senior Management Incentive Plan, pursuant to a vesting schedule, none of which have vested and (ii) 100,000 shares of Common Stock pursuant to an option granted under the Company=s Senior Management Incentive Plan and (iii) 7,500 shares issued to H.B.R. Consultants Sales Corp. in September 1996. See AExecutive Compensation- Employment and Consulting Agreements@ and @Senior Management Incentive Plan.@

(6) Includes 50,000 shares of Common Stock issuable upon the exercise of an option granted to Robert DiMilia under the Company=s Senior Management Incentive Plan.


Plan of Distribution for the Securities of the Selling Securityholder

         This Prospectus also covers the offering of 746,000 shares of Common Stock and 1,154,000 Warrants and the shares of Common Stock issuable upon the exercise of Warrants, owned by one securityholder, EVC, whereby this Prospectus shall be delivered by said Selling Securityholder upon the sale of any securities by said holder. The shares of Common Stock, Warrants and the shares of Common Stock issuable upon the exercise of such Warrants, may be sold, from time to time by the Selling Securityholder. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the Securities offered hereby. See "Risk Factors."

         The sale of the securities by the Selling Securityholder may be effected from time to time in negotiated transactions, at fixed prices which may be changed, and at market prices prevailing at the time of sale, or a combination thereof. The Selling Securityholder may effect such transactions by selling directly to purchasers or to or through broker-dealers which may act as agents or principals, including in a block trade transaction in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transactions or purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, or in ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholder and/or the purchasers of the securities, as applicable, for which such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholder and any broker-dealers that act in connection with the sale of the shares of Common Stock and/or by the Selling Securityholder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act. In that connection, the Company has agreed to indemnify the Selling Securityholder and the Selling Securityholder has agreed to indemnify the Company, against certain civil liabilities including liabilities under the Act.

         At the time a particular offer of its securities is made by or on behalf of the Selling Securityholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares of Common Stock and/or Warrants being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Securityholder and any discounts, commission or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, any person engaged in a distribution of Company's Securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to such Company securities during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholder will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of Company securities by the Selling Securityholder.

                            DESCRIPTION OF SECURITIES

         The Company's authorized capitalization consists of 20,000,000 shares of Common Stock, par value $.001 per share. The following summary description of the Common Stock and Warrants are qualified in their entirety by reference to the Company's Articles of Incorporation and all amendments thereto.

Common Stock

         The Company is authorized to issue 20,000,000 shares of Common Stock, par value $.001 per share. As of June 30, 1997, there were 6,092,500 shares issued and outstanding, all of which were fully paid and non-assessable. Holders of Common Stock are entitled to one vote for each share held. There are no preemptive, subscription, conversion or redemption rights pertaining to the Common Stock. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company available upon liquidation. See "Certain Relationships and Related Transactions."

         The holders of shares of Common Stock do not have the right to cumulate their votes in the election of directors and accordingly, the holders of more than 50% of all the shares outstanding can elect all of the directors. Remaining stockholders will not be able to elect any directors.

Warrants

         The Warrants and the underlying shares of Common Stock will be in registered form, pursuant to the terms of a warrant agreement (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Company, as "Warrant Agent", so that the holders of Warrants will receive upon exercise, registered shares of Common Stock. The following statements are summaries of certain provisions of the Warrant Agreement, copies of which may be examined at the principal corporate offices of the Warrant Agent and a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following statements are subject to the detailed provisions of the Warrant Agreement.

         Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $3.00 for a period of four years commencing one year from the date hereof, until September 9, 2001. On June 23, 1997 the Company's board of directors authorized the Company to decrease the exercise price of the Warrants to $3.00 per share. The Warrantholders will not be requested to exchange their current certificates, but will be notified by mail of the change. Unexercised Warrants will automatically expire at the end of such four year period. Although the Company has no current intention of making any additional changes in reducing the exercise price or extending the exercise period of the Warrants, it is possible that either or both of such changes may be effected by resolution of the Board of Directors in the future. In the event that the exercise price of the Warrants is reduced, or the exercise period of the Warrants is extended, the Company will be required to have a post-effective amendment filed and declared effective before the Warrants could be exercised.

         During the term of the Warrants, the Company may, on 30 days prior notice, commencing September 9, 1997, redeem each Warrant at a price of $.05 per Warrant, provided that the closing bid quotation of the Common Stock for at least 20 consecutive trading days ending on the third day prior to the day on which the Company gives notice of redemption has been at least 170% of the then effective exercise price of the Warrants. The Warrants, however, will be exercisable during such 30-day notice period. In the event that the Company decides to redeem the Warrants, it will notify all Warrantholders thereof by mail and will additionally publish a Notice of Redemption in the Wall Street Journal as to the date of redemption. Redemption of the Warrants could cause the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to continue to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. The Company will not redeem the Warrants at any time in which its registration statement is not current, enabling investors to exercise their Warrants during the 30 day notice period in the event of a warrant redemption by the Company.

         The exercise price and the number of shares or other securities purchasable upon exercise of any Warrants are subject to adjustment upon the occurrence of certain events, including the issuance of shares of Common Stock as a dividend and any recapitalization, reclassification or split-up or reverse split of the Common Stock. No adjustment in the exercise price will be required to be made with respect to the Warrants until cumulative adjustments amount to $0.01 or more per Warrant; however, any such adjustment not required to be made at any given time due to such exception will be carried forward and taken into account in any subsequent adjustment.

         In the event of any reclassification, capital reorganization, or other similar change of outstanding Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification, capital reorganization or other similar change in the outstanding Common Stock), or a sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety, each Warrant will thereupon become exercisable only for the kind and number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such reclassification, reorganization, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reclassification, reorganization, consolidation, merger or sale. In the case of a cash merger of the Company into another corporation or any other cash transaction of the type mentioned above, the effect of these provisions would be that the holder of a Warrant would thereafter be limited to exercising such Warrant at the exercise price in effect at such time for the amount of cash per share that a Warrantholder would have received had such holder exercised such Warrant and received shares of Common
Stock immediately prior to the effective date of such cash merger or transaction. Depending upon the terms of such cash merger or transaction, the aggregate amount of cash so received could be more or less than the exercise price of the Warrant.

         The Warrant Agreement contains provisions permitting the Company and the Warrant Agent without the consent of any Warrantholder to supplement the Warrant Agreement in order to cure any ambiguity, to correct any provision contained therein which may be defective or inconsistent with any other provisions therein, or to make other provisions which the Company and the Warrant Agent may deem necessary or desirable and which does not adversely affect the interested Warrantholders by virtue of their ownership of Warrants alone have no right to vote on matters submitted to the Company's stockholders and have no right to receive dividends. The holders of Warrants are also not entitled to share in the Company's assets in the event of dissolution, liquidation or winding up.

         In order for him or her to be able to exercise his or her Warrant, the Company must have a current Registration Statement on file with the Securities and Exchange Commission and, unless otherwise exempt, the State securities commission of the State in which the Warrantholder resides. Accordingly, the Company would be required to file post-effective amendments to its Registration Statement when subsequent events require such amendments in order to continue the registration of the Common Stock underlying the Warrants. Although the Company has undertaken and intends to keep its Registration Statement current, there can be no assurance that the Company will keep its Registration Statement current and, if for any reason it is not kept current, the Warrants will not be exercisable and will lose all value. The Company's Transfer Agent has also been appointed as its Warrant Agent responsible for all record keeping and administrative functions in connection with the Warrants.

Transfer Agent and Warrant Agent.

         The Company's Transfer Agent for its Common Stock and its Warrant Agent is Continental Stock Transfer & Trust Company.

Reports to Stockholders.

     The Company has adopted December 31 as its fiscal year end. The Company furnishes annual reports to its stockholders containing audited financial statements, together with an opinion by an independent certified public accountant. In addition, the Company may, in its discretion, furnish to stockholders interim quarterly reports containing unaudited financial information.

                         SHARES ELIGIBLE FOR FUTURE SALE

         A total of 6,092,500 shares of Common Stock have been issued by the Company of which 4,588,500 shares may be deemed "restricted securities" (as such term is defined in Rule 144 issued under the Act) and, in the future, may be publicly sold only if registered under the Act or pursuant to an exemption from registration thereunder. Rule 144 provides that restricted securities may be sold after having been held for at least one year. Rule 144 also provides that, with respect to "restricted securities" sold for the account of the aggregate amount of securities sold, together with all sales of restricted and other securities of the same class for the account of the "affiliate" within the preceding three months of such sale, shall not exceed the greater of (i) 1% percent of the outstanding shares or other units of such class of securities, or
(ii) the average weekly reported volume of trading in such securities during the four weeks prior to the filing of a Notice of Sale by such "affiliate." As of the date hereof, the Selling Securityholder has 746,000 shares of Common Stock and 1,154,000 Warrants registered for resale, which may be sold from time to time. Initially the Selling Securityholder registered the resale of 1,400,000 shares of Common Stock and 2,000,000. In addition, all of the remaining restricted shares, except for the 150,000 shares issued to the prior stockholders of Breaking Waves in September 1996, have been owned by the holders for in excess of one year. Therefore, after taking into account the shares to be sold by the Selling Securityholder (and without giving effect to any shares of Common Stock which may be issued upon exercise of the Warrants) in each three-month period at least 60,925 shares may be publicly sold under Rule 144 by each holder of "restricted securities" who has held such shares for at least two years.

         A person who is a "non-affiliate" of the Company at the time of sale and for the three months prior thereto and who beneficially owns the securities to be sold for at least three years prior to resale is not subject to any restrictions on the resale of shares. Any such sales under Rule 144 would, in all likelihood, have a depressive effect on the market price for the Company's Common Stock and Warrants.

         All officers, directors and stockholders of the Company, except for the shares owned by EVC being sold herein, have entered into "lock-up" agreements, agreeing not to offer, sell or otherwise dispose of, directly or indirectly, any of their shares of Common Stock or securities convertible into Common Stock for a period of two years until September 1999, excluding the securities being registered for sale by the Selling Securityholder, without the prior written consent of the underwriter of the Company=s initial public offering. Though this underwriter has ceased operation, the Company still recognizes these lock-up agreements due to representations made in its prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 1995, in connection with the incorporation of the Company, EVC acquired 5,000,000 shares of the Company's Common Stock and 2,000,000 Warrants for aggregate consideration of $1,100,000. The sale of 1,400,000 shares of Common Stock and 2,000,000 Warrants was registered for resale in the Company=s initial public offering of which 654,000 shares and 432,000 Warrants were resold.

         During September 1996, the Company contributed $100,000 to Breaking Waves pursuant to the Agreement whereby simultaneously therewith, Breaking Waves repaid its stockholders= loans amounting to $100,000.

         Prior to the acquisition by the Company, Breaking Waves, along with an affiliate, D. Stone, an entity wholly owned by the previous majority stockholders of Breaking Waves, had issued cross-corporate guarantees to NationsBanc Commercial Corp. for trade acceptances payable. In connection with the acquisition by the Company, such cross-corporate guarantees were replaced by letters of credit issued by the Company.

         During January 1997, Breaking Waves redeemed 2,800 shares of its Series A preferred stock for a total of $280,000.

         Effective March 14, 1997, the Company granted 150,000 options to purchase shares of common stock pursuant to the Company=s Incentive Plan. 100,000 options were granted to the Company=s President and 50,000 options were granted to an officer.

         Dan Stone entered into a two year consulting agreement with Breaking Waves as of January 1996, pursuant to which he oversees the operation of Breaking Waves in return for a yearly consulting fee of $100,000, which fee is currently being paid in weekly installments. At the closing of the Acquisition, Mr. Stone received $50,000 from the proceeds of the Offering, as payment in advance of half of the 1997 consulting fee.

         In June 1996, the Company issued 50,000 shares of Common Stock to Robert Melillo, the former chief executive officer, president and director of the Company under the Company senior management incentive plan. The shares were to vest at the rate of 25,000 in each of June 1997 and 1998. On January 10, 1997, Mr. Melillo resigned and returned 25,000 shares to the Company. Pursuant to Mr. Melillo=s agreement with the Company, the remaining 25,000 shares became fully vested.

         Prior to Harold Rashbaum becoming an officer and director of the Company, commencing in March 1996 he provided consulting to the Company through H.B.R. Consultant Sales Corp., ("HBR"), a Company of which he is an officer and director and of which his wife is the sole stockholder. HBR entered into an oral consulting agreement with the Company whereby it will receive 5% of the net profits of the Motion Picture received by the

Company. In addition, HBR received $40,000 and 7,500 shares of the Company's Common Stock at the closing of the Acquisition from the Company. In June 1996 Mr. Rashbaum received 50,000 shares of Common Stock under the Company's Senior Management Incentive Plan which shares vest at the rate of 25,000 shares on each of June 1997 and 1998.

         See AExecutive Compensation-Employment and Consulting Agreements@ for a discussion of the Company=s employment and consulting arrangements.

         All transactions between the Company and any officer, director or 5% stockholder will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the independent disinterested directors of the Company. The Company believes that all prior affiliated transactions were made on terms no less favorable to the Company than available from unaffiliated parties.

                                 LEGAL OPINIONS

         Legal matters relating to the shares of Common Stock and Warrants will be passed on for the Company by its counsel, Klarman & Associates, New York, New York.

                                     EXPERTS

         The financial statements of the Company as of and for the period from December 31, 1996 and for the year then ended and from the December 1, 1995 (date of inception) to December 31, 1995 have been audited by Scarano & Lipton, P.C., Independent Certified Public Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in giving said reports. In July 1997, Scarano & Tomaro, P.C. was formed and is considered a successor firm for auditing purposes, which firm has executed the report referenced above and consent annexed hereto.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the shares of Common Stock and Warrants to which this Prospectus relates. As permitted by the rules and regulations of the Commission, its Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Shares and Warrants offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be copied and inspected at the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                                   Page
                                                                                   number

Independent auditors' report ...................................................   F-1


Consolidated balance sheets at ^June 30, 1997 (Unaudited)

 and December 31, 1996 .........................................................   F-2


Consolidated statements of operations for the six months ended ^June 30, 1997 and 1996 (Unaudited) and for the year ended

 December 31, 1996 and from December 1, 1995 (date of inception)
 to December 31, 1995 ..........................................................   F-3


Consolidated statement of stockholders' equity for the six months ended June 30, 1997 (Unaudited) and for the year ended December 31, 1996

 and from December 1, 1995 (date of inception) to December 31, 1995 ............   F-4


Consolidated statements of cash flows for the six months ended June 30, 1997 and 1996 (Unaudited) and for the year ended December 31, 1996 and from December 1,
 1995 (date of inception)

 to December 31, 1995 ..........................................................   F-5 - F-6

Notes to consolidated financial statements .....................................   F-7 - F-19


                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Hollywood Productions, Inc. and Subsidiaries



We have audited the accompanying consolidated balance sheet of Hollywood Productions, Inc. and Subsidiaries (the "Company") as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for year ended December 31, 1996 and from December 1, 1995 (date of inception) to December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and the consolidated results of its operations and cash flows for the year ended December 31, 1996 and from December 1, 1995 (date of inception) to December 31, 1995 in conformity with generally accepted accounting principles.





Scarano & Tomaro, P.C.
Syosset, New York

March 19, 1997

                   HOLLYWOOD PRODUCTION, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                (Unaudited)

                                                                                June 30, 1997           December 31, 1996

Current assets:

    Cash and cash equivalents ..........................................             $    ^2,188,730    $ 2,717,629
    Accounts receivable ................................................                     ^23,445         22,351
    Due from factor ....................................................       211,914          --
    Prepaid expenses ...................................................        76,171        86,698
    Inventory ..........................................................       120,640     1,815,526
    Film production and distribution costs .............................     1,649,658     1,518,639
    Deferred offering costs ............................................        47,743          --
    Advances to related parties ........................................       115,007       115,854
                                                                                         -----------    -----------
         Total current assets ..........................................     4,433,308     6,276,697

Deferred compensation, net .............................................        68,054       209,722
Organizational costs, net ..............................................        87,500       100,000
Excess of cost over net assets acquired, net ...........................                  ^1,011,069      1,046,545
Other assets ...........................................................                     ^14,761         10,118
                                                                                         -----------    -----------

Total assets ...........................................................   $ 5,614,692   $ 7,643,082
                                                                                         ===========    ===========


                    LIABILITIES AND STOCKHOLDERS= EQUITY

Current liabilities:

    Accounts payable ...................................................             $       ^30,325    $    81,398
    Accrued expenses ...................................................        39,167        83,584
    Due to factor ......................................................          --       1,434,686
    Income taxes payable ...............................................        51,335        35,279
    Deferred taxes payable .............................................        21,698        12,309
                                                                                         -----------    -----------
         Total current liabilities .....................................       142,525     1,647,256
                                                                                         -----------    -----------


Redeemable preferred stock of subsidiary:
    Series A redeemable preferred stock, 5,600 shares authorized, 2,800 and 5,600 issued and outstanding, respectively,

     full liquidation value ............................................   $280,000 and $    280,000spec    560,000


Commitments and contingencies (Note 7) .................................          --            --

Stockholders= equity:
    Common stock - $.001 par value, 20,000,000 shares authorized,

     6,092,500 and 6,117,500 shares issued and outstanding, respectively         6,093         6,118
    Additional paid-in capital .........................................     5,589,215     5,651,690
    Accumulated deficit ................................................                  (^403,141)       (221,982)
                                                                                         -----------    -----------
         Total stockholders= equity ....................................     5,192,167     5,435,826
                                                                                         -----------    -----------

Total liabilities and stockholders= equity .............................   $ 5,614,692                            $
                                                                                         ===========    ===========


                                                                                          7,643,082

                                       F-2

           See accompanying notes to consolidated financial statements

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                     (Unaudited)

December 1,

                                                              For the Six Months                             For the

                                                                                                              year ended

                                                 Ended June 30,            December 31,

                                             1996           1997           1996           (Note 2a)    December 31, 1995


Net sales ................................   $ 3,372,285    $      --      $ 1,217,152    $      --

Cost of sales ............................                   ^2,157,607           --          667,722         --
                                                            -----------    -----------    -----------   ----------

Gross profit .............................                   ^1,214,678           --          549,430         --
                                                            -----------    -----------    -----------   ----------


Expenses:
    Selling, general and administrative

     expenses ............................     1,210,447         54,422        657,678           --
    Amortization of excess of costs over
     net assets acquired .................        35,476           --           17,738           --
                                                            -----------    -----------    -----------   ----------

Total expenses ...........................     1,245,923         54,422        675,416           --
                                                            -----------    -----------    -----------   ----------

Loss before other income
 (expenses) and provision for income taxes       (31,245)       (54,422)      (125,986)          --
                                                            -----------    -----------    -----------   ----------


Other income (expense):

    Interest and finance expense .........      (164,125)          (129)       (85,099)          --
    Interest income ......................        53,988           --           38,386           --
                                                            -----------    -----------    -----------   ----------

         Total other income (expense) ....      (110,137)          (129)                                (46,713) -
                                                            -----------    -----------    -----------   ----------

Loss before provision for
 income taxes ............................      (141,382)       (54,551)      (172,699)          --

Provision for income taxes ...............        39,777           --           49,283           --
                                                            -----------    -----------    -----------   ----------

Net loss .................................   $  (181,159)   $   (54,551)   $  (221,982)   $      --
                                                            ===========    ===========    ===========   ==========

Loss per common equivalent
 shares:
    Net  loss ............................   $      (.03)   $      (.01)   $      (.04)             $   Nil
                                                            ===========    ===========    ===========   ==========


Weighted average number of

 common shares outstanding ...............     6,092,500      5,025,000      5,331,877      5,000,000
                                                            ===========    ===========    ===========   ==========


           See accompanying notes to consolidated financial statements

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

             FOR THE ^SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996

       AND FROM DECEMBER 1, 1995 (DATE OF INCEPTION) TO DECEMBER 31, 1995



                                                                             Additional                            Total
                                                Common Stock                   Paid-in        Accumulated      Stockholders'
                                            Shares           Amount            Capital          Deficit           Equity

Issuance of shares upon
 capitalization at the Company              5,000,000    $       5,000     $   1,095,000    $         -      $1,100,000
                                                          -------------    -------------     -------------    -------------

Balances at December 31, 1995               5,000,000            5,000         1,095,000              -       1,100,000

Contributed capital in connection with
 co-production and property purchase
 agreement (Note (7e))                            -                 -            100,000              -         100,000

Issuance of common stock as
 consideration for services
 rendered to the Company                       50,000               50           124,950              -         125,000

Issuance of common stock and warrants in
 connection with the initial public offering  800,000              800         4,459,440              -       4,460,240

Costs associated with initial
 public offering                                  -                   -         (996,182)             -       (996,182)

Issuance of common stock in connection
 with acquisition of Breaking Waves           150,000              150          574,850               -       575,000

Issuance of common stock in connection with Senior Management  Incentive Plan as consideration for services rendered
 to the Company                               100,000               100          249,900              -       250,000

Issuance of common stock pursuant to a
 consulting agreement as consideration for
 services rendered to the Company               7,500                8          18,742                -        18,750

Issuance of common stock pursuant to a
 management employment agreement for
 services rendered to the Company              10,000            10             24,990                -        25,000

Net loss for the year
 ended December 31, 1996                            -               -           -              (221,982)      (221,982)

Balances at December 31, 1996               6,117,500         6,118             5,651,690      (221,982)      5,435,826

Cancellation of common stock in connection with the Senior Management  Incentive
 Plan as consideration for services rendered
 to the Company                               (25,000)          (25)            (62,475)              -        (62,500)


Net income for the six months ended
  June 30, 1997                                   -               -             -              (181,159)       (181,159)



Balances at  June 30, 1997                  6,092,500        $ 6,093            $5,589,215    $(403,141)      $5,192,167


           See accompanying notes to consolidated financial statements

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     (Unaudited)

                                                            For the year                                           From December

                                                                                              For the six months
                                                                                              December 1, 1995     (date
                                                            June 30,                          31, 1996             of inception) to

                                                                1997         1996             (Note 2a)            December 31, 1995
                                                           -----------------------------

Cash flows from operating activities:

   Net  loss ..............................................   $(181,159)     $(54,551)        $(221,982) $         --
Adjustments to reconcile net loss to

 net cash used for operating activities
   Forgiveness of note receivable in lieu

    of compensation .......................................   30,130         --               --                   --
   Issuance of common stock for services ..................       --         --               18,750               --
   Amortization and depreciation ..........................  131,684         12,500           108,490              --

Decrease (increase) in:

   Accounts receivable ....................................  (1,094)         --               (22,351)             --
   Prepaid expenses .......................................   10,527         --               (86,698)             --
   Inventory ..............................................1,694,886         --            (1,815,526)             --
   Film production costs ..................................(131,019)         (1,134,490)   (1,518,639)             --
   Security deposits ......................................    4,300         --            (9,178)                 --


Increase (decrease) in:

   Accounts payable ....................................... (^51,073)        78,851         81,398                 --
   Accrued expenses .......................................  (44,417)        --             83,584                 --
   Due to factor ..........................................(1,646,600)       --             1,434,686              --
   Income taxes payable ...................................    16,056        --             35,279                 --
   Deferred tax payable ...................................     9,389        --             12,309                 --

   ^Net cash used for operating activities ................  (158,390)       (1,097,690)    (1,899,878)            --


Cash flows from investing activities:

   Net assets acquired from acquisition of subsidiary .....       --         --             70,717                 --
   ^Acquisition of furniture and fixtures .................  (1^3,483)       --            (1,414)                 --

      Net cash  (used for) provided by investing activities   (13,483)       --             69,303                 --


Cash flows from financing activities:

   Advances to related parties ............................^ (33,450)       (8,429)       (115,854)                --
   Proceeds from issuance of common stock
    and warrants .......................................... 1,000,000       5,560,240          --
    Deferred offering costs incurred ......................   47,743)       (156,371)     (996,182)                --
   Proceeds from capital contributions ....................       --          100,000       100,000                --
   Subsidiary redemption of preferred stock ............... (280,000)          --             --                   --
   Proceeds from advances from related parties ............  ^               4,167        183,000                  --

      Net cash ^(used for) provided by financing activities (357,026)        1,118,200    4,548,204                --

Net (decrease) increase in cash ........................... (528,899)        20,510       2,717,629                --


Cash, beginning of period .................................2,717,629         --           --                       --


Cash, end of period .......................................$ ^2,188,730      $20,510      $2,717,629               $ --
                                                           ===========    ===========    ============   =============


Supplemental disclosure of non-cash flow information:

   Cash paid during the year for:

      Interest ............................................$122,014        $ --           $ 85,098                 $--

      Income taxes ........................................$9,154          $ --           $ --                     $




           See accompanying notes to consolidated financial statements

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             (Unaudited)             For the year ended         From
                                                                                                                December

                                                             For the  six months     December                   1, 1995

                                                             ended                                              (date

                                                             June 30,                31, 1996                   of inception) to

                                                             1997                    1996           (Note 2a)   December 31, 1995

Schedule of non-cash operating activities:

In connection  with the Senior  Management  Incentive  Plan,
125,000   shares of common stock were issued
as consideration for services rendered to the Company .......$--                     $ 312,500      $ --        $--
                                                             ==============          ============   ========    =================
In connection with the formation
 of the Company, 50,000 shares of
 common stock were issued ................................   $--                     125,000        $--         $--
                                                             ==============          ============   ========    =================


In connection with the issuance of common stock,  167,500 shares of common stock were issued as
   consideration for services ...............................$ --                    $--            $418,750    $--
                                                             ==============          ============   ========    =================

In connection  with  the  Senior Management Incentive Plan, 25,000 shares originally issued as consideration for services rendered to the Company were
   canceled .................................................$(62,500)               $--            $--         $--
                                                             ==============          ============   ========    =================

Schedule of non-cash investing activities:

   In connection with the acquisition of
   a subsidiary, 150,000 shares of
   common stock were issued .................................$--                     $--            $575,000   $--

           See accompanying notes to consolidated financial statements

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED




NOTE 1       -    ORGANIZATION

                           Hollywood  Productions,   Inc.  (the  "Company")  was
                  incorporated in the State of Delaware on December 1, 1995. The Company was formed for the purpose of acquiring screen plays and producing motion pictures. During December 1995, the Company issued 5,000,000 shares of its $.001 par value common stock to European Ventures Corp. ("EVC") for an investment of $1,100,000. An officer and director of EVC is the former President and Director of the Company. During September 1996, simultaneously with the completion of its Initial Public Offering ("IPO"), the Company acquired all the capital stock of Breaking Waves, Inc. ("Breaking Waves"). Breaking Waves designs, manufactures and distributes a line of private label swimwear.


                         On April 8, 1996,  the  Company  formed a  wholly-owned
                    subsidiary named D.L. Productions, Inc. ("D.L."). D.L. was formed in the State of New York for the purpose of purchasing and producing the motion picture ADirty Laundry@. As of December 31, 1996 and June 30, 1997, the Company has presented consolidated financial statements.


                         The  Company's  and  its  subsidiaries'   year  end  is
                    December 31.

NOTE 2       -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            a)    Basis of presentation


                           The consolidated financial statements at December 31,
                  1996 and June 30, 1997 include the accounts of the Company and its wholly owned subsidiaries, D.L. and Breaking Waves after elimination of all significant intercompany transactions and accounts. Additionally, purchase accounting requires the elimination of all operating transactions of the acquired subsidiary from the inception of its fiscal year to the date of acquisition. Hence, the consolidated statement of operations and consolidated statement of cash flows for the year ended December 31, 1996 reflects the transactions of the subsidiary, Breaking Waves, for the period from September 24, 1996, the acquisition date, to December 31, 1996. If the operating transactions from January 1, 1996 to September 24, 1996 were included in the December 31, 1996 consolidated statement of operations, the effect by major components would be as follows:

Increase

Net sales           $ 3,596,982
Cost and expenses:

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED





Cost of sales                      2,401,586
Operating and interest expense     1,221,040
Net Loss                           $ (25,644)
                                   ==============


b) Basis of presentation - Six months ended June 30, 1997 and 1996


                      The unaudited  interim  financial  statements  for the six months ended June 30, 1997 and 1996 included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and, in the opinion of the Company, reflect all adjustments (consisting only of normal recurring
NOTE 2            -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont= )

                      adjustments) and disclosure which are necessary for a fair presentation. The results of operations for the six months ended are not necessarily indicative of the results for the full year.


                  c)  Cash and cash equivalents


                      The  Company  considers  highly  liquid  investments  with maturities of six months or less at the time of purchase to be cash equivalents. At June 30, 1997 money market accounts and ^certificate of deposits amounted to $91,002 and $2,077,471, respectively. Included in these amounts at December 31, 1996 are certificate of deposits of $2,229,310 and mutual funds of $372,943. The Company at June 30, 1997 and December 31, 1996 maintains its cash deposits in accounts which are in excess of Federal Deposit Insurance Corporation limits by $2,068,473 and $2,562,852, respectively.


                  d)  Inventory


                      Inventory   at  ^June  30,  1997  and  December  31,  1996
                  amounting to $120,640 and $1,815,526, respectively, consists of finished goods (swimwear) which are valued at the lower of cost (using the first-in, first-out method) or market. All inventory is pledged as collateral for factored receivables under an agreement with a commercial bank. (See Note 5).


            e)    Film production and distribution costs


                      The Company  follows  industry  standards in  capitalizing film production and distribution costs. Film production and distribution costs include all costs associated with the writing, producing and distribution of the film. As of June 30, 1997, the Company has not amortized any film production and distribution costs.


            f)    Deferred compensation

                      Deferred  compensation  consists of common stock issued in lieu of compensation pursuant to the 1996 Senior Management Incentive Plan and management employment agreements.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED





                   Such costs are  amortized  monthly  using the  straight  line method over the period of the vesting rights of the respective shares.

            g)    Organizational costs

                      Organizational  costs  consist of common  stock  issued in lieu of legal costs incurred in the establishment of the Company. Organizational costs are being amortized monthly on a straight line basis over their estimated useful lives of five years.

            h)    Excess of cost over net assets acquired

                      Excess of cost over net assets acquired is being amortized on a monthly basis over the estimated useful life of the related assets acquired for a period of fifteen (15) years.

NOTE 2       -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont=d)

                  i)  Income taxes

                      Effective December 1, 1995 (date of inception) the Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods taxable income for Federal, State and City income tax reporting purposes.

                  j)  Revenue and cost recognition

                                i)Breaking Waves

                    Sales are  recognized  upon the  transfer to the customer of title to the goods (generally upon shipment to the customer from warehouse). Sales returns are recorded upon acceptance of the goods (generally upon receipt of goods in the warehouse with prior approved authorization). Duty costs, which are a component of cost of sales, are recorded upon the clearance of such goods through customs.

ii) D.L.


                    D.L.  recognizes  revenue  when  amounts  are  realized  and earned. As of June 30,

                      1997 and December 31, 1996 no revenue associated with the motion picture have been recognized.

            k)    Allowance for returns and chargebacks

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED





                    The Company records allowance for returns and chargebacks at the end of each month based on the actual returns and chargebacks received through the end of the following month. Allowances for returns and chargeback more than thirty days after the end of month have historically not been material.

                  l)  Net income (loss) per common share

                      In  calculating  primary  income  (loss)  per  share,  the
                  Company uses the weighted average number of shares of common stock outstanding during each respective period.

                  m)  Use of estimates

                      In  preparing  financial  statements  in  conformity  with generally accepted accounting principles, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED


NOTE 2       -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont=d)

            n)    Fair value disclosure at December 31, 1996

                      The   carrying   value  of  cash,   accounts   receivable,
                  inventory, accounts payable, accrued expenses and short-term debt are a reasonable estimate of their fair value.

                  o)  Impact of recently issued accounting standards

                      In March 1995, the Financial  Accounting  Standards  Board
                  issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 January 1, 1996 and there was no effect to the Company.

                  p)  Accounting for stock-based compensation

                      The Company has elected  earlier  adoption of Statement of
                  Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", which requires the recognition of compensation expense for stock-based awards based upon the fair value of the award at the grant date. The Company elected adoption of Statement 123 effective January 1, 1996.

NOTE 3       -    ADVANCES TO RELATED PARTIES


                      During October 1996, pursuant to two promissory notes, the
                  Company loaned two of its officers a total of $87,000 bearing interest at six and one-half (6 2) percent payable over three years. During January 1997, the balance of one of these notes amounting to $30,130 was written off as part of a severance package for one of its previous officer. As of June 30, 1997 and December 31, 1996 the balance of such promissory notes amounted to $56,167 and $83,397, respectively.

                      The  remaining  balance at ^June 30, 1997 and December 31,
                  1996 amounting to $58,840 and $32,457, respectively, represents advances to affiliates of an officer and other related parties. Such advances are non-interest bearing and are due on demand.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED



NOTE 4       -    ACCRUED EXPENSES

                      Accrued expenses consist of the following at:


                                               June 30,     December 31,
                                               1997         1996

                  Professional fees .........   $35,000   $54,205
                  Payroll taxes .............      --       7,946
                  Royalty and commission fees         ^    19,833
                  Other .....................     4,167     1,600
                                                -------   -------
                                                $39,167   $83,584
                                                =======   =======

NOTE 5       -    DUE TO FACTOR


                      On April 4, 1991,  Breaking Waves entered into an accounts receivable financing agreement with NationsBanc Commercial Corp. ("Nations") to sell their interest in all present and future receivables without recourse. Breaking Waves submits all sales orders to Nations for credit approval prior to shipment, and pays Nations : of 1% fee on the gross amount of the receivables. Nations retains from amounts payable to Breaking Waves a reserve for possible obligations such as customer disputes and possible credit losses on unapproved receivables. Breaking Waves may take advances of up to 85% of the purchase price on the receivables, with interest charged at the rate of 13/4% over prime. Interest charged to expense totaled approximately $67,173 from September 24, 1996 date of acquisition to December 31, 1996. For the six months ended ^June 30, 1997, interest expense amounted to $122,014. Nations has a continuing interest in Breaking Waves's inventory as collateral for the advances.


NOTE 6       -    PROVISION FOR INCOME TAX

                      Provision for income tax is comprised of the following for the year ended December 31, 1996:

Current:
         Federal ...........................   $  --
         State and local ...................    35,279
                                               -------
                                               $35,279
Deferred:
         Federal ...........................   $ 9,289
         State and local ...................     4,715
                                               -------
                                                14,004

            Total provision for income taxes   $49,283
                                               =======

                  The Company=s provision for income taxes includes state and local income, capital and minimum franchise taxes.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED


NOTE 6            -        PROVISION FOR INCOME TAX (Cont=d)

                           A reconciliation of the provision for income taxes on
                  income per the U.S. Federal statutory rate to the reported income tax expense is as follows:

                                               December 31,
                                               1996
U.S. Federal statutory rate applied to
 pretax loss ...............................   $(58,718)
State and local income taxes, net of federal
 income tax benefit, applied to pretax loss     (25,456)
Permanent differences ......................      3,337
Increase in valuation allowance ............     80,837
Current provision for state and local taxes      35,279
Increase in deferred tax liability .........     14,004
                                               --------
      Total provision for income taxes .....   $ 49,283
                                               ========


                         The Company has adopted SFAS No. 109,  "Accounting  for
                    Income Taxes", effective December 1, 1995. Management has evaluated the effect of implementation and has determined that there is no material impact on the Company's financial position except for the effect of Breaking Waves IRC Section 263A inventory capitalization adjustment, the differential between book and tax treatment with respect to SEC Section 144 stock issued as compensation for services and the different lives used for book and tax purposes for amortization of the excess of cost over net assets acquired.

                         Income  taxes  are  provided  for  the tax  effects  of
                    transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the financial and tax basis of assets and liabilities for financial and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled.

                         The  Company  has  a  policy  of  capitalizing  certain
                    indirect costs to inventory attributable to the current year for tax reporting purposes and expensing such amounts currently for financial statement purposes. The Company expects to continue this policy for an indeterminable time period. Accordingly, measurement of the deferred tax liability attributable to the book-tax basis differentials is computed at a rate of 34% federal and 11% state and local pursuant to SFAS No. 109.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED


NOTE 6        -   PROVISION FOR INCOME TAX (Cont=d)


                         The tax  effect of  significant  items  comprising  the
                    Company's deferred tax assets are as follows:

                                                                 December 31,
                                                                 1996

Net operating loss carryforwards .............................   $ 37,389
SEC Section 144 stock compensation ...........................     43,448
Valuation allowance ..........................................    (80,837)
                                                                 --------

Long-term portion of deferred tax assets .....................   $   --
                                                                 ========



         The tax effect of significant items comprising the Company's deferred tax liability are as follows:

                                             December 31,
                                             1996

Section 263A differential .................   $12,309
                                              -------
Long-term portion of deferred tax liability   $12,309
                                              =======

                  The Company and its subsidiaries file a consolidated tax return for federal tax purposes. For state and local purposes, the Company and its subsidiaries file separate tax returns. As such, each entity computes its state and local tax based on its own taxable income or loss.

               At December 31, 1996, the Company had a net operating loss carryforward (NOL) of approximately $94,000 which expires in 2011. The Company has recorded a full valuation allowance against the deferred tax asset at December 31, 1996 pursuant to SFAS 109, since management could not determine that it was "more likely than not" that the deferred asset would be realized in the future.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED



NOTE 7 -COMMITMENTS AND CONTINGENCIES

             a)   Lease commitments


                  The Company and its subsidiaries= approximate future minimum rentals under non-cancelable operating leases in effect on une 30, 1997 are as follows:


          Year ended
          December 31,

1997   $  2,380
1998    119,157
1999    119,157
2000     90,282
2001     69,657
       --------

       $440,633

                             Rent  expense  charged  to  operations  for the six
                  months ended June 30, 1997 and for the period from September 24, 1996 (date of acquisition) to December 31, 1996, amounted to approximately $77,000 and $33,500, respectively.


                  b)         License agreement


                             On October 16, 1995,  Breaking Waves entered into a
                  license agreement with Beach Patrol, Inc. ("BPI") for the exclusive use of certain trademarks in the United States. The agreement commenced January 1, 1996 and is for an initial period of thirty (30) months divided into one (1) six month, and two (2) twelve month terms with the option to extend the agreement for an additional three (3) 12 month term periods. In exchange, Breaking Waves will pay BPI the greater of 5% of net sales, as defined, or the guaranteed minimum trademark royalty ("GMTR"). The GMTR ranges from $75,000 for the first term to $200,000 for the sixth term. In addition, Breaking Waves is obligated to pay BPI 2% of net sales for showroom/advertising expenses, and to spend an additional 1% of net sales for advertising. A minimum guaranteed showroom/advertising expense will be payable for the first three terms. BPI has the option to terminate the agreement if Breaking Wave's net sales do not reach specified levels, ranging from $1,000,000 for the first term to $4,000,000 for the sixth term. For the six months ended June 30, 1997, Breaking Waves incurred royalty and advertising costs amounting to approximately $71,000. From September 24, 1996 (date of acquisition) to December 31, 1996, Breaking Waves incurred royalty and advertising costs amounting to approximately $26,000.


                  c)         Concentration of risk


                             Breaking  Waves  purchases  the  majority  of  it's
                  inventory from one vendor located in Indonesia. For the six months ended June 30, 1997 and for period from September 24,

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED


                  1996 (date of acquisition) to December 31, 1996, Breaking Waves purchased approximately 100% and 91%, respectively, of its merchandise from this vendor.

NOTE 7       -    COMMITMENTS AND CONTINGENCIES (Cont=d)

                             For the six months  ended June 30, 1997 and for the
                  period from September 24, 1996 (date of acquisition) to December 31, 1996, approximately 37% and 16%, respectively, of sales were derived from two and^one unrelated customer, which are in the retail industry.


            d)    Seasonality

                             Breaking   Waves's   business  may  be   considered
                  seasonal with a large portion of its revenues and profits being derived between December and June for shipments being made between November and May. Each year from June to November Breaking Waves engages in the process of designing and manufacturing the following seasons swimwear lines, during which time it incurs the majority of its expenses, with limited revenues.

                  e)         Co-production and property purchase agreements

                         Pursuant  to   co-production   and  property   purchase
                    agreements dated March 15, 1996, as amended, the Company, through is wholly owned subsidiary, D.L., acquired the rights to co-produce a motion picture and has agreed to finance the costs of production and distribution of such motion picture with the co-producer agreeing to finance $100,000 of the costs of production. The Company retains all rights to the motion picture, the screenplay, and all ancillary rights attached thereto.


                             Pursuant  to the terms of the  agreements  with the
                  stars of the motion picture, the two stars each have the right to receive $50,000 against a 5% participation fee based on revenues from the first proceeds received from the distribution of the Motion Picture. Thereafter, the Company shall have the right to all subsequent revenues until the first $990,000 of their initial investment is repaid. The next proceeds received by the Company shall be distributed as follows: (i) 5% of revenues to each of the two stars up to a maximum of $250,000, at which time their distribution decreases to 2%; (ii) the Company and the co-producer shall receive the remainder of their initial investment; (iii) the Company and the co-producer each receives revenues up to 25% and 35%, respectively, of each parties initial investment;
                  (iv) the co-producers shall receive their deferred compensation for writing, production and direction; and (v) all revenues in excess of (i), (ii) (iii) and (iv) shall first be used to repay any distribution costs incurred, with the remainder to the Company and co-producer at a rate of 75% and 25%, respectively. As of June 30, 1997 and December 31, 1996, the Company=s cumulative contribution amounted to $1,549,658 and $1,418,639, respectively, for the co-production and distribution of such motion picture^. The coproducers have invested $100,000 in D.L. which has been recorded as a capital contribution.


            f)    Employment agreements

                         On November  27,  1996,  the Company  entered  into two
                    employment agreements with two

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED





                         officers  of  Breaking   Waves.   Such   officers   are
                    responsible for the designing, production, marketing and sales of the Breaking Wave=s lines. The employment agreements are for terms of three years with annual salaries of $110,000 each. In


NOTE 7 - COMMITMENTS AND CONTINGENCIES (Cont=d)

                             addition to the  salary,  the Company has agreed to
                  issue on each of November 27, 1996, 1997 and 1998, shares of Common Stock, with a market value equal to (as hereinafter defined) $25,000 on the date of issuance, subject to a vesting schedule. The vesting schedule shall be as follows; (i) 2 of the shares received on November 27, 1996 vested 90 days thereafter with the balance vesting 270 days thereafter and
                  (ii) on each subsequent annual issuance commencing November 27, 1997, 2 of the shares shall vest six months from issuance with the balance vesting on the following anniversary. AMarket Value@ shall mean (i) $5.00 per share with respect to the shares to be issued on November 27, 1996 and (ii) the average of the closing bid and asked prices for a period of 30 days ending five days prior to the date of issuance for shares to be issued on November 27, 1997 and 1998. For the six months ended June 30, 1997 and for the period September 24, 1996 (date of acquisition) to December 31, 1996 compensation costs in incurred by the Company in connection with the issuance of the common stock amounted to $16,668 and $2,778, respectively,

            g)    Guarantees

                         Prior  to  the  acquisition  by the  Company,  Breaking
                    Waves, along with an affiliate of Breaking Waves, D. Stone Industries, Inc., (AD. Stone@), an entity wholly-owned by the previous majority stockholder of Breaking Waves, had issued cross-corporate guarantees to Nations for trade acceptances payable. In connection with the acquisition by the Company, such cross-corporate guarantees were replaced by a letter of credit issued by the Company.

NOTE 8            -          STOCKHOLDER'S EQUITY

                  a)         Articles of Incorporation

                             In June 1996,  the Company  amended its Articles of
                  Incorporation increasing its authorized common stock from 200 common shares, no par value, to 20,000,000 common shares, $.001 par value. In addition, the Company effected a 50,000 for 1 stock split of all issued and outstanding shares of common stock. The financial statements give retroactive effect to these items.

                  b)         Initial public offering

                         On December  21, 1995,  the Company  signed a Letter of
                    Intent, which was subsequently amended during June 1996, with an underwriter to proceed on a "Firm Commitment" basis with the IPO of the Company's Common Stock and redeemable common stock purchase Warrants ("the Warrants"). The Company offered 800,000 shares and 1,600,000 Warrants. The 800,000 shares and 1,600,000 Warrants were offered to the public at a price of $5.00 per share and $.25 per Warrant, respectively. The total gross offering proceeds to the Company was $4,400,000.

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED



NOTE 8 - STOCKHOLDER'S EQUITY (Cont=d)

                         Each Warrant  entitled  the holder  thereof to purchase
                    one share of Common Stock at a price of $6.50 during the four year period commencing one year from the ("Effective

                             Date") of the IPO. The Warrants are  redeemable  by
                  the Company at any time commencing one year from the Effective Date upon thirty (30) days notice at a redemption price of $.05 per warrant, provided that the closing bid quotation of the common stock for each of the thirty (30) trading days on which the Company gives notice is at least 170% of the then exercise price of the warrants.

                             On  September  24, 1996,  the Company  successfully
                  completed its public offering. As a result, the Company sold 800,000 shares and 1,840,000 Warrants of which 240,000 Warrants were sold pursuant to the underwriter's over-allotment option. The Company yielded a total net proceeds of $3,813,294 after deducting underwriter selling expenses. Simultaneously with the offering, the Company charged all offering costs incurred to additional paid-in capital which totaled $996,182

                             Upon  the  closing  of the sale of the  Shares  and
                  Warrants offered, the Company sold to the underwriter, underwriter's warrants to purchase up to 80,000 shares of Common Stock and 160,000 Warrants

            c)    Acquisition of Breaking Waves, Inc.

                  Pursuant to a stock purchase agreement dated May 31, 1996 (the "Agreement") among the Company, EVC, Breaking Waves and it's respective shareholders, the Company on

                             September 24, 1996 issued  150,000 shares of Common
                  Stock in exchange for all of the issued and outstanding capital stock of Breaking Waves. The transaction has been accounted for using the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of Breaking Waves from the date of acquisition, September 24, 1996. As a result of the transaction, excess of cost over net assets acquired totaling $1,064,283 have been recorded and are amortized over the useful lives of the related assets. Amortization expense for the ^six months ended ^June 30, 1997 and for the period from September 24, 1996 (date of acquisition) to December 31, 1996 ^amounted to $35,476 and $17,738, respectively.


                         In  conjunction   with  such   Agreement,   a  previous
                    stockholder of Breaking Waves entered into a two year consulting agreement effective January 1, 1996 with Breaking Waves for an annual consulting fee of $100,000. Additionally, pursuant to the Agreement, the previous stockholders of Breaking Waves agreed not to compete with the Company for a period of four years from the consummation thereof. The Agreement stipulates that the previous stockholders of Breaking Waves will not engage directly or indirectly in any

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED





                         business in which  Breaking  Waves is  conducting or in
                    the process of forming.

                         Prior to the  consummation of the Company's IPO, during
                    September 1996, Breaking Waves performed a recapitalization and exchanged all its common stock for new common stock, and for a series of preferred stock. Pursuant to the Agreement,

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED



NOTE 8       -    STOCKHOLDER'S EQUITY (Cont=d)

                             Breaking  Waves  issued  5,600  shares of its newly
                  authorized Series A Preferred Stock its previous stockholders in proportion to their respective holdings. The holders of the shares of the Series A Preferred Stock have the right to redemption whereby, on each of January 1, 1997 and 1998 subject to legally available funds, Breaking Waves shall  redeem one half of the  outstanding  shares of
                  the Series A Preferred Stock, at a redemption price of $100 per share on a pro rata basis. During January 1997, Breaking Waves redeemed 2,800 shares ofSeries A preferred stock for a total of $280,000.


                      Lastly, the Company contributed $100,000 to the capital of
                  Breaking Waves whereby simultaneously therewith, Breaking Waves repaid its stockholders' loans amounting to $100,000.

                  d)  1996 Senior Management Incentive Plan

                         During  May,  1996,  the Company  established  the 1996
                    Senior Management Incentive Plan ("Incentive Plan") pursuant to which 250,000 of common stock are reserved for issuance. The Incentive Plan is designed to serve as an incentive for retaining qualified and competent key employees, officers and directors of the Company.

                         During  June 1996,  pursuant  to such plan the  Company
                    issued 50,000 shares to each of two officers of the Company. 50% of such shares vesting 12 months from the issuance date and the remaining 50% vesting 24 months from the issuance date. Such shares were valued at 50% of the IPO price of $2.50. Accordingly, the Company recorded a deferred compensation amounting to $250,000 which is being amortized as the shares vest.  For the six months  ended June 30,  1997 and for
                    the year ended December 31, 1996 $141,668 (which included compensation resulting from the acceleration of shares caused to be vested upon resignation of an officer as discussed below) and $62,500, respectively, has been expensed as compensation.


                      Effective  January 10, 1997,  upon the  resignation  of an officer of the Company, 25,000 of the 50,000 shares originally issued to such officer under the Incentive Plan were immediately caused to be vested and the remaining 25,000 shares were returned to the treasury.

                      On  March  14,  1997,  the  Company  granted  to  two  (2)
                  employees, the Company=s President and an officer, options to purchase 100,000 and 50,000 shares of common stock, respectively. Each option provides for an exercise price equal to the fair market value at the date of grant, or $5.00 per share. The options are exercisable upon vesting and expires March 14, 2001. Fifty (50%) of the underlying shares to the options vest on March 14, 1998 and the remaining shares vest on March 14, 1999. In accordance with Financial Accounting Standard No. 123, the Company has estimated that the fair market value of the shares at the exercise dates will not exceed the per share option exercise price, hence, no additional compensation expense is recognized by the Company at the

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED





                  date of grant.


NOTE 8        -   STOCKHOLDER'S EQUITY (Cont=d)

             e)   Consulting Services

                      During September 1996, the Company paid $40,000 and issued
                  7,500 shares of common stock to an affiliate of the Company's President and Director pursuant to a consulting arrangement. The shares have been valued at 50% of the IPO price or $2.50 per share. Accordingly the Company recorded total consulting expense amounting to $58,750 for the year ended December 31, 1996.

NOTE 9        -   RELATED PARTIES TRANSACTIONS

                         a) During September 1996, the Company contributed $100,000 to Breaking Waves pursuant to the Agreement whereby simultaneously therewith, Breaking Waves repaid its stockholders' loans amounting to $100,000.


                         b) During June 1996, pursuant to the 1996 Senior Management Incentive Plan, the Company issued 50,000 shares to each of two officers of the Company. 50% of such shares issued will vest 12 months from the issuance date and the remaining 50% will vest 24 months from the issuance date. Such shares were valued at 50% of the IPO price of $2.50. Accordingly, the Company recorded a deferred compensation amounting to $250,000 which is being amortized as the shares vest. For the ^six months ended June 30, 1997 and for the year ended December 31, 1996 $ 141,668 and $62,500, respectively has been expensed as a compensation.


                         Effective  January 10, 1997, upon the resignation of an
                    officer of the Company, 25,000 of the 50,000 shares originally issued to such officer under the Incentive Plan were immediately vested and the remaining 25,000 shares were returned to the treasury.

                    On March 14, 1997, the Company granted to two (2) employees, the Company=s President and an officer, options to purchase 100,000 and 50,000 shares of common stock, respectively. Each option provides for an exercise price equal to the fair market value at the date of grant, or $5.00 per share. The options are exercisable upon vesting and expires March 14, 2001. Fifty (50%) of the underlying shares to the options vest on March 14, 1998 and the remaining shares vest on March 14, 1999. In accordance with Financial Accounting Standard No. 123, the Company has estimated that the fair market value of the shares at the exercise dates will not exceed the per share option exercise price, hence, no additional compensation expense is recognized by the Company at the date of grant.

                  c) Prior to the acquisition by the Company, Breaking Waves, along with an affiliate, D. Stone, an entity wholly owned by the previous majority stockholders of Breaking Waves, had issued cross-corporate guarantees to Nations for trade acceptances payable. In connection with the acquisition by the Company, such cross-corporate guarantees were replaced by letters of credit issued by the Company.

                         d) During  September 1996, the Company paid $40,000 and
                    issued 7,500 shares of common

                  HOLLYWOOD PRODUCTIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   INFORMATION WITH RESPECT TO THE SIX MONTHS
                    ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED





                  stock to an affiliate of the Company's President and Director pursuant to a consulting arrangement. The shares have been valued at 50% of the IPO price or $2.50 per share. Accordingly the Company recorded total consulting expense amounting to $58,750 for the year ended December 31, 1996.


NOTE 10           -   INDUSTRY SEGMENTS

                      The Company's  operations  have been  classified  into two segments: swimwear sales and film productions. Information about the two segments for the year ended December 31, 1996, is as follows:
                                                  Swimwear Film
                                                       Sales
                                             Production Consolidated

Sales ............................   $ 1,217,152    $         --     $ 1,217,152
                                     ===========    ==============   ===========
Operating profit .................   $   294,908    $         --     $   294,908
                                     ===========    ==============   ===========

Corporate general and
 administrative expense ..........      (403,156)
Amortization expense .............       (17,738)
Interest income ..................        38,386
Interest and finance expense .....       (85,099)
Loss from operations
 before provision for income taxes   $  (172,699)

Provision for income taxes .......        49,283

Net loss .........................   $  (221,982)
                                                                     ===========

Identifiable assets at December
 31, 1996 ........................   $ 1,947,789    $    1,536,487   $ 3,484,276
                                                    ==============   ===========

Corporate assets .................     4,158,806
                                                                     -----------
Total assets at December 31, 1996    $ 7,643,082
                                                                     ===========

     Total revenue by segment includes only sales to unaffiliated customers as there are no intersegment sales.

     Operating profit is total revenue less cost of sales and operating expenses, and excludes general corporate expenses, interest expense and income taxes.


     Identifiable assets are those used by each segment of the Company=s operations. Corporate assets are primarily cash and marketable securities.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION STATED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                     --------------------

                       TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................

RISK FACTORS..................................................

DIVIDEND POLICY...............................................

DILUTION......................................................

USE OF PROCEEDS...............................................

CAPITALIZATION................................................

BUSINESS......................................................

MANAGEMENT....................................................

PRINCIPAL SECURITYHOLDERS.....................................

DESCRIPTION OF
SECURITIES ...................................................

SHARES ELIGIBLE FOR
FUTURE SALE...................................................

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................

UNDERWRITING..................................................

LEGAL OPINIONS................................................

EXPERTS.......................................................

AVAILABLE INFORMATION.........................................

INDEX TO FINANCIAL STATEMENTS.............................F-0

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         As permitted under the Delaware Corporation Law, the Company's Certificate of Incorporation and By-laws provide for indemnification of a director or officer under certain circumstances against reasonable expenses, including attorneys fees, actually and necessarily incurred in connection with the defense of an action brought against him by reason of his being a director or officer. In addition, the Company's charter documents provide for the elimination of directors' liability to the Company or its stockholders for monetary damages except in certain instances of bad faith, intentional misconduct, a knowing violation of law or illegal personal gain.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the Securities being registered pursuant to this Registration Statement, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication by such court of such issue.

Item 25.  Other Expenses of Issuance and Distribution.

Registration Fee .....   $--
Printing and Engraving   $5,000
Legal Fees ...........   $35,000 (1)
Accounting ...........   $7,500
Transfer Agent .......   $--          (1)
NASD Filing Fees .....   $--
Miscellaneous ........   $2,500
                         -------
Total ................   $50,000 (1)

(1)      Estimated.

Item 26.  Recent Sales of Unregistered Securities.

     The sales of securities of the Company described below were exempt from registration under the Act, in reliance upon the exemption afforded by Section 4(2) of the Act for transactions not involving a public offering. All certificates evidencing such sales bear an appropriate restrictive legend.

     In December 1995, in connection with the incorporation of the Company, EVC acquired 5,000,000 shares of the Company's Common Stock and 2,000,000 Warrants for aggregate consideration of $1,100,000. The sale of 1,400,000 shares of Common Stock and 2,000,000 Warrants has been registered herein but are not being underwritten by the Underwriter, whereby such securities may be sold from time to time by the Selling Securityholder.

     In April 1996 the Company issued to Lampert & Lampert 50,000 shares for legal fees of $500 in forming and organizing the Company.

     In June 1996, the Company issued 50,000 shares of Common Stock to each of Robert Melillo and Harold Rashbaum, the chief executive officer, president and treasurer, respectively, of the Company, under the Company's senior management incentive plan. The shares were to vest at the rate of 25,000 in each of June 1997 and 1998. Upon the termination of Mr. Rosen=s consulting agreement the 25,000 shares were returned to the Company. In addition, upon the resignation of Mr. Melillo, he returned 25,000 shares to the Company and retained 25,000 shares which became fully vested, pursuant to an agreement. See "Principal Stockholders."

     In June 1996, the Company entered in to a consulting agreement with Charles Rosen to perform consulting services with regards to the acquisition of screenplays for the production of future motion pictures. Mr. Rosen received 25,000 shares of Common Stock, under the Company's Senior Management Incentive Plan which shares vest at the rate of 12,500 in each of June 1997 and 1998.

     In March 1997, the Company granted options to purchase 100,000 and 50,000 shares of Common Stock to Harold Rashbaum and Robert DiMilia respectively, at $5.125 per share, 100% of the market price on the date of grant.

Item 27.  Exhibits.


     The following exhibits have previously been filed with the Securities and Exchange Commission either with the Registration Statement on Form SB-2 file No. 333-5098-NY, Post-Effective Amendment No.1 or with the Company's Form 10-KSB for the year ended December 31, 1996, as appropriately marked herein, and pursuant to 17 C.F.R. 230.411, are incorporated by reference herein. The exhibits designated by an asterisk (*) have been be filed with this Post-Effective Amendment No.2.

  3.1                      -        Certificate of Incorporation of the Company
  3.2                      -        Amendment to Certificate of Incorporation of the Company, filed in
  3.3                      -        Certificate of Incorporation of D.L. Productions, Inc.
  3.4                      -        By-Laws of the Company
  3.5                      -        By-Laws of D.L. Productions, Inc.
  3.6                      -        Certificate of Incorporation of Breaking Waves, Inc.
  3.7                      -        By-Laws of Breaking Waves, Inc.
  4.1                      -        Specimen Common Stock Certificate.
  4.2                      -        Specimen Warrant Certificate.
  4.4                      -        Form of Warrant Agreement between the Company,
                                    the Underwriter and Continental Stock Transfer &
                                    Trust Company.
  4.5                      -        Form of Restricted Stock Agreement.
  5.0                      -        Opinion of Klarman & Associates.
 10.1                      -        Form of Lock-up Agreement.
 10.2                      -        The Company's Senior Management Incentive Plan.
 10.4                      -        Consulting Agreement between Breaking Waves, Inc., and Dan Stone.
 10.5                      -        Lease at 112 West 34th Street, New York, New York.
                           -        Lease at 8410 N.W. 53rd Terrace, Miami, Florida.
 10.7                      -        Stock Purchase Agreement between the Company, European Ventures
                                    Corp., Breaking Waves, Inc., and the stockholders of Breaking Waves,
                                    Inc., dated May, 1996.
 10.9                      -        Property Acquisition Agreement between the Company and Rogue
                                    Features, Inc., dated March, 1996.
 10.10                     -        Co-production agreement between the Company and
                                    Rogue Features, Inc., dated March, 1996 and all amendments thereto.
 10.11                     -        Right of First Refusal Agreement with principals of Rogue Features, Inc.
 10.12                     -        Form of Assignment of right to Huk-A-Poo line.
 10.13                     -        Shippers Agency Agreement between Hollywood Productions, Inc., and
                                    Third Party Enterprises, Inc.
 10.14                     -        License Agreement between Breaking Waves, Inc. and Beach Patrol, Inc.
 10.16                     -        Employment agreement with Michael Friedland. (Incorporated by reference to the  indicated  exhibit in the Company=s
                                    10-K for the year ended December 31, 1996).
 10.17                     -        Employment agreement with Malcolm Becker. (Incorporated by reference to the indicated exhibit in the Company=s 10-K for the year ended December 31, 1996).

 10.18                     -        Termination of Employment Agreement with Robert Melillo.
                                    (Incorporated by reference to the indicated exhibit in the Company=s
                                    ^10-K for the year ended December 31, 1996).

 10.19^                    -        Trident Licensing, Inc. Agreement (Incorporated by reference to the indicated exhibit in Post- Effective Amendment No.1).

 10.20^                    -        ^Cyclone Option Agreement (Incorporated by reference to the indicated
                                    exhibit in Post- Effective Amendment No.1).
 10.21^                    -        Cyclone Co-Writer Agreement (Incorporated by reference to the indicated exhibit in Post- Effective Amendment No.1).
 10.22*                    -        Heller Financial Agreement.
 23.01*                    -        Consent of Scarano & Tomaro, P.C.



                                      II-3



 23.02                     -        Consent of Klarman & Associates, as annexed to Exhibit 5.0.

Item 28.  Undertakings.

         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including but not limited to any addition or deletion of a managing Underwriter.

     (2) That, for the purpose of determining any liability under the Act, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining any liability under the Act, each such Post-Effective Amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue by such court. See Item 24.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on the 8th day of September, 1997.



                                                     HOLLYWOOD PRODUCTIONS, INC.


                                                         By: \s\ Harold Rashbaum
                                                                Harold Rashbaum,
                                                         Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



\s\ Harold Rashbaum                                                    Chief Executive Officer,

Harold Rashbaum                                                        President and Director                 09/8/97
                                                                       (Principal Executive Officer)          Date


\s\ Robert DiMilia                                                     Secretary and Director                 09/8/97

Robert DiMilia                                                                                                Date



\s\ Alain A. Le Guillou, M.D.                                          Director                               09/8 /97
Alain A. Le Guillou, M.D.                                                                                     Date



                                  Exhibit 10.22

                           Heller Financing Agreement

                             HELLER FINANCIAL, INC.
          Factoring and Revolving Inventory Loan and Security Agreement

This FACTORING AND REVOLVING INVENTORY LOAN AND SECURITY AGREEMENT (this "Agreement") is dated and effective as of the Effective Date and entered into between BREAKING WAVES, INC., a New York corporation, whose chief executive office is 14 East 60th Street, Suite 402, New York, New York 10022, telecopy number (212) 688-1797 ("Client") and HELLER FINANCIAL, INC., a Delaware corporation, with offices at 150 East 42nd Street, New York, New York 10017, telecopy number 212/880-7158 ("Heller").

WHEREAS, Client has requested and Heller has agreed to purchase all Client=s Accounts, provide Advances against such Accounts, provide a Revolving Loan, guaranty Letters of Credit and provide certain services (see Section 16 for the definitions of certain capitalized terms); and

WHEREAS,  HOLLYWOOD  PRODUCTIONS,   INC.,  a  Delaware  corporation  ("Corporate
Guarantor") is willing to guaranty all of the obligations of Client to Heller under the Loan Documents; and

NOW, THEREFORE, in consideration of the agreements, provisions, and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Client and Heller agree as follows:

SECTION 1.  Purchase of Accounts

1.1 Client hereby sells, assigns, and transfers to Heller, and Heller hereby agrees to purchase all of Client's Accounts, with full power to Heller to collect and otherwise deal with such Accounts as the sole and exclusive owner thereof.

1.2 (a) Client will submit for Heller's credit approval the credit requirements of Client=s customers, a description of Client's normal selling terms and such other information as Heller requests concerning Client's customers. Heller may, in Heller=s sole credit judgment, establish credit lines for sales to Client's customers on Client's normal selling terms or on other selling terms approved by Heller by Written Notice. Client may also submit for Heller=s credit approval specific orders from Client's customers and Heller may, in Heller=s sole credit judgment, approve such orders on a single order credit approval basis. All of Heller's credit approvals will be by Written Notice and/or Transmission to Client.

        (b) Heller may amend or withdraw a credit line or single order credit approval at any time prior to the Delivery by notifying Client verbally and/or by Written Notice or Transmission. A single order credit approval will be automatically withdrawn: (i) in the event Delivery is not made on or prior to the expiration date indicated on the single order credit confirmation form Heller sends to Client by Written Notice or Transmission or (ii) in the event any change is made in any of the terms of the Account without Heller's prior approval by Written Notice or Transmission.

        (c) Heller will have no liability to Client or to any customer for Heller's refusal to credit approve an Account or Heller's withdrawal or amendment of a credit approval.

     1.3 Heller will assume the Credit Risk on all Approved Accounts. Heller will have full recourse to Client for all Non-Approved Accounts.

1.4 In the event that monies are at any time owing by a customer for both Approved Accounts and Non-Approved Accounts, any amount when paid by or credited to the customer will be applied as follows:

        (a) If Heller issued single order approvals, all amounts paid by or credited to the customer may be deemed applied first to Approved Accounts.

        (b) If Heller established a credit line for such customer and if the credit line was in force at the time amounts were received from or credited to the customer, such amounts will be deemed applied first to Non-Approved Accounts.
 If the credit line is canceled, any amount thereafter received or credited will be deemed applied first to Approved Accounts .

1.5 If a bankruptcy or insolvency proceeding is instituted by or against a customer and if Heller agrees by Written Notice to Client to make a claim in such proceeding for Non-Approved Accounts, all amounts distributed to Heller in such proceeding will be shared pro rata between Approved Accounts and Non-Approved Accounts.

SECTION 2.  Advances

2.1 As payment for an Account, (a) the Collected Amount of the Purchase Price of an Account will be credited to Client's account as of the Collection Date and
(b) if an Approved Account remains partially or fully unpaid solely as a result of the financial inability of the customer thereon to pay such Approved Account and if such Account is not subject to a Dispute, the Purchase Price of such Approved Account less any Collected Amounts previously credited to Client's account with respect to such Approved Account will be credited to Client's account on the Approved Payment Date for such Approved Account. The payments, when credited to Client=s account, shall first be applied to all interest, Advances, and other amounts due Heller hereunder.

2.2 Subject to the terms and conditions of this Agreement, Heller may, upon Client's request, and in Heller's sole discretion, make advances to Client or for Client=s account of up to eighty-five percent (85%) of the Purchase Price of Eligible Accounts, but in no event shall the total of outstanding Advances at any one time exceed the Maximum Advance Amount. To the extent that the total of aggregate outstanding Advances exceeds the Maximum Advance Amount, Client shall pay to Heller upon its demand any and all amounts necessary to reduce the aggregate outstanding Advances to or below the Maximum Advance Amount. Heller shall establish and may adjust, in its sole discretion, standards to determine whether an Account purchased by Heller is eligible for an Advance ("Eligible Account(s)") and the rate of such Advance at such time as Client requests an Advance. Each such increase or decrease in the rate or amount of any Advance shall become effective immediately for the purposes of calculating availability of Advances hereunder. Without limiting the generality of the foregoing, the following Accounts are not Eligible Accounts: (1) Accounts which are not Approved Accounts; (2) Accounts with respect to which the customer is an Affiliate of Client's or a director, officer, agent, stockholder, or employee of Client's or any of Client's Affiliates; (3) Accounts with respect to which there is any Dispute with the respective customer; (4) any Account with respect to which the customer is a person to which Client is indebted, provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by Client to such person;
(5) Accounts which have been charged back to Client pursuant to Sections 8.1, 8.2, and 8.3 hereof; (6) cash-on-delivery Accounts; (7) cash sale Accounts; (8) Accounts arising from sales to one customer in excess of forty percent (40%) of all outstanding Accounts, but only to the extent of such excess; and (9) Accounts due from a customer whose principal place of business is located outside the United States of America that are not covered by a letter of credit, in acceptable form to Heller, in its sole discretion or which are not otherwise Approved Accounts.

SECTION 3.  Revolving Loans/Letters of Credit

3.1 (a) In addition to Advances described in Section 2 above, subject to the terms and conditions of this Agreement, Heller will make Revolving Loans to Client upon Client's request and in Heller's sole discretion up to fifty percent (50%) of Eligible Inventory plus the Overformula Facility, but in no event more than the Maximum Revolving Loan Amount. Amounts borrowed hereunder may be repaid and reborrowed from time to time until such time as this Agreement terminates. "Eligible Inventory" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all finished goods inventory owned by Client and in Client's possession or in a public warehouse subject to a non-negotiable warehouse receipt where the warehouseman has executed a warehouseman=s waiver acceptable to Heller and located in the United States of America. Heller shall establish and may adjust, in its sole discretion, standards to determine whether Inventory is eligible for a Revolving Loan. Without limiting the foregoing, the following are not Eligible
Inventory: (a) work-in-process that is not readily marketable in its current form, (b) finished goods which do not meet the specifications of the purchase order for such goods, off-quality goods and goods classified as seconds; (c) Inventory which Heller determines, in the exercise of reasonable discretion and in accordance with Heller's or Client's customary business practices, to be unacceptable for borrowing purposes due to age, quality, type, category, quantity, and/or any other reason; (d) Inventory with respect to which Heller does not have a valid, first priority and fully perfected security interest; (e) Inventory with respect to which there exists any lien in favor of any person other than Heller; (f) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 25 U.S.C. 215 (a) (i); (g) Inventory located at any location other than those locations set forth on Schedule 7.8; (h) returns, samples, excess, non-active and discontinued goods; (i) shop supplies and packaging materials; and (j) goods subject to a proprietary or private label restriction on disposition.

         (b) To the extent that, at any time, the total of all Revolving Loans outstanding exceeds the Maximum Revolving Loan Amount, Client shall pay to Heller upon its demand any and all amounts necessary to reduce the aggregate outstanding Revolving Loans below such amount.

 3.2 (a) Subject to the terms and conditions of this Agreement and provided that there does not exist a Default or an Event of Default and in reliance upon Client's representations and warranties herein set forth and provided that there exists sufficient Letter of Credit Availability, Heller shall issue guaranties ("Letter of Credit Guaranties") to banks ("Bank") to induce Bank to issue letters of credit ("Letter of Credit") for Client's account.

         (b) The aggregate amount of Letter of Credit Guaranties outstanding at any time shall not exceed the Letter of Credit Limit.

         (c) The Letter of Credit Availability shall be reduced by the amount of the Letter of Credit Reserve. In no event shall any Letter of Credit Guaranty be issued to the extent that the issuance of such Letter of Credit Guaranty would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance) plus the outstanding principal balance of the Revolving Loan and Advances to exceed the Maximum Obligations. At such time as Heller makes payment to Bank on Letter of Credit Guaranties on Client's behalf, all such payments shall be accounted for first as Advances to the extent of Advance Availability, then as Revolving Loans to the extent of Revolving Loan Availability, and shall bear interest as provided herein. Client shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Heller for any amounts paid by Heller with respect to a Letter of Credit Guaranty including all fees, costs and expenses paid by Heller to any bank that issues Letters of Credit. Client hereby authorizes and directs Heller, at its option, to debit Client's account in the amount of any payment made by Heller with respect to any Letter of Credit.

         (d) (i) Heller shall deliver a guaranty in form acceptable to Bank to cause a Letter of Credit to be issued only to the extent that sufficient Letter of Credit Availability exists under this Agreement.

                  (ii) In addition to all other terms and conditions set forth in this Agreement, the issuance of any Letter of Credit shall be subject to the conditions precedent that the Letter of Credit which Client requests, be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Heller. The expiration date of each Letter of Credit shall be on a date which is at least thirty (30) days prior to the Termination Date.

         (e) Client shall give Heller at least three (3) business days prior notice specifying the date a Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit being requested. No extensions, modifications, or amendments to the Letter of Credit, the payment of which Heller has guarantied, shall be made without Heller's prior written consent. The Letter of Credit shall be drawn for valid purchases of merchandise and shall be issued for payment at sight. The execution hereof by Client shall be a continuing authorization and direction to Heller to pay any draft presented with respect to a Letter of Credit guarantied by Heller from any of Client's funds in Heller's hands or under Heller=s control and such payment shall be considered made for Client's benefit and at Client's request.

         (f) Client's obligation to reimburse Heller for payments made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit or any other agreement;

                  (ii) the existence of any claim, set-off, defense or other right which Client, any of its Affiliates or Heller, on the one hand, may at any time have against any beneficiary or transferee of any Letter of Credit (or any persons for whom any such transferee may be acting), Heller or any other person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Client or any of its Affiliates and the beneficiary of the Letter of Credit);

                  (iii) any draft,  demand,  certificate  or any other  document presented under any Letter of Credit, forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided that, in the case of any payment by Heller under any Letter of Credit, Heller has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit;

                    (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                    (vi) the fact that a Default  or an Event of  Default  shall have occurred and be continuing.

         (g) As between the parties hereto, Client assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, Heller shall not be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment by Heller under any Letter of Credit, Heller has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or of the proceeds thereof; (g) for the credit of the proceeds of any drawing under any Letter of Credit; or (h) for any consequences arising from causes beyond Heller=s control. None of the above shall affect, impair, or prevent the vesting of any of Heller's rights or powers hereunder.

         (h) In furtherance and extension of and not in limitation of, the specific provisions hereinabove set forth, any action taken or omitted by Heller under or in connection with any Letter of Credit if taken or omitted in good faith, shall not put Heller under any resulting liability to Client.

         (i) Client shall comply with all of the terms and conditions imposed upon Client by the Bank, whether such terms and conditions are contained in the application for such Letter of Credit or any agreement with respect thereto.

         (j) In the event Client fails to pay to Heller, upon demand, the total amount of any Letter of Credit Guaranty incurred by Heller on Client's behalf in connection with any such Letter of Credit Guaranty, Heller shall have, in addition to its rights under the Uniform Commercial Code and under this Agreement, the same rights as the Bank may have under any agreement relating to the issuance of the Letters of Credit supported by such Letter of Credit Guaranty, each such agreement being incorporated herein by reference, including, but without limitation, the right to dispose of any and all Letters of Credit, and any and all goods represented thereby, without further notice to Client, at public or private sale and in accordance with the provisions hereof, for such price or prices and upon such terms and conditions as Heller deems proper, and to apply the net proceeds to Client's Obligations, as applicable, and Client hereby waives any requirement of law for notice, advertising, or other formalities in connection with any such sale or sales. Heller shall have the right to buy any such Letters of Credit or goods represented thereby at any such sale.

         (k) Client hereby unconditionally agrees to indemnify Heller and hold Heller harmless from any and all losses, claims, or liabilities arising from any transactions or occurrences relating to any Letter of Credit Guaranties, and any drafts or acceptances in connection therewith, and all obligations incurred in connection therewith, including any such loss or claim due to any action taken or omitted by the Bank. Client's unconditional obligations to Heller hereunder shall not be modified or diminished for any reason or in any manner whatsoever. Client agrees that any charges made to Heller for Client's account by the Bank shall be conclusive as between the parties hereto and may be charged to Client's account hereunder. Client hereby agrees that any action taken by Heller, if taken in good faith, or any action taken by any Bank, under or in connection with the Letter of Credit Guaranties, the drafts or acceptances in connection therewith, or the Collateral relating thereto, shall be binding on Client as to Heller and shall not impose any resulting liability on Heller.

3.3 In no event shall the total amount outstanding of Advances, Revolving Loans, Letter of Credit Reserve, and any other Obligations exceed the Maximum Obligations. To the extent that, at any time, the foregoing limit is exceeded, Client shall pay on demand any and all amounts necessary to reduce the aggregate outstanding Obligations to or below such amount.

SECTION 4.   Interest and Collection Clearance Charge/Fees and Expenses

4.1 Client will pay Heller interest on the Daily Balance of outstanding Advances and Revolving Loans at the Interest Rate. Interest will be calculated daily and will be paid by Client or charged to Client's account monthly at the end of each month. For purposes of interest calculations hereunder, Client shall receive credit for all funds received by Heller from Client or on Client's behalf, including the Collected Amount of Accounts that is credited to Client's account, on the Collection Date. For purposes of availability of Advances, Revolving Loans, and Letters of Credit, Client shall receive credit for any such funds on the date such funds become immediately available for Heller's use. The Interest Rate will also be charged to Client on all other Obligations except those specifying a different rate, from the date incurred through the date paid. Any publicly announced decrease or increase in the Base Rate will result in an adjustment to the Interest Rate on the next Business Day. Interest will be calculated on the basis of a 360-day year for the actual number of days elapsed. After the occurrence of an Event of Default and for so long as such Event of Default continues, the Revolving Loan, Advances, and all other Obligations (other than Advances) under the Loan Documents will, at Heller's option, bear interest at a rate per annum equal to the Default Rate.

4.2 In no event will the total amount of interest received by Heller pursuant to the terms of this Agreement exceed the maximum rate permitted by applicable law and in the event excess interest is determined by a court of competent jurisdiction to have been paid by Client to Heller, such excess interest will be applied as a credit against the outstanding Obligations and Client will not have any action against Heller for any damages arising out of the payment or collection of such excess interest.

4.3 If funds remain with Heller past the Payment Date and there are no outstanding Advances, Revolving Loans, or other Obligations ("Matured Funds"), Heller will credit Client=s account with interest on such Matured Funds at the rate per annum equal to the Base Rate minus three percent (3%).

4.4 If an Account or any payment is charged back to Client after the Collection Date or Approved Payment Date, Client will pay Heller interest at the Interest Rate on the Net Amount of such Account or on such payment from the Payment Date to the charge back date.

4.5 (a) At the time Heller purchases an Account, Heller will charge Client=s account with a factoring commission of one percent (1.0%) of the Net Amount of the Account but in no event less than $3.00 per invoice. On Accounts bearing terms in excess of ninety (90) days, the factoring commission will be increased by one-quarter of one percent (.25%) for each thirty (30) days or part thereof that the stated terms exceed sixty (60) days.

         (b) During each contract year (the twelve months immediately following the Effective Date or any anniversary thereof) Client agrees to pay to Heller or Heller may charge Client=s account with factoring commissions aggregating at least $36,000.00 ("Minimum Annual Commission"). If Client terminates this
Agreement at any time during a contract year or if Heller terminates this Agreement at any time during a contract year upon the occurrence of an Event of Default, Client will nevertheless remain obligated to pay the Minimum Annual Commission for such contract year.

4.6 Client will pay to Heller or Heller may charge Client's account (i) wire transfer fees for all wire transfers, (ii) all data transmission telephone charges relating to Transmissions, (iii) exchanges on checks, charges for returned items, and all other bank charges, (iv) all Costs, (v) all other amounts owing by Client to Heller under the Agreement, and (vi) all other Obligations.

4.7 Heller shall charge Client for each audit Heller performs at a rate of $550.00 per auditor per day or any portion thereof, together with out-of-pocket expenses or the cost of any independent auditors hired by Heller.

4.8 Client agrees to pay Heller all bank charges incurred or paid by Heller in connection with any Letter of Credit. In addition to such bank charges, Client shall pay to Heller one-quarter percent (.25%) of the face amount of each
Letter of Credit upon the opening of any Letter of Credit and one-quarter percent (.25%) of the face amount thereof for each month, or part thereof that said Letter of Credit is outstanding.

SECTION 5.  Administration

5.1 (a) Client will, from time to time, (i) execute and deliver to Heller confirmatory schedules of Accounts assigned to Heller signed on behalf of Client by either Malcolm Becker, Michael Friedland or Harold Rashbaum (each an AAssignment Schedule@), together with one copy of each invoice, acceptable evidence of shipment and such other documentation and proofs of delivery as Heller may require or (ii) transmit to Heller by Transmission information concerning Accounts in a format acceptable to Heller and, upon Heller=s request, deliver to Heller copies of invoices, acceptable evidence of shipment and such other documentation and proofs of deliver as Heller may require relating to Accounts so transmitted. Client will not deliver Assignment Schedules in connection with Transmissions, but Client acknowledges and agrees that every invoice transmitted to Heller by Transmission will be deemed to have been sent pursuant to the terms and conditions of an Assignment Schedule. Each invoice relating to an Account and all copies and Transmissions thereof will bear a notice, in form satisfactory to Heller, that the Account has been sold and assigned to and is payable only to Heller. Client agrees that Client will not change such notice on invoices and will not direct its customers to pay Client or any third party amounts due under invoices. Client agrees to prepare and mail (or, when required, send by Transmission) all invoices relating to Accounts, but Heller may do so at Heller=s option. Client agrees to execute and deliver to Heller such further instruments of assignment, financing statements, and instruments of further assurance as Heller may reasonably require. Client authorizes Heller to execute on Client's behalf and file such UCC financing statements as Heller may deem necessary in order to perfect and maintain the security interests granted by Client in accordance with this Agreement. Client further agrees that Heller may file this Agreement or a copy hereof as such UCC financing statement.

         (b) If any remittances are made directly to Client or Client's employees or agents, Client shall act as trustee of an express trust for Heller's benefit, hold the same as Heller's property, and deliver the same to Heller forthwith in kind. Heller, and/or such designee as Heller may from time to time appoint, are hereby appointed Client's attorney-in-fact to endorse Client's name on any and all checks or other forms of remittances received by Heller where such endorsement is required to effect collection and transmit notices to customers, in Client=s or Heller=s name, that amounts owing by them have been assigned and are payable directly to Heller; this power, being coupled with an interest, is irrevocable.

         (c) Client will supply customers, in the format required by customers, with all forms, documents, certificates, etc. that customer requires to process the Account for payment. If Heller notifies Client verbally and/or by Written Notice or Transmission that a customer which only accepts invoices for payment from Client through Transmission is requesting that Client review its invoice data for correctness and re-transmit invoices by Transmission and if after thirty (30) days from the date of such Notice such invoices remain unposted to such customer's records, Heller will place the Accounts evidenced by such invoices in Dispute.

5.2 On any day when Client desires to have an Advance or Revolving Loan made in accordance with Subsection 2.2 or 3.1 hereof, Client shall give Heller telephone notice of the requested Advance or Revolving Loan by 12:00 p.m. (New York time). Heller shall not incur any liability to Client for acting upon any telephonic notice that Heller believes in good faith to have been given by a duly authorized officer or other person authorized to request Advances or Revolving Loans on Client's behalf or for otherwise acting in good faith under this subsection. Heller will not make any Revolving Loan pursuant to any telephonic notice unless Heller has also received the Borrowing Base Certificate for such day and all other documents required by Section 5.3 by 12:00 p.m. (New York time).

5.3 Client will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Client will promptly furnish Heller with such statements prepared by or for Client showing Client=s financial condition and the results of Client=s operations as Heller requests verbally or by Written Notice. Client will deliver to Heller the financial statements and other reports described below:

                  (a) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each quarter of a Fiscal Year, or if Client becomes a publicly traded company, within such period permitted by the Securities and Exchange Commission (S.E.C.), Client will deliver the balance sheet of Client as at the end of such period and the related statements of income, stockholders' equity, and cash flow for such quarter of a Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of a Fiscal Year and such financial statements shall have been reviewed by a firm of independent certified public accountants selected by Client and reasonably acceptable to Heller.

                  (b) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, or if Client becomes a publicly traded company, within such period permitted by the S.E.C., Client will deliver to Heller Client's annual financial statements and a report with respect to the financial statements issued by a firm of independent certified public accountants selected by Client and reasonably acceptable to Heller, which report shall be unqualified as to Client's going concern and scope of audit and shall state that (a) such financial statements present fairly Client's financial condition as at the dates indicated and the results of Client's operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

                  (c) Accountants' Reports. Promptly upon receipt thereof, Client will deliver to Heller copies of all significant reports submitted to Client by Client's independent public accountants in connection with each of Client's annual, interim, or special audit of the financial statements made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

     (d) Compliance Certificate. Together with the delivery of each set of financial statements referenced in subparts (a) and (b) of this subsection, Client will deliver to Heller a Compliance Certificate in form attached as
Schedule 5.3.

                  (e) Access to Accountants. Client authorizes Heller to communicate directly with Client's accountants and authorizes such accountants to discuss Client=s financial condition and financial statements directly with Heller.

                  (f) Projections. Thirty (30) days prior to June 30th of each Fiscal Year, Client shall provide to Heller Projections for Client's next twelve
(12) months of operations.

                  (g) Reports. On the Effective Date and within five (5) Business Days after the fifteenth and the last day of each month and from time to time upon Heller's request, Client will deliver to Heller an Inventory Report as of the last day of such period. As soon as available and in any event within five (5) Business Days after the last day of each month, and from time to time upon Heller's request, Client will deliver to Heller: (A) a Reconciliation Report as at the last day of such period; (B) an aged trial balance of all then existing accounts payable; and (C) a detailed Inventory listing and cover summary report. All such reports shall be in form and substance satisfactory to Heller. If Heller requests, Client agrees to provide Heller with copies of all of Client's bills of lading or proofs of delivery and supplier invoices and receiving evidence and of Client's sales registry, sales journal, or other information regarding sales, including customer open order reports.

                  (h) Borrowing Base Certificates, Registers, and Journals. On the fifteenth and the last day of each month, Client shall deliver to Heller (i) a Borrowing Base Certificate updated to reflect Client's most recent purchases of Inventory and sales and an assignment schedule of all Accounts created by Client since submission of the most recent Borrowing Base Certificate; (ii) an invoice register or sales journal describing all of Client's sales for that day, in form and substance satisfactory to Heller, and, if Heller so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; and
(iii) a cash receipts journal.

     (i) Public Filings. Client will deliver to Heller a copy of all public filings made by Client or Corporate Guarantor within five (5) business days after they are filed with the S.E.C.

5.4 If Heller determines that the credit standing of a customer has deteriorated after Heller has assumed the Credit Risk on an Account, Client will, at Heller's request, exercise such rights as Client may have to reclaim or stop the goods in transit, and Client hereby grants to Heller the right to take such steps in Client's or Heller's name; provided that such action would not subject Client to a breach of contract action by its customer.

5.5 Heller will render a monthly  statement of account to Client  within  twenty
(20) days after the end of each month. Such statement of account will constitute an account stated unless Client makes objection thereto by Written Notice within thirty (30) days from the date such statement is rendered to Client.

5.6 Client authorizes Heller to disclose such information as Heller deems appropriate to persons making credit inquiries about Client.

5.7 (a) Each Advance and Revolving Loan to Client hereunder shall be deposited in immediately available funds in such account as Client may from time to time designate to Heller in writing. Unless payment is otherwise timely made by Client, the becoming due of any amount required to be paid under this Agreement or any other documents as principal, accrued interest, or fees shall be deemed irrevocably to be a request by Client for an Advance or a Revolving Loan on the due date of, and in the amount required to pay, such principal, accrued interest, and fees, and the proceeds of each such Advance or Revolving Loan if made by Heller shall be disbursed by Heller by way of direct payment of the relevant Obligation.

         (b) All requests for funds by Client shall first be accounted for as Advances, to the extent of availability of Advances, and then as Revolving Loans, to the extent of availability of Revolving Loans.

5.8 Client shall permit Heller and any authorized representatives designated by Heller to visit and inspect any of the properties of Client, including its financial and accounting records, and to receive copies and take extracts therefrom, and to discuss its affairs, finances, and business with its officers at such times during normal business hours and as often as Heller requests. (Client acknowledges that Heller intends to make such inspections on at least a quarterly basis.) Heller may, at any time after the occurrence of an Event of Default, remove from Client's premises all such records, files, and books relating to Accounts but shall provide Client with a copy of everything taken.

SECTION 6.  Conditions

6.1 Heller's obligation to make Revolving Loans, Advances, and to issue or cause Letters of Credit to be issued hereunder on the Effective Date and thereafter are subject to satisfaction of all of the conditions set forth below:

         (a) Heller shall have received, in form and substance satisfactory to Heller, the duly executed Loan Documents and all other documents, instruments, and information and agreements, notes, guarantees, certificates, orders, authorizations, financing statements, mortgages, and other documents which Heller may at any time reasonably request, including, but not limited to, appropriate landlord consents and waivers and evidence of insurance.

         (b) Heller shall have received satisfactory evidence that all security interests and liens granted to Heller pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens in the Collateral.

         (c) The representations and warranties contained herein must be true, correct, and complete in all material respects on and as of the Effective Date and the date of each request for an Advance or a Revolving Loan to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date.

         (d) No event shall have occurred and be continuing or would result from the consummation of the requested Advance or Revolving Loan or notice requesting issuance of a Letter of Credit that would constitute a Default or an Event of Default.

         (e) No order, judgment, or decree of any court, arbitrator, or governmental authority shall purport to enjoin or restrain Heller from making Advances or Revolving Loans or issuing any Letters of Credit Guaranties.

         (f) There shall not be pending or, to Client's knowledge, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, or arbitration by, against, or affecting Client or any of its Subsidiaries or any of Client's property that has not been disclosed by Client in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation, or arbitration that, in Heller's opinion, would reasonably be expected to have a Material Adverse Effect.

         (g) Receipt of the Validity Guaranties by Harold Rashbaum, Michael Friedland, and Malcolm Becker in form and substance acceptable to Heller.

         (h) Receipt of a Stand-by Letter of Credit in form and substance acceptable to Heller in the amount of $1,500,000 issued by a New York money center bank in favor of Heller to secure the Obligations of Client.

SECTION 7.  Representations, Warranties, and Covenants

7.1 Client represents, warrants, and covenants as to each Account that, at the time of its sale and assignment to Heller, the Account is a valid, bona fide Account, representing an undisputed indebtedness incurred by the named customer for goods actually sold and delivered or for services completely rendered; the Account is payable in United States dollars; there are no set offs, offsets, counterclaims, or other defenses, genuine or otherwise, to the payment or collection of the Account; the Account does not represent a sale to any of Client=s, Subsidiaries, Affiliates (except sales to PlayCo Toys, Toys International, and ToyCo), directors, officers, agents, stockholders, or employees or a consignment sale, guaranteed sale or bill and hold transaction or a cash on delivery sale; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); Client is the lawful owner of the Account and has the right to sell and assign the same to Heller; the Account is free of all security interests, liens, and encumbrances (including tax liens) other than those in favor of Heller; and the Account is due and payable in accordance with its terms.

7.2 Client will not grant or suffer to exist in favor of any other party other than Heller any Lien upon or security interest in the Collateral.

7.3 All books and records pertaining to the Accounts or to any Inventory owned by Client will be maintained solely and exclusively at the above address or the addresses set forth on Schedule 7.8 hereof and no such books and records shall be moved or transferred without giving Heller thirty (30) days prior Written Notice.

7.4 After Heller's request, Client will hold all returned, replevied, or reclaimed goods relating to Accounts coming into Client's possession in trust for Heller and all such goods will be segregated and identified as held in trust for Heller's benefit and Client will, at Heller's request, and at Client's expense, deliver such goods to such place or places as Heller may designate.

7.5 (a) The trade names or styles set forth on Schedule 7.5 are the only trade names or styles under which Client transacts business or to the best of Client=s knowledge has transacted business during the last five (5) years; Accounts sold to Heller hereunder and represented by invoices bearing such trade names or styles are wholly-owned by Client; the undertakings, representations, and warranties made in connection therewith will be identical to and of the same force and effect as those made with respect to invoices bearing Client's corporate name; Client=s use of any trade names or styles is, to the best of Client=s knowledge, in compliance with all laws regarding the use of such trade names or styles. Client will give Heller thirty (30)days prior Written Notice of the change of any trade name or style or Client's use of any new trade name or style.

         (b) Client hereby grants to Heller, effective upon the occurrence of any Event of Default hereunder, a non-exclusive right and license to use all trade names or styles owned or used by Client together with any goodwill associated therewith, all to the extent necessary to enable Heller to realize on any assets of Client in which Client has granted Heller a security interest. Such right and license is granted free of charge without requirement that any monetary payment whatsoever be made to Client or any third party by Heller.

7.6 No discounts, credits, or allowances will be issued, granted, or allowed by Client to customers and no returns will be accepted without Heller's prior written consent; provided, however, that until Heller notifies Client to the contrary, Client may presume Heller's consent. Discounts, credits, or allowances once issued may be claimed only by the customer.

7.7 Client is a solvent corporation, duly incorporated and in good standing under the laws of the State of New York and qualified in all States where such qualification is required; the execution, delivery, and performance of this Agreement have been duly authorized and are not in contravention of any applicable law, Client's corporate charter, or by-laws or any agreement or order by which Client is bound; Client is not, to the best of Client=s knowledge, in violation of any law, ordinance, rule, regulation, order, or other requirement of any government or instrumentality or agency thereof.

7.8 Client shall not change Client=s corporate name or the location of Client's office or open any new offices without giving Heller at least thirty (30) days prior Written Notice. At the present time, Client carries on business and maintains Inventory only at the above address and the addresses set forth on
Schedule 7.8.

7.9 Except for sales of Inventory in the ordinary course of Client=s business, Client shall not sell, lease, transfer, or otherwise dispose of all or substantially all of Client's property or assets, or consolidate with or merge into or with any corporation or entity without Heller's prior written consent.

7.10 In order to induce Heller to enter into this Agreement and to make Advances, Revolving Loans, and to issue or cause Letters of Credit to be issued, Client represents and warrants to Heller that the following statements are and at all times will be true, correct, and complete:

       (a) There are no judgments outstanding, against, or affecting any of Client's property nor is there, to the best of Client=s knowledge, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, or arbitration now pending or threatened against or affecting Client or any of its property which could reasonably be expected to result in any Material
Adverse Effect. Client has not received any opinion or memorandum or legal advice from legal counsel to the effect that Client is exposed to any liability or disadvantage which could reasonably be expected to result in any Material Adverse Effect.

       (b) All of Client's material tax returns and reports required to be filed have been timely filed, and all taxes, assessments, fees, and other governmental charges upon Client=s and upon Client=s respective properties, assets, income, and franchises which are shown on such returns as due and payable have been paid when due and payable. None of Client's United States income tax returns are under audit. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals, and reserves on Client's books in respect of any taxes or other governmental charges are in accordance with GAAP.

       (c) Client is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any of Client's material contractual obligations and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

       (d) Client, to the best of its knowledge, is not in violation of any law, ordinance, rule, regulation, order, policy, guideline, or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of Client's business or the ownership of Client's properties, including, without limitation, any violation relating to any use, release, storage, transport, or disposal of any hazardous material, which violation would subject Client or any of Client's respective officers to criminal liability or have any Material Adverse Effect on Client's business or operations and no such violation has been alleged.

       (e) All information furnished to Heller concerning the Collateral, Accounts, Inventory, contracts relating thereto, and proceeds thereof, Client's financial condition or otherwise, is and will be complete, accurate, and correct in all material respects at the time the same is furnished.

       (f) All covenants, representations, and warranties contained in this Agreement shall be true and correct on the Effective Date and shall be deemed continuing.

7.11 Client will maintain or cause to be maintained in good repair, working order, and condition all material properties used in Client's business and will make or cause to be made all appropriate repairs, renewals, and replacements thereof. Client has and will maintain or cause to be maintained, with financially sound and reputable insurers, public liability, product liability, and property damage insurance with respect to Client's business and properties against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Heller, including business interruption insurance.
 At all times Client shall have and maintain insurance with respect to all Inventory, to the fullest extent of the insurable value thereof, against risks of fire, theft, sprinklers, and such other risks as Heller may require, in such form, for such periods, and written by such insurers as may be satisfactory to Heller, such insurance to bear endorsements, in form acceptable to Heller, naming Heller as additional insured and designating Heller as loss payee. Client shall deliver to Heller promptly as rendered true copies of all monthly reports made to insurance companies under any reporting forms of insurance policies. Originals of all such policies shall be delivered to and held by Heller for so long as any of the Obligations are unpaid or unperformed. Heller may act as agent for Client in making, adjusting, settling, instituting suit upon, and prosecuting claims regarding, obtaining, and canceling such insurance and in endorsing and collecting any drafts and other forms of payment. Except as to business record insurance, if Client fails to maintain such insurance, Heller may, but need not, obtain the same and charge the cost thereof to Client's Revolving Loan or Advances. The proceeds of any such insurance shall be applied in reduction of Client's Revolving Loan.

7.12 All of the Inventory now owned or hereafter acquired by Client is and will be of good and merchantable quality and free from defects, and Client is and will be the owner of such Inventory free from any lien, security interest, or encumbrance, except in Heller's favor; that none of the Inventory is or will be stored with a bailee (hereinafter called "Warehouseman") without Heller's written consent, and, in such event, Client will immediately cause the Warehouseman to issue and deliver to Heller, should Heller so require, warehouse receipts or other documents in Heller's name and in form acceptable to Heller, evidencing the storage of such Inventory; that Client warrants and will defend the Inventory against all claims and demands of any persons at any time; and that Client has good, legal, and absolute right and power to pledge and grant liens and security interests in the Inventory to Heller. Except as set forth on
Schedule 7.8, Client does not and shall not, without Heller's prior written consent, maintain any Inventory at any contractor's location. To the extent Client uses contractors, Client shall execute such documents as Heller may request, and Client shall require its contractor to execute such documents as Heller may request in order for Heller to protect its security interest in any Inventory located at a contractor. Whenever any Inventory is located upon leased premises, Client shall, at Heller's request, cause the owner and lessor of such premises to execute and deliver to Heller consents and subordinations of lien in form acceptable to Heller.

7.13          Client covenants and agrees:

       (a)  To  notify  Heller   immediately   of  any  event  causing  loss  or
depreciation in the value of Inventory and the amount of such loss or depreciation;

       (b) To keep correct current stock, cost and sales records of Client's Inventory, accurately and sufficiently itemizing and describing the kinds, type, and quantities of Inventory and the cost and selling prices thereof, all of which records shall be continuously available to Heller for inspection, and Heller shall at all reasonable times have access to and the right to inspect and draw off data from any of Client's other books and records for the purposes of checking and verifying all such statements, stock, cost and sales records;

       (c) At all reasonable times and from time to time, by or through any of Client's officers, agents, attorneys, or accountants, permit Heller to examine or inspect the Inventory wherever located and, for such purposes, to enter upon Client's premises or wherever any of the Inventory may be found; and

       (d) Until Default, Client may use the Inventory in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon, may use and consume any raw materials or supplies, the use and consumption of which is necessary in order to carry on Client's business, and may also sell the Inventory in the ordinary course of business. (A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt owing by Client to any person other than Heller.)

7.14 Client covenants and agrees that so long as any of Client's Obligations remain outstanding Client shall not, without Heller's prior written consent:

       (a) Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except the Obligations and trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which Client is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Client has established adequate reserves therefor, if appropriate under GAAP.

       (b) Except for endorsements of instruments or items of payment for collection in the ordinary course of business, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other person, whether directly or indirectly by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies or services, or maintenance of Working Capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other person or otherwise.

       (c) Directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or any proceeds, income, or profits therefrom, other than in favor of Heller.

       (d) Enter into or assume any agreement (other than this Agreement) prohibiting the creation or assumption of any Lien upon any of Client's properties or assets, whether now owned or hereafter acquired.

       (e) Except as provided herein, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of Client's Subsidiaries to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Client or any of Client's Subsidiaries; (2) subject to subordination provisions, pay any indebtedness owed to Client's Subsidiaries or Affiliates; (3) make loans or advances to any of Client's Subsidiaries or Affiliates; or (4) transfer any of Client's property or assets to any of Client's Subsidiaries or Affiliates.

       (f) Make or permit to exist investments in or loans to any other person except loans and advances to employees for moving, entertainment, travel, and other similar expenses in the ordinary course of business.

       (g) Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except for the $280,000 redemption of preferred stock due Mr. Daniel Stone and affiliates payable in January 1998.

       (h) Directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, or exchange of property or the rendering of any service) with any Affiliate or with any officer, director, or employee of any Affiliate, except for transactions in the ordinary course of and pursuant to the reasonable requirements of Client's business and upon fair and reasonable terms which are fully disclosed to Heller and which are no less favorable to Client than Client would obtain in a comparable arm's length transaction with an unaffiliated person.

       (i) From and after the Effective Date, engage in any business, other than the businesses of the type engaged in by Client or its Subsidiaries on the Effective Date.

       (j) Establish any new bank accounts, or amend or terminate any agreement without Heller's prior written consent. As of the date hereof, Client maintains only those bank accounts set forth on Schedule 7.15(j).

7.15 Client shall use the proceeds of all Advances and Revolving Loans for proper business purposes consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Advance or Revolving Loan shall be used by Client or any of its Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, as amended.

SECTION 8.  Disputes, Charge Backs, and Reserves

8.1 With respect to any Account, upon the occurrence of a breach of any of the representations or warranties contained in Sections 7.1 and 7.2, or upon the assertion by a customer of a Dispute such Account may, at Heller=s option, be charged back to Client. In the event Client does not, within fifteen (15) days of Heller's request, deliver to Heller a copy of the invoice and such other information as Heller requests relating to an Account with respect to which information was transmitted to Heller through Transmission, Heller will have the right to charge back such Account to Client.

8.2 Client will notify Heller immediately by Written Notice in the event that a customer alleges any Dispute, or returns or desires to return any goods purchased from Client relating to an Account. After an Event of Default, Heller may, but is not obligated to settle, compromise, adjust, or litigate all such Disputes or returns upon such terms as Heller deem advisable. If any unadjusted Dispute delays the payment of any Approved Account when due, Heller will have the right to charge back to Client that Account.

8.3 Heller may, at Heller=s option, charge back to Client all amounts owing on Non-Approved Accounts which are not paid when due.

8.4 Client will pay Heller or Heller may charge Client=s account with the amount of any payment which Heller receives with respect to a Non-Approved Account if such payment is subsequently disgorged by Heller, whether as a result of any proceeding in bankruptcy or otherwise.

8.5 Client shall purchase promptly all Accounts charged back by Heller, provided, however, that until payment by Client to Heller of all monies due with respect to such charged back Account, title thereto shall remain with Heller. At such time as Client shall pay to Heller all monies due with respect to such charged back Account, title shall pass to Client subject, however, to Heller's security interest therein. Client agrees to indemnify and save Heller harmless from and against any and all loss, costs and expenses caused by or arising out of Disputed Accounts, including, but to limited to, collection expenses and attorneys' fees incurred with respect thereto.

8.6 Heller may maintain such reserves as Heller, in Heller=s sole discretion, deems advisable as security for the payment and performance of the Obligations, including, without limitation reserves for the amount of any Account which is subject to a Dispute.

SECTION 9.  Collateral Security

As security for all Obligations, Client hereby assigns and grants to Heller a continuing security interest, lien and mortgage in and to all of Client's right, title, and interest on the following collateral, whether now owned or existing or hereafter acquired or arising and regardless of wherever located (the "Collateral"): (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the right of stoppage in transit, replevin, and reclamation; (B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing, or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Intellectual Property; (H) all of Client's deposit accounts maintained with any bank or financial institution; (I) all of Client's cash and other monies and property in the possession or under the control of Heller; (J) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; (K) all tax refunds from whatever sources; and (L) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property. Recourse to the Collateral herein provided shall not be required, and Client shall at all times remain liable for the payment and performance of all of Client's Obligations upon demand by Heller.

SECTION 10.  Events of Default

10.1 The occurrence of any of the following acts or events will constitute an Event of Default: (a) if Client fails to make payment of any of the Obligations when due, (b) if Client fails to make any remittance required by this Agreement,
(c) if Client fails to perform or comply with any term or condition contained in subsections 5.1, 5.3, 5.4, 7.2, 7.4, 7.6, or 7.15, (d) if Client commits any breach of any of the terms, representations, warranties, covenants, conditions, or provisions of this Agreement, other than those set forth in subsection (c) above, or of any present or future supplement or amendment hereto or of any other agreement between Client and Heller and such Default is not remedied or waived within ten (10) days (other than the occurrences described in other provisions of this subsection 10.1 for which a different grace or cure period is specified or which constitutes immediate Events of Default), (e) any representation, warranty, certification, or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such person in writing pursuant to or in connection with any Loan Document is false in any material respect on the date made, (f) if Client becomes insolvent or unable to meet Client=s debts as they mature, (g) if Client delivers to
Heller a false financial statement or of any representation, warranty, certification, or other statement made by Client to Heller is false in any material respect when made, (h) if Client calls, or has called by a third party, a meeting of creditors, (i) if any bankruptcy proceeding, insolvency arrangement, or similar proceeding is commenced by or against Client, (j) if Client suspends or discontinues doing business for any reason, (k) if a receiver or trustee of any kind is appointed for Client or any of Client=s property, (l) if Client fails to pay any of its taxes when due, (m) if any guarantor of Client's Obligations dies or becomes insolvent or has commenced by or against such guarantor any bankruptcy proceeding, insolvency arrangement, or similar proceeding, (n) if any guaranty of Client's Obligations is terminated or if there is a default under any such guaranty, (o) if any change of ownership occurs with respect to more than fifty-one percent (51%) of Client's capital stock, (p) if Client fails to pay when due any principal or interest on any Indebtedness or a breach or default occurs with respect to any Indebtedness if such failure to pay, breach, or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $25,000 or having an aggregate principal amount in excess of $50,000 to become or be declared due prior to its stated maturity, (q) if any Lien, money judgment, levy, assessment, seizure, or writ or warrant of attachment is entered or filed against Client with respect to the Accounts or any other Collateral in which Client has granted Heller a security interest or any of Client=s assets and any such Lien, judgment, levy, assessment, seizure, or writ, or warrant of attachment remains undischarged, unreleased, unvacated, unbonded, or unstayed for a period of fifteen (15) days, except to the extent Client=s liability is adequately covered by insurance and the insurance company has acknowledged coverage, (r) if Client sells, leases, transfers, or otherwise disposes of all or substantially all of Client=s property, assets, or inventory, or consolidates with or merges into or with any corporation or entity, or (s) if the Stand-by Letter of Credit required by Section 6.1(h) is reduced or terminated without Heller=s prior written consent.

10.2 (a)(i) Upon the occurrence and during the continuance of an Event of Default, notwithstanding any grace period or right to cure, Heller, without notice or demand, may immediately cease making additional Advances, Revolving Loans, or Letters of Credit, provided that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, Heller's obligation to make such Advances, Revolving Loans, or Letters of Credit shall be reinstated.

                  (ii) Upon the occurrence and during the continuance of an Event of Default described in the foregoing subsections 10.1 (i) or (k), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, or other requirements of any kind, all of which are hereby expressly waived by Client and Heller's obligation to make Advances or Revolving Loans shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Heller may, by Written Notice to Client, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the commitments shall thereupon terminate and (b) demand that Client immediately deposit with Heller an amount equal to one hundred five percent (105%) of the Letter of Credit Reserve to enable Heller to make payments under the Letters of Credit when required and such amount shall become immediately due and payable.

     (b) In addition to the foregoing, upon the occurrence of an Event of Default, Heller shall have the right to:

                  (i) take possession of the Collateral without judicial process and to enter any premises without hindrance and without Client's consent where any Collateral may be located, for the purpose of taking possession of the Collateral; however, should Heller seek to take possession of any or all of the Inventory by court process, Client hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule, or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover possession thereof;

                  (ii) sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with or without notice, demand, or advertisement, in lots or in bulk, for cash or on credit, all as Heller in its sole discretion may deem advisable; such sales may be adjourned from time to time with or without notice. If any Collateral is in process or otherwise unfinished, Heller may, but need not, complete the manufacturing or processing thereof, utilizing without charge Client's plant, machinery, equipment, and processes, and any expenses incurred in connection therewith shall be charged to Client's Revolving Loan. Heller shall have the right to conduct such sales on Client's premises or elsewhere and shall have the right to use Client's premises without charge for such sales for such term or times as Heller may see fit. Heller is hereby granted a lien and security interest in and the right to use, without charge, Client's labels, patents, copyrights, music rights, rights of use of any name, trade secrets, trade names, trade marks and advertising matter, or any property of a similar nature, in completing the manufacturing, advertising for sale and selling any Collateral, and Client's rights under all licenses and all franchise agreements shall inure to Heller's benefit. Heller reserves the right to purchase any Collateral at any such sale. The proceeds realized from the sale of any Collateral shall be applied first to the costs, expenses, and reasonable attorneys' fees incurred by Heller for collection and for acquisition, completion, protection, removal, storage, sale, and delivery of Client's Collateral; second to the interest due upon any of Client's Obligations; and third to the principal of Client's Obligations. The surplus, if any, shall be paid to Client, or if any deficiency shall arise, Client shall remain liable to Heller therefor.

         (c) Heller shall not be liable or responsible in any way for the safeguarding of any of said Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act or default of any carrier, Warehouseman, forwarding agency, or other person whomsoever, but the same shall be at all times at Client's risk.

10.3 EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, CLIENT WAIVES (a) PRESENTMENT, DEMAND, AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION, OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND GUARANTIES AT ANY TIME HELD BY HELLER ON WHICH CLIENT MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER HELLER MAY DO IN THIS REGARD; (b) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING HELLER TO EXERCISE ANY OF ITS REMEDIES; AND (c) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, AND EXEMPTION LAWS.

10.4 UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, CLIENT HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY HELLER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. CLIENT ACKNOWLEDGES THAT CLIENT HAS BEEN ADVISED BY COUNSEL OF CLIENT'S CHOICE WITH RESPECT TO THIS WAIVER AND THIS AGREEMENT.

10.5 Heller shall not be under any obligation to marshal any assets in Client's favor or any other party or against or in payment of any or all of the Obligations. To the extent that a payment is made to Heller or Heller enforces its security interests or exercises its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

10.6 In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Heller, and each assignee of Heller's interest, is hereby authorized by Client at any time or from time to time, without notice to Client or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by Heller at any of Heller's offices for Client's account (regardless of whether such balances are then due to Client) and any other property at any time held or owing that Heller or its assignee to or for the credit or for Client's account against and on account of any of the Obligations then outstanding.

10.7 (a) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Heller or Client.

         (b) Neither Heller, nor any of its parent, affiliates, officers, directors, shareholders, employees, attorneys, or agents shall have any liability with respect to, and Client hereby waives, releases, and agrees not to sue any of them, upon any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Client in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Client hereby waives, releases, and agrees not to sue Heller or any of its parent, affiliates, officers, directors, shareholders, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

10.8 Client hereby assigns, transfers, and conveys to Heller, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Client together with any goodwill associated therewith, all to the extent necessary to enable Heller to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns, and transferees of Heller and its successors, assigns, and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure, or otherwise. Such right and license is granted free of charge without requirement that any monetary payment whatsoever be made to Client by Heller.

10.9 If either party to this Agreement shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorney fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.
 Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment. For the purposes of this section, attorney fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

SECTION 11.                Term and Termination

11.1 This Agreement will continue in force and effect for one (1) year from the Effective Date and shall continue thereafter from year to year unless terminated by Client giving to Heller not less than sixty (60) days prior Written Notice; provided, however, Heller may terminate this Agreement at any time by giving to Client not less than sixty (60) days Written Notice. Upon termination, Client shall cause Heller to be released from all liability under the Letters of Credit, or, at Heller's option, Client will deposit cash collateral with Heller in an amount equal to one hundred five percent (105%) of the Letter of Credit Liability that will remain outstanding after repayment.

11.2 If the average percentage advanced against Accounts is lower than fifty percent (50%) for any consecutive thirty (30) day period due to Heller=s discretion, Client shall have the right to terminate this Agreement on thirty
(30) days prior Written Notice given within 30 days of the occurrence of such condition precedent.

11.3 Notice of termination shall be given by messenger, registered or certified mail, facsimile or commercial delivery service; provided, however, that Client shall not terminate this Agreement so long as Client is indebted or obligated to Heller in connection with any other financing arrangements. Notwithstanding any such Written Notice of termination, Client=s and Heller's respective rights and obligations arising out of transactions having their inception prior to the date of termination of this Agreement will not be affected by the termination of this Agreement and all terms, provisions, and conditions hereof, including, but not limited to, the security interests hereinabove granted to Heller (including Heller=s security interest in the Collateral arising, acquired, or created after the date of termination of this Agreement), will continue in full force and effect until all Obligations have been paid in full. All of the representations, warranties, indemnities, and covenants made by Client herein (including, without limitation, the undertaking set forth in Section 8.4 hereof) will survive the termination of this Agreement.

SECTION 12.  Modifications

This Agreement may not be changed or terminated orally; it constitutes the entire agreement between Client and Heller and will be binding upon Client=s and Heller=s respective successors and assigns, but may not be assigned by Client without Heller's prior written consent. No delay or failure on Heller's part in exercising any right, privilege, or option hereunder will operate as a waiver thereof or of any other right, privilege, or option. No waiver whatsoever will be valid unless in a Written Notice, signed by Heller, and then only to the extent therein set forth. If any term or provision of this Agreement is held invalid under any statute, rule or regulation of any jurisdiction competent to make such a decision, the remaining terms and provisions will not be affected but will remain in full force and effect.

SECTION 13.  Governing Law, Venue, and Waiver of Jury

13.1 THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES. CLIENT HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE COUNTY AND STATE OF NEW YORK, BOROUGH OF MANHATTAN. IF CLIENT PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF NEW YORK, CLIENT HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON CLIENT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO CLIENT, AT CLIENT'S ADDRESS APPEARING IN HELLER'S RECORDS AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

13.2 WAIVER OF JURY TRIAL. CLIENT AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY DEALINGS BETWEEN CLIENT AND HELLER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. CLIENT AND HELLER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF CLIENT AND HELLER HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF CLIENT AND HELLER WILL CONTINUE TO RELY ON THIS WAIVER IN ANY RELATED FUTURE DEALINGS BETWEEN CLIENT AND HELLER. CLIENT AND HELLER FURTHER WARRANT AND REPRESENT THAT THEY EACH KNOWINGLY AND VOLUNTARILY WAIVE THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 14.  Application of Payments

All payments made by or on behalf of Client and all credits due to Client may be applied and reapplied in whole or in part to any of Client's Obligations to the extent and in the manner that Heller may see fit.

SECTION 15.  Miscellaneous and Notices

15.1 In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, the invalidity of such provision will not affect the validity of any other provision of this Agreement and all other provisions of this Agreement which are otherwise lawful and valid shall remain in full force and effect.

15.2 Any Written Notice to be given under this Agreement (or such other address as may have been designated in a Written Notice) will be in writing addressed to the respective party as set forth in this Agreement and will be personally served, telecopied, or sent by overnight courier service or United States mail and will be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by United States mail, four (4) Business Days after depositing the same in the United States mail, postage prepared and properly addressed.

15.3 Client agrees to indemnify, pay and hold Heller and its parent, officers, directors, shareholders, employees, agents, affiliates, and attorneys and such holders (collectively called the "Indemnities") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative, or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or any other Loan Documents, the consummation of the transactions contemplated by this Agreement, Heller's agreement to make the Advances, Revolving Loans, and to issue or cause Letters of Credit to be issued hereunder, the use or intended use of the proceeds of any of the Advances or Revolving Loans or the exercise of any right or remedy hereunder or under any other Loan Documents (the "Indemnified Liabilities"); provided that Client shall have no obligation to an Indemnitee hereunder with respect or Indemnified Liabilities arising from Client's willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

15.4 This Agreement, together with any and all other Loan Documents, constitutes the final and entire agreement between the parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto and no amendment, modification, termination, or waiver of any provision of this Agreement or of any other Loan Documents, or consent to any departure by Client therefrom, shall be effective unless the same shall be by Written Notice.

SECTION 16.  Definitions

16.1 The defined terms used in this Agreement shall have the following meanings:

"Accounts" means all presently existing or outstanding and all hereafter created or acquired accounts (as defined in the UCC), contract rights, documents, notes, drafts, instruments, and other forms of obligations owed to or owned by Client arising or resulting from the sale of goods or the rendering of services by Client, all general intangibles relating thereto, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom, including, but not limited to, returned, reclaimed, and repossessed goods and the right of stoppage in transit, replevin, and reclamation.

"Advance Availability" means the difference between (i) the Maximum Advance Amount and (ii) Advances outstanding.

"Advances" means all Advances made by Heller to Client pursuant to Section 2.2 hereof.

"Affiliate" means any person (other than Heller): (a) directly or indirectly controlling, controlled by, or under common control with Client; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Client; and (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Client. For the purposes of this definition, "control" (including with the correlative meanings, the terms "controlling", "controlled by", and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or by contract or otherwise.

"Approved Account" means an Account representing a sale to a customer within the credit line established for such customer on Client's normal selling terms or within the single order credit approval given by Heller for orders from such customer provided that Delivery is completed while the credit line or single order credit approval remains in effect and which has not been charged back to Client.

"Approved Payment Date" means the date which is one hundred twenty (120) days after the due date for payment of an Approved Account.

"Base Rate" means a variable  rate of interest  per annum equal to the higher of
(a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent or (b) the Federal Funds Effective Rate. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by The Chase Manhattan Bank or their successors (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

"Borrowing Base Certificate" means a certificate and assignment schedule duly executed by an officer of Client appropriately completed and in substantially the form of Exhibit A.

"Business Day" means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the States of Illinois, Pennsylvania, or New York or is a day on which banking institutions located in any such states are closed.

"Collateral" has the meaning ascribed to that term in Section 9 hereof.

"Collected Amount" means the amount received by Heller from a customer in payment of an Account up to the Net Amount of such Account.

"Collection Date" means three (3) Business Days after the receipt by Heller of payment of the Account.

"Compliance Certificate" means a certificate duly executed by Client's chief executive officer or chief financial officer appropriately completed and in substantially the form of Schedule 5.3.

"Contract Year" means the twelve (12) month period immediately following the Effective Date and each anniversary thereof.

ACorporate Guarantor@ has the meaning ascribed thereto in the preamble of this Agreement.

ACosts@ means all costs fees and expenses (including attorney=s fees and the allocated costs of internal counsel) incurred by Heller in connection with (i) the creation, negotiation or administration of this Agreement, any related instrument, document or agreement, or any waiver, forbearance, amendment or modification thereof (ii) the perfection, protection, preservation or enforcement of Heller=s rights in any collateral in which Heller has been granted a security interest and (iii) all filing fees, filing taxes or search reports.

"Credit Risk" means the risk that a customer will be financially unable to pay an Account at maturity, provided that the merchandise has been received or services rendered and accepted by the customer without Dispute.

ADaily Balance@ means the outstanding balance of all monies remitted, paid, or otherwise advanced by Heller to Client or for Client=s account plus all commissions, fees, charges, and expenses charged to Client=s account in accordance with the terms hereof less all amounts credited to Client=s account in accordance with the terms hereof.

"Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

"Default Rate" means the Interest Rate plus three percent (3.0%).

ADelivery@ means the delivery of goods or performance of services in accordance with the terms agreed to in writing between Client and a customer, provided that if no such terms are specified in writing, Delivery shall mean delivery of goods or performance of services at the customer=s place of business.

"Dispute" means a dispute or claim, bona fide or otherwise, as to price, terms, quantity, quality, Delivery, or any claim or defense to collection or payment of an Account whatsoever other than financial inability of a customer to pay the Account.

"Effective Date" means the date set forth below Heller's signature hereto.

"Eligible Accounts" has the meaning assigned to that term in Section 2.2 hereof.

"Event of Default" means each of the events set forth in Section 10.1 hereof.

"Fiscal Year" means the twelve month period ending on December 31 of each year.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

"Guaranty" means the guaranty by Corporate Guarantor substantially in a form reasonably acceptable to Heller as such agreement may hereafter be amended, restated, supplemented, or otherwise modified from time to time.

AHeller Clients@ means any persons, corporations, partnerships, companies, associations, or entities (other than Client) which have entered into any other factoring, intercredit, or financing arrangements with Heller.

"Indebtedness" means, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which Client is liable, contingently or otherwise, as obligor, guarantor, or otherwise or any commitment by which Client assures a creditor against loss, including, but not limited to, subordinated indebtedness, (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases in respect of which obligations Client is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations Client assures a creditor against loss, and (c) Client's obligation to a multiemployer plan or any other unfunded pension obligations and liabilities with respect to any other plan.

"Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

AInterest Rate@ means the Base Rate plus one and three-quarters percent (1.75%).

"Inventory" means all "inventory" (as defined in the UCC) now owned or hereafter acquired by Client, wherever located including finished goods, raw materials, work in process, and other materials and supplies used or consumed in Client's business and goods which are returned to or repossessed by Client.

"Inventory Report" means a report duly executed by an officer of Client appropriately completed and in substantially the form of Exhibit B.

ALedger Debt@ means indebtedness owing by Client to Heller as a result of Heller=s purchases of invoices evidencing sales to Client by Heller Clients.

"Letter of Credit" has the meaning ascribed to that term in Section 3.2 hereof.

"Letter of Credit  Availability" means the sum of (a) Advances  Availability and
(b) Revolving Loan Availability, but in no event in excess of the Letter of Credit Limit less Letter of Credit Reserves.

"Letter of Credit Guaranty" has the meaning ascribed to that term in Section 3.2 hereof.

"Letter of Credit Liability" means the reimbursement and other liabilities of Client with respect to each Letter of Credit, whether contingent or otherwise, including (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by the issuing bank to the extent not reimbursed; and (c) all unpaid interest, fees, and expenses.

"Letter of Credit Limit" means $1,900,000.00.

"Letter of Credit Reserve" means at any time an amount equal to (a) one hundred percent (100%) of the aggregate amount of Letter of Credit Liability with respect to all standby Letters of Credit outstanding at such time, plus (b) fifty percent (50%) of the aggregate amount of Letter of Credit Liability with respect to all documentary Letters of Credit outstanding at such time, plus (c) the aggregate amount theretofore paid by Heller under Letters of Credit and not debited to Client's account, otherwise reimbursed by Client.

"Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

"Loan Documents" means collectively this Agreement, the Revolving Note, the Guaranty, and all other instruments, documents and agreements executed by or on behalf of Client and Corporate Guarantor and delivered concurrently herewith or at any time hereafter to Heller in connection with the Advances or Revolving Loan and other transactions contemplated by this Agreement, all as amended, restated, supplemented, or modified from time to time.

"Loan Party" means, collectively, Client, Client's Subsidiaries, Corporate Guarantor, and any other person (other than Heller) which is or becomes a party to any Loan Document.

"Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets, or condition (financial or otherwise) of any Loan Party on an individual basis or taken as a whole or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Heller to enforce or collect any of the Obligations.

"Maximum Advance Amount" means the lesser of (i) $4,300,000.00 or (ii) (a) the percentage rate for Advances provided for in section 2.2 hereof multiplied by the amount of Eligible Accounts, less (b) any reserves established by Heller hereunder.

"Maximum Obligations" means $4,300,000.00.

"Maximum Revolving Loan Amount" means the lesser of (i) the percentage rate for Revolving Loans provided for in Section 3.1 hereof multiplied by the amount of Eligible Inventory plus the Overformula Facility, if applicable, less any reserves established by Heller hereunder, (ii) the Revolving Loan Maximum, or
(iii) forty percent (40%) of the total of all Advances and Revolving Loans outstanding, less any reserves established by Heller hereunder.

     "Net Amount" means the gross amount of an Account less the discount offered by Client and taken by Heller at the time Heller purchases such Account.

"Non-Approved Account" means (a) an Account with respect to which Heller has not issued a credit approval or has subsequently withdrawn a credit approval or (b) an Approved Account that has been charged back to Client.

"Obligations" means all Revolving Loans, Advances, Indebtedness, debts, liabilities, obligations, covenants, and duties owing by Client to Heller, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, Ledger Debt, and indebtedness arising under any guaranty made by Client for Heller=s benefit or issued by Heller on Client's behalf.

 AOverformula Facility@ means up to $1,500,000 which shall be available to Client in amounts and for periods as set forth in Client=s Projections.

APayment Date@ means the Collection Date or the Approved Payment Date as applicable.

"Projections" means Client's forecasted: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a basis consistent with Client's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

"Purchase Price" means an amount equal to the Net Amount of an Account, less factoring commissions, credits, (including, without limitation, merchandise returns and credit memos) charge backs, allowances, and all other fees and charges provided hereunder.

"Reconciliation Report" means a report duly executed by Client's chief executive officer or chief financial officer appropriately completed and in substantially the form of Exhibit C.

"Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any of Client's shares of any class of stock now or hereafter outstanding, except a stock dividend; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any of Client's shares of any class of stock now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any of Client's class of stock now or hereafter outstanding; and (d) any payment by Client of any management fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

"Revolving  Loan"  means the loans  extended  to  Client by Heller  pursuant  to
Section 3 hereof and any amounts added to the principal balance pursuant to this Agreement.

"Revolving Loan Availability" means the difference between (i) the Maximum Revolving Loan Amount and the (ii) the sum of (a) Revolving Loans outstanding and (b) Letter of Credit Reserves.

"Revolving Loan Maximum" means $2,700,000.00.

AStand-by Letter of Credit@ has the meaning ascribed thereto in Section 6.1(h) of this Agreement.

"Subsidiary" means, with respect to any person, any corporation, association, or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person or a combination thereof.

"Termination Date" means the date described in Section 11.1 hereof.

ATransmission@ means Transmission through Heller=s proprietary system or through Electronic Data Interchange.

"UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York as amended from time to time, and any successor statute.

 AWritten Notice@ means notice given in writing in accordance with Section 15 hereof.

16.2 For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Heller pursuant to this Agreement shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any Accounting Changes (as defined below) shall occur and such changes affect the financial covenants, standards, or terms of this Agreement, then Client and Heller each agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Client's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Client and Heller, (A) all financial covenants, standards, and terms of this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made and (B) Client shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Client; and (b) changes in accounting principles recommended by Client's certified public accountants.

16.3 References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 16.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Documents; references to persons include their respective permitted successors and assigns or, in the case of governmental persons, persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

SECTION 17.                Confidentiality

Heller shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by Client in accordance with Heller=s customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices but may make disclosure to such of its respective affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the facility. If Heller is otherwise a creditor of Client, Heller may use the information in connection with its other credits. Heller may also make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 17. In no event shall Heller be obligated or required to return any materials furnished by Client; provided, however, offeree shall be required to agree that if it does not become an assignee (or participant) it shall return all materials furnished to it by Client in connection herewith.

     WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the Effective

Date.

BREAKING WAVES, INC.

By:
Name:_________________________
Title:
FEIN:

HELLER FINANCIAL, INC.

By:
Name:_______________________________
Title:
Effective Date:

                                                    SCHEDULES

5.3               Compliance Certificate

7.5               Trade styles/names

7.8               Locations

7.15(j)                    Bank Accounts

                                                     EXHIBITS

A                 Borrowing Base Certificate

B                 Inventory Report

C                 Reconciliation Report

                                                   SCHEDULE 7.5

                                               [Trade styles/names]

                                                  Breaking Waves
                                                    All Waves
                                                   Small Waves
                                                   Making Waves
                                                    Huk-A-Poo
                                                 Daffy Waterwear

                                                   SCHEDULE 7.8

                                                   [Locations]

            14 East 60th Street, Suite 402, New York, New York 10022;

         448 West 16th Street, 7th Floor, New York, New York 10011; and

           112 West 34th Street, 11th Floor, New York, New York 10120

     c/o Third Party Enterprises, 15530 Salt Lake Avenue, City of Industry,
                                California 91745

                                                 SCHEDULE 7.15(J)

                                                 [Bank Accounts]

                                                       Exhibit 23.01

                                        Consents of Scarano & Tomaro, P.C.

September 10, 1997

Hollywood Productions, Inc.
448 W. 16th Street, 7th Floor
New York, NY  10011

We hereby consent to the use of our name "as experts", in the "Summary Financial Data" section and the use of our opinion dated March 19, 1997 for Hollywood Productions, Inc. to be included in the Post Effective Amendment No. 2 to Form SB-2 Registration Statement being filed for Hollywood Productions, Inc.

Very truly yours,


\S\ Scarano & Tomaro, P.C.
Scarano & Tomaro, P.C.